UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APPLIED FILMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☑ Fee computed on the table below per Exchange Act Rules 14a-6(i)(1)and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock, without par value, of Applied Films Corporation.

(2)	Aggregate number of securities to which transaction applies:
17,482,446 shares of common stock, which consists of: (i) 15,708,938 shares of common stock issued and outstanding as of May 8, 2006; (ii) 1,752,233 shares of common stock underlying outstanding options to purchase shares of common stock with strike prices below $28.50 as of May 8, 2006; and (iii) 21,275 shares of common stock underlying outstanding stock awards as of May 8, 2006.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.000107 by the underlying value of the transaction of $464,615,599, which has been calculated as the sum of: (a) the product of 15,708,938 issued and outstanding shares of common stock as of May 8, 2006 and the merger consideration of $28.50 per share; plus (b) the product of: (i) 1,752,233 shares of common stock underlying outstanding options to purchase shares of common stock with strike prices below $28.50 as of May 8, 2006; and (ii) the difference between $28.50 per share and the weighted-average exercise price of such options of $19.195 per share; plus (c) the product of 12,250 shares of common stock underlying outstanding stock awards and the merger consideration of $28.50 per share.

(4)	Proposed maximum aggregate value of transaction: $464,358,356

(5)	Total fee paid: $49,686.35

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

APPLIED FILMS CORPORATION
9586 E. I-25 Frontage Road, Suite 200
Longmont, CO 80504
(303) 774-3200
Dear Shareholder:
          We invite you to attend a special meeting of shareholders of Applied Films Corporation (“Applied Films”) to be held at the offices of Applied Films, 9586 E. I-25 Frontage Road, Suite 200, Longmont, Colorado, at 8:00 a.m. local time, on June ___, 2006 (the “Special Meeting”). Holders of record of Applied Films common stock at the close of business on May ___, 2006, will be entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.
          At the Special Meeting, we will ask you to approve the Agreement and Plan of Merger, dated as of May 4, 2006, among Applied Materials, Inc. (“Applied Materials”), Blue Acquisition, Inc., a wholly-owned subsidiary of Applied Materials, and Applied Films (the “merger agreement”). As a result of the merger contemplated by the merger agreement (the “merger”), Applied Films will become a wholly-owned subsidiary of Applied Materials.
          We are also asking you to expressly grant the persons named as proxies in the accompanying proxy statement the discretionary authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement or for any other reason proposed by Applied Films’ board of directors.
          If the merger is completed, you will be entitled to receive $28.50 in cash, without interest and less any applicable tax withholding, for each share of Applied Films common stock that you own, and you will have no ongoing ownership interest in the continuing business of Applied Films. The $28.50 per share being paid in the merger represents a premium of approximately 24% of the $22.97 closing price of Applied Films’ common stock on May 3, 2006, the last trading day before the signing of the merger agreement. We cannot complete the merger unless all of the conditions to the completion of the merger, including the approval of the merger agreement by Applied Films’ shareholders, are satisfied or waived.
          Our board of directors carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, our board of directors has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommended that our shareholders approve the merger agreement.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT.
          The proxy statement attached to this letter provides you with information about the proposed merger and the Special Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Applied Films from documents we have filed with the Securities and Exchange Commission.
          Your vote is very important. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of Applied Films common stock. Whether or not you plan to be present at the Special Meeting, please complete, sign, date and return the enclosed proxy card, or appoint a proxy over the Internet or by telephone, to ensure that your shares are represented at the Special Meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement. If you fail to return your proxy card or if you fail to appoint a proxy over the Internet or telephone, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same the effect as a vote “AGAINST” approval of the merger agreement. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

Sincerely,	Sincerely,

Thomas T. Edman	Richard P. Beck
President and Chief Executive Officer	Chairman of the Board of Directors
The proxy statement is dated May ___, 2006, and is first being mailed to shareholders of Applied Films on or about May ___, 2006.
Neither the United States Securities and Exchange Commission nor
any state securities regulator has approved or disapproved the merger described in the proxy statement or determined if the proxy statement is adequate or accurate. Any representation to the contrary is a criminal offense.

APPLIED FILMS CORPORATION
9586 E. I-25 Frontage Road, Suite 200
Longmont, CO 80504
(303) 774-3200
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On June ___, 2006
Dear Shareholder:
          You are cordially invited to attend the Special Meeting of shareholders of Applied Films Corporation, a Colorado corporation (“Applied Films”), that will be held at the offices of Applied Films at 9586 E. I-25 Frontage Road, Suite 200, Longmont, Colorado, at 8:00 a.m., local time, on June ___, 2006 (the “Special Meeting”), for the following purposes:
          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 4, 2006, by and among Applied Materials, Inc. (“Applied Materials”), Blue Acquisition, Inc., a wholly-owned subsidiary of Applied Materials, and Applied Films (the “merger agreement”);
          2. To consider and vote upon a proposal to grant the persons named as proxies the discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of approval of the merger agreement or for any other reason proposed by Applied Films’ board of directors; and
          3. To transact such other business that may properly come before the Special Meeting or any postponement or adjournment of the Special Meeting.
          The board of directors of Applied Films has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and has unanimously recommended that you approve the merger agreement. The proposal to approve the merger agreement is more fully described in the attached proxy statement, which we urge you to read carefully. The board of directors of Applied Films also recommends that you expressly grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement or for any other reason proposed by Applied Films’ board of directors. We are not aware of any other business to come before the Special Meeting.
          Shareholders of record at the close of business on May ___, 2006 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of Applied Films common stock. All shareholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to be present at the Special Meeting, please complete, sign, date and return the enclosed proxy card, or appoint a proxy over the Internet or by telephone, to ensure that your shares are represented at the Special Meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement. If you fail to return your proxy card or if you fail to appoint a proxy over the Internet or telephone, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same the effect as a vote “AGAINST” approval of the merger agreement. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

          You have the right to dissent from the merger and obtain payment of the fair value of your shares of common stock under the applicable provisions of Colorado law. In order to assert dissenters’ rights, you must give written notice to Applied Films of your intention to demand payment for your shares before the vote is taken on the merger at the Special Meeting and you must not vote your shares in favor of the merger. A copy of the applicable Colorado statutory provision is included as Annex C to the attached proxy statement and a summary of that provision can be found under “The Merger—Dissenters’ Rights” in the attached proxy statement.
          You should not send any certificates representing shares of Applied Films common stock with your proxy card. After the merger is completed, you will be sent written instructions regarding the procedure for exchanging your shares of Applied Films common stock for the cash merger consideration.

By Order of the Board of Directors

Lawrence D. Firestone,
Chief Financial Officer, Senior Vice President,
Treasurer, and Secretary
Longmont, Colorado
May ___, 2006

SUMMARY
Applied Films Corporation
Applied Materials, Inc. and Blue Acquisition, Inc.
The Merger
Merger Consideration
Treatment of Applied Films Stock Options and Stock Awards
Market Price
Recommendation to Applied Films’ Shareholders
Reasons for the Merger
Opinion of Applied Films’ Financial Advisor
Interests of Our Directors and Executive Officers in the Merger
Material United States Federal Income Tax Consequences
Antitrust Matters
The Special Meeting of Applied Films’ Shareholders
The Merger Agreement
QUESTIONS AND ANSWERS ABOUT THE MERGER
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANIES
Applied Films Corporation
Applied Materials, Inc.
Blue Acquisition, Inc.
THE SPECIAL MEETING
Date, Time and Place
Purpose of the Special Meeting
Record Date; Stock Entitled to Vote; Quorum
Vote Required
Voting of Proxies
Voting Over the Internet or by Telephone
Revocability of Proxies
Solicitation of Proxies
THE MERGER
Background of the Merger
Reasons for the Merger and the Recommendation of the Board of Directors
Opinion of Applied Films’ Financial Advisor
Recommendation of the Board of Directors
Interests of Our Directors and Executive Officers in the Merger
Dissenters’ Rights
Delisting and Deregistration of Our Common Stock
Material United States Federal Income Tax Consequences of the Merger
Antitrust Matters
THE MERGER AGREEMENT
Merger Consideration
Conversion of Shares; Procedures for Exchange of Certificates
Effect on Applied Films Stock Options
Effect on Applied Films Stock Awards
Effect on Applied Films Employee Stock Purchase Plan
Effective Time of the Merger
Representations and Warranties
Covenants
Conditions to the Merger
Termination of the Merger Agreement
Fees and Expenses
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MARKET FOR THE COMMON STOCK; DIVIDEND DATA
OTHER MATTERS
Adjournments
Shareholder Proposals
Where You Can Find More Information

ANNEX A	AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 4, 2006 BY AND AMONG APPLIED MATERIALS, INC., BLUE ACQUISITION, INC. AND APPLIED FILMS CORPORATION
ANNEX B	OPINION OF CITIGROUP GLOBAL MARKETS, INC.
ANNEX C	ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT

Preliminary Copies
SUMMARY
          This summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. To fully understand the merger contemplated by the merger agreement and for a more complete description of the merger agreement, you should carefully read this entire proxy statement and the documents to which we refer. See “Other Matters—Where You Can Find More Information” (page 47). We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.
Applied Films Corporation (page 8). Applied Films is a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, architectural glass, solar cell, consumer products packaging and electronics industries. Our deposition systems are used to deposit thin films that enhance the characteristics of a base substrate such as silicon, glass, plastic, paper, or foil. Our common stock is quoted on the NASDAQ National Market under the symbol “AFCO.”
Applied Materials, Inc. and Blue Acquisition, Inc. (page 8). Applied Materials develops, manufactures, markets, and services integrated circuit fabrication equipment, providing nanomanufacturing technology solutions for the global semiconductor industry. Customers for these products include semiconductor wafer manufacturers and integrated circuit manufacturers, which either use the integrated circuits they manufacture in their own products or sell them to other companies for use in advanced electronic components. Applied Materials’ wholly-owned subsidiary, AKT, Inc., supplies plasma enhanced chemical vapor deposition (PECVD) systems to the flat panel display industry. Blue Acquisition, Inc. is a newly-formed, wholly-owned subsidiary of Applied Materials created specifically for the purpose of participating in the merger.
The Merger (page 12). Under the merger agreement, Blue Acquisition, Inc. will merge with and into Applied Films. After the completion of the merger, Applied Materials will own all of our outstanding stock. Our shareholders will receive cash in the merger in exchange for their shares of Applied Films common stock.
Merger Consideration (page 31). If the merger is completed, you will receive $28.50 in cash, without interest and subject to any applicable withholding taxes, in exchange for each share of Applied Films common stock that you own. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Applied Films’ shareholder.
Treatment of Applied Films Stock Options and Stock Awards (page 32). At the effective time of the merger, all Applied Films stock options outstanding and unexercised immediately prior to the effective time of the merger, whether or not vested, will be converted into and become options to purchase Applied Materials common stock. At the effective time of the merger, all Applied Films stock awards outstanding and unvested immediately prior to the effective time of the merger will be converted into and become a stock award of Applied Materials common stock.
Market Price (page 46). Applied Films common stock is listed on the NASDAQ National Market under the ticker symbol “AFCO.” On May 3, 2006, the last full trading day prior to the public announcement of the merger, Applied Films common stock closed at $22.97 per share. On May ___, 2006, the last full trading day prior to the date of this proxy statement, Applied Films common stock closed at $______ per share. Our stock price can fluctuate broadly even over short periods of time. It is impossible to predict the actual price of our common stock immediately prior to the completion of the merger.
Recommendation to Applied Films’ Shareholders (page 25). Our board of directors has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement.

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Preliminary Copies
Reasons for the Merger (page 15). In the course of reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors considered a number of factors in its deliberations. Those factors are described below in this proxy statement.
Opinion of Applied Films’ Financial Advisor (page 18). In deciding to adopt the merger agreement, our board of directors considered the opinion of Citigroup Global Markets Inc. or Citigroup, our financial advisor in connection with the merger, delivered to our board of directors in writing on May 3, 2006, that as of May 3, 2006 and based upon and subject to the various factors, qualifications, considerations, limitations and assumptions set forth in the Citigroup opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of our common stock.
The full text of that opinion, which sets forth the assumptions made, matters considered, factors, limitations and qualifications on the review undertaken by Citigroup in connection with its opinion, is attached as Annex B to this proxy statement. We urge Applied Films’ shareholders to read the opinion carefully and in its entirety. Citigroup provided its opinion for the information and assistance of our board of directors in connection with our board of directors consideration of the merger. The Citigroup opinion is not a recommendation, and Citigroup makes no recommendation, to any shareholder regarding how such shareholder should vote on any matters relating to the merger.
Interests of Our Directors and Executive Officers in the Merger (page 25). In considering the recommendation of our board of directors in favor of the approval of the merger agreement, you should be aware that the completion of the merger will result in benefits to our directors and executive officers that are not available to our shareholders generally, including the following: (i) cash severance payments and other benefits to Thomas T. Edman and Lawrence D. Firestone if their employment is terminated under certain circumstances before or within two years following the closing of the merger for Mr. Edman and before or within two years following execution of the merger agreement for Mr. Firestone; (ii)  the acceleration as of the execution of the merger agreement of unvested options held by Mr. Edman and Mr. Firestone, although Mr. Edman has agreed not to exercise any of those options until the closing of the merger; (iii) cash severance payments to Joachim Nell and Jang-Ho Bae if their employment is terminated under certain circumstances; (iv) possible cash retention bonus payments and grants of equity-based incentives of Applied Materials to our executive officers as part of employment agreements being negotiated with Applied Materials; (v) continuation of certain indemnification and insurance arrangements for our directors and executive officers; and (vi) on May 3, 2006, the acceleration of the vesting of stock options of our directors and the secretary of our board of directors, which options would not have vested until October 2006; however, the directors and the secretary to the board will not exercise any option until a date occurring after approval of the merger agreement by the Applied Films’ shareholders and prior to the closing of the merger to be agreed upon by Applied Materials.
Material United States Federal Income Tax Consequences (page 28). The merger will be taxable to shareholders for United States federal income tax purposes. Generally, this means that you will recognize taxable gain or loss equal to the difference between the cash you receive in the merger and your adjusted tax basis in your shares of Applied Films common stock. Tax matters can be complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.
Antitrust Matters (page 30). The Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. On May 5, 2006, both parties filed their notifications under the HSR Act. On May 15, 2006, the parties received notice that the applicable waiting period under the HSR Act has been terminated.
Similar laws in Germany, the Republic of China (Taiwan) and the Peoples’ Republic of China impose similar requirements. The Korean Fair Trade Commission will be notified of the merger in a post-closing filing. Both Applied Materials and Applied Films will file the required notifications in the foreign jurisdictions identified above.
The Special Meeting of Applied Films’ Shareholders (page 9).
          Time, Date and Place. The Special Meeting will be held to consider and vote upon the proposal to approve the merger agreement and the proposal to grant to the persons named as proxies the discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of approval

2.

Preliminary Copies
of the merger agreement or for any other reason proposed by Applied Films’ board of directors, at the offices of Applied Films at 9586 E. I-25 Frontage Road, Longmont, Colorado, at 8:00 a.m., local time, on June ___, 2006.
          Record Date and Voting Power. You are entitled to vote at the Special Meeting if you owned shares of Applied Films common stock at the close of business on May ___, 2006, the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Applied Films common stock you owned at the close of business on the record date. There are ______shares of Applied Films common stock entitled to vote at the Special Meeting.
          Procedure for Voting. To vote, you can: (i) complete, sign, date and return the enclosed proxy card; (ii) appoint a proxy over the Internet or by telephone; or (iii) attend the Special Meeting and vote in person. If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares without instruction from you. Failure to instruct your broker to vote your shares will have the same effect as a vote “AGAINST” approval of the merger agreement.
          Required Vote. The approval of the merger agreement requires the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of Applied Films common stock at the close of business on the record date. The proposal to grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of approval of the merger agreement, or for any other reason proposed by Applied Films’ board of directors, requires the votes cast favoring such proposal exceed the votes cast opposing such proposal at the Special Meeting.
The Merger Agreement (page 31).
          Limitation on Considering Other Takeover Proposals. While the merger is pending, we have agreed not to solicit, initiate, induce, facilitate or encourage a business combination or similar transaction with another party; not to furnish to another party any nonpublic information regarding us or our subsidiaries in connection with any business combination or similar transaction; not to engage in discussions or negotiations with another party regarding a business combination or similar transaction; not to approve, endorse or recommend any other business combination or similar transaction, and not to enter into a letter of intent or similar document contemplating or otherwise relating to any business combination or similar transaction; except under specified circumstances set forth in the merger agreement.
          Conditions to the Merger. The obligations of both Applied Films and Applied Materials to complete the merger are subject to the satisfaction or waiver of the conditions set forth in the merger agreement.
          Termination of the Merger Agreement. Applied Films and Applied Materials can terminate the merger agreement under the circumstances set forth in the merger agreement.
          Termination Fee. The merger agreement requires us to reimburse Applied Materials its expenses of up to $3,000,000 if the merger agreement is terminated under specified circumstances and requires us to pay Applied Materials a termination fee in the amount of $18,100,000 if the merger agreement is terminated under other specified circumstances described in the merger agreement, including circumstances involving a business combination or similar transaction with another party. These circumstances are described below in the proxy statement.

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Preliminary Copies
QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What will happen to Applied Films as a result of the merger?

A:	If the merger is completed, Applied Films will become a wholly-owned subsidiary of Applied Materials.

Q:	Does our board of directors recommend approval of the merger agreement?

A:	Yes. Our board of directors unanimously recommends that our shareholders vote “FOR” approval of the merger agreement. Our board of directors considered many factors in deciding to recommend the approval of the merger agreement. These factors are described below in this proxy statement.

Q:	What will happen to my shares of Applied Films common stock after the merger?

A:	At the effective time of the merger, each outstanding share of Applied Films common stock will automatically be canceled and will be converted into the right to receive $28.50 in cash, without interest and subject to any applicable withholding taxes, assuming the shareholder has not properly exercised dissenters’ rights under applicable Colorado law.

Q:	Will I own any shares of Applied Films common stock after the merger or Applied Materials common stock as a result of the merger?

A:	No. You will be paid cash for your shares of Applied Films common stock. Our shareholders will not receive (nor do our shareholders have the option to receive) any Applied Materials common stock in exchange for their shares.

Q:	What happens to Applied Films stock options and stock awards in the merger?

A:	At the effective time of the merger, all Applied Films stock options outstanding and unexercised immediately prior to the effective time of the merger, whether or not vested, will be converted into and become options to purchase Applied Materials common stock. At the effective time of the merger, all Applied Films stock awards outstanding and unvested immediately prior to the effective time of the merger shall be converted into and become a stock award of Applied Materials common stock.

Q:	Will the merger be taxable to me?

A:	Generally, yes. For United States federal income tax purposes, you generally will recognize a taxable gain or loss as a result of the merger measured by the difference, if any, between the total amount of cash you receive in the merger for your shares of Applied Films common stock and your aggregate adjusted tax basis in those shares. This gain or loss will be long-term capital gain or loss if you have held your shares of Applied Films common stock as a capital asset (generally, property held for investment) for more than one year as of the date of the completion of the merger, but could be subject to alternative minimum tax. You should read “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page ___for a more complete discussion of the United States federal income tax consequences of the merger.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope or appoint a proxy over the Internet or by telephone as soon as possible so that your shares can be voted at the Special Meeting.

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Preliminary Copies

Q:	What happens if I do not return a proxy card or otherwise appoint a proxy?

A:	The failure to return your proxy card (or to appoint a proxy over the Internet or by telephone or to vote in person) will have the same effect as voting “AGAINST” approval of the merger agreement.

Q:	May I vote in person?

A:	Yes. You may vote in person at the Special Meeting, rather than signing and returning your proxy card or appointing a proxy over the Internet or by telephone, if you own shares in your own name. However, we encourage you to return your signed proxy card, or appoint a proxy over the Internet or by telephone, to ensure that your shares are voted. You may also vote in person at the Special Meeting if your shares are held in “street name” through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the Special Meeting. You may also be asked to present photo identification for admittance to the Special Meeting.

Q:	May I appoint a proxy over the Internet or by telephone?

A:	Yes. You may appoint a proxy over the Internet or by telephone by following the instructions included in these materials.

Q:	May I revoke my proxy or change my vote after I have mailed my signed proxy card or otherwise appointed a proxy?

A:	Yes. You may change your vote at any time before your shares are voted at the Special Meeting. You can do this in one of four ways. First, you can send a written, dated notice to our corporate secretary stating that you would like to revoke your proxy. Second, you can complete, sign, date and submit a new proxy card. Third, you can submit a subsequent proxy over the Internet or by telephone. Fourth, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” approval of the merger agreement.

Q:	Am I entitled to dissenters’ rights?

A:	Yes. You have the right to dissent from the merger and obtain payment of the fair value of your shares of common stock under the applicable provisions of Colorado law. In order to assert dissenters’ rights, you must give written notice to Applied Films of your intention to demand payment for your shares before the vote is taken on the merger at the Special Meeting and you must not vote your shares in favor of the merger. A copy of the applicable Colorado statutory provision is included as Annex C to this proxy statement and a summary of that provision can be found under “The Merger—Dissenters’ Rights.”

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent written instructions regarding the procedure for exchanging your shares of Applied Films common stock for the merger consideration of $28.50 in cash, without interest and less any applicable withholding taxes, for each share of Applied Films common stock.

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Preliminary Copies

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as possible. In addition to obtaining shareholder approval, we must obtain applicable antitrust approvals and all other closing conditions must be satisfied or waived. We cannot assure you that all conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the cash consideration for my shares of Applied Films common stock?

A:	After the merger is completed, you will receive written instructions, including a letter of transmittal that explains how to exchange your shares for the cash consideration payable in the merger. When you properly return and complete the required documentation described in the written instructions, you will receive from the paying agent the cash consideration for your shares.

Q:	Who can help answer my additional questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have additional questions about the merger, including with respect to the procedures for voting your shares, you should contact us, as follows:
Applied Films Corporation
Attention: Chief Financial Officer
9586 E. I-25 Frontage Road, Suite 200
Longmont, CO 80504
Telephone: (303) 774-3200
Internet: http://www.appliedfilms.com

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Preliminary Copies
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
          This proxy statement contains “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated completion of the merger and the expected benefits of the merger, including growth opportunities in existing and emerging markets, technology leadership and improved product capabilities. You can identify these forward looking statements by the use of such words as “will,” “expect,” “plans,” “believes,” “estimates,” “intend,” “continue,” or the negative of such terms, or other comparable terminology. Forward looking statements also include the assumptions underlying or relating to any of the foregoing statements.
          Our actual results could differ materially from the expectations expressed in these statements. Factors that could cause actual results to differ include, but are not limited to, the risk that required regulatory approvals or shareholder approval might not be obtained in a timely manner, or at all; the inability to satisfy all closing conditions in the merger agreement; unanticipated expenditures related to the merger; difficulties in attracting or retaining customers or employees as a result of signing the merger agreement; risks of unforeseen material adverse changes to the business or operations of Applied Films; risks that the merger disrupts current plans, operations, and technology and product development efforts; the risk that our business will be materially and adversely affected and our stock price will likely decline if the merger is not completed; and the other risks described in our Securities Exchange Commission, or the SEC, reports (including our annual report on Form 10-K for the fiscal year ended July 2, 2005, and our quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2006). We assume no obligation to update any forward-looking statements included in this proxy statement.

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THE COMPANIES
Applied Films Corporation
          We are a leading provider of thin film deposition equipment to diverse markets such as flat panel display, architectural glass, solar cell, consumer products packaging and electronics industries. Our deposition systems are used to deposit thin films that enhance the characteristics of a base substrate, such as silicon, glass, plastic, paper, or foil. These thin films provide conductive, electronic, reflective, filter, barrier, and other properties that are critical elements of our customers’ products. Our thin film deposition systems provide our customers with high yield and throughput, flexible modular configurations, and innovative coating and process technologies. Our common stock is quoted on the NASDAQ National Market under the symbol “AFCO.” We are incorporated under the laws of the state of Colorado. Our executive offices are located at 9586 E. I-25 Frontage Road, Suite 200, Longmont, Colorado 80504. Our telephone number is (303) 774-3200. Our website is www.appliedfilms.com. Information contained on our website does not constitute a part of this proxy statement.
Applied Materials, Inc.
          Applied Materials develops, manufactures, markets, and services integrated circuit fabrication equipment, providing nanomanufacturing technology solutions for the global semiconductor industry. Customers for these products include semiconductor wafer manufacturers and integrated circuit manufacturers, which either use the integrated circuits they manufacture in their own products or sell them to other companies for use in advanced electronic components. Applied Materials’ wholly-owned subsidiary, AKT, Inc., supplies plasma enhanced chemical vapor deposition (PECVD) systems to the flat panel display industry. Founded in 1967, Applied Materials is incorporated in the State of Delaware. Applied Materials’ executive offices are located at 3050 Bowers Avenue, Santa Clara, California 95052-8039. Applied Materials’ telephone number is (408) 727-5555 and its website is www.appliedmaterials.com. This website address is intended to be an inactive textual reference only and none of the information contained on Applied Materials’ website is a part of, nor incorporated by reference in, this proxy statement.
Blue Acquisition, Inc.
          Blue Acquisition, Inc., or Merger Sub, is a newly-formed, wholly-owned subsidiary of Applied Materials and has not engaged in any business activity other than in connection with the merger. Merger Sub has been formed specifically for the purpose of participating in the merger. Merger Sub is incorporated under the laws of the state of Colorado. Merger Sub’s executive offices are located at 3050 Bowers Avenue, Santa Clara, California 95052-8039. Merger Sub’s telephone number is (408) 727-5555. Merger Sub does not have a website.

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THE SPECIAL MEETING
          We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the Special Meeting.
Date, Time and Place
          The Special Meeting will be held at the offices of Applied Films at 9586 E. I-25 Frontage Road, Suite 200, Longmont, Colorado, at 8:00 a.m., local time, on June ___, 2006.
Purpose of the Special Meeting
          You will be asked at the Special Meeting to vote on the approval of the merger agreement. Based on its review, our board of directors has unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, determined that it is advisable and in the best interests of Applied Films and its shareholders that Applied Films enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, directed that the merger agreement be submitted to a vote for approval at the Special Meeting, and recommended that our shareholders approve the merger agreement. At the Special Meeting, you will also be asked to vote on a proposal to grant to persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting proxies to vote in favor of approval of the merger agreement or for any other reason proposed by Applied Films’ board of directors.
Record Date; Stock Entitled to Vote; Quorum
          Only holders of record of Applied Films common stock at the close of business on May ___, 2006, the record date, are entitled to notice of and to vote at the Special Meeting. At the close of business on the record date, approximately                      shares of Applied Films common stock were issued and outstanding and such shares were held by approximately ___ holders of record. A quorum will be present at the Special Meeting if a majority of the issued and outstanding shares of Applied Films common stock entitled to vote on the matters presented at the Special Meeting are represented in person or by proxy at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies if the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Special Meeting approve an adjournment. Holders of record of Applied Films common stock at the close of business on the record date are entitled to one vote per share at the Special Meeting on each proposal presented.
Vote Required
          The approval of the merger agreement requires the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of Applied Films common stock at the close of business on the record date. The approval of the proposal to grant authority to vote to adjourn the Special Meeting requires the votes cast favoring such proposal exceed the votes cast opposing such proposal at the Special Meeting.
Voting of Proxies
          All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” approval of the merger agreement and “FOR” approval of the proposal to grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary.
          To vote, please complete, sign, date and return the enclosed proxy card; or, to appoint a proxy over the Internet or by telephone, follow the instructions provided below. If you attend the Special Meeting and wish to vote in person,

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you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.
          Shares of Applied Films common stock represented at the Special Meeting but not voted, including shares of Applied Films common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.
          Only shares affirmatively voted “FOR” approval of the merger agreement, including properly executed proxies that do not contain specific voting instructions, will be counted in favor of that proposal. If you properly execute a proxy card, appoint a proxy over the Internet or by telephone or attend the Special Meeting in person, but abstain from voting, it will have the same effect as a vote “AGAINST” approval of the merger agreement and will have no effect on the proposal to grant authority to vote to adjourn the Special Meeting, if necessary. If you do not properly execute a proxy card, do not appoint a proxy over the Internet or by telephone and do not attend the Special Meeting in person, it will have the same effect as a vote “AGAINST” approval of the merger agreement and will have no effect on the proposal to grant authority to vote to adjourn the Special Meeting, if necessary.
          Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” approval of the merger agreement and will have no effect on the proposal to grant authority to vote to adjourn the Special Meeting, if necessary.
          We do not expect that any matter other than the proposal to approve the merger agreement and the proposal to grant authority to vote to adjourn the Special Meeting, if necessary, will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of our shareholders.
Voting Over the Internet or by Telephone
          You may also grant a proxy to vote your shares over the Internet or by telephone. The law of Colorado, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy sets forth or is transmitted with written evidence from which the inspector of election can determine that such proxy was transmitted or authorized by the shareholder.
          The Internet and telephone voting procedures described below are designed to authenticate shareholders’ identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders granting a proxy to vote over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.
For Shares Registered in Your Name
          Shareholders of record may grant a proxy to vote shares using a touch-tone telephone by calling                      and following the recorded instructions. Shareholders of record may also grant a proxy to vote shares over the Internet. To grant a proxy over the Internet, go to http://www.                    .com to complete an

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electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your proxy must be received by 11:59 p.m., Mountain Time, on June ___, 2006 to be counted.
For Shares Registered in the Name of a Broker or Bank
          Most beneficial owners whose stock is held in street name receive instructions for authorizing votes by their banks, brokers or other agents, rather than from our proxy card. You may vote over the Internet or by telephone as instructed by your broker or bank by going to the website or calling the telephone number shown on the instruction form received from your broker or bank.
General Information for All Shares Voted Over the Internet or by Telephone
          Proxies granted over the Internet or by telephone must be received by 11:59 p.m., Mountain Time, on June ___, 2006. Submitting your proxy over the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.
Revocability of Proxies
          The grant of a proxy on the enclosed proxy card, over the Internet or by telephone does not preclude a shareholder from voting in person at the Special Meeting. You may revoke your proxy at any time before the shares reflected on your proxy card (or with respect to which you have appointed a proxy over the Internet or by telephone) are voted at the Special Meeting by:
•	filing with our corporate secretary a properly executed and dated revocation of proxy;

•	submitting a properly completed, executed and dated proxy card to our corporate secretary bearing a later date;

•	submitting a subsequent proxy over the Internet or by telephone; or

•	appearing at the Special Meeting and voting in person.
          Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.
Solicitation of Proxies
          All proxy solicitation costs will be borne by us. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from shareholders by telephone or other electronic means or in person. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions. We also intend to retain the services of a paid solicitor, Georgeson Shareholder, to solicit proxies. We anticipate that the fees of such solicitor will be approximately $10,000 plus expenses and will be paid by Applied Films.
          You should not send your stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of Applied Films common stock certificates will be mailed to our shareholders as soon as practicable after completion of the merger.

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THE MERGER
          The discussion under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” summarizes the material terms of the merger. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the merger agreement and the other documents referred to herein carefully for a more complete understanding of the merger.
Background of the Merger
          As a regular part of our business, from time to time we have considered opportunities to expand and strengthen our technology, products, research and development capabilities and distribution channels, including opportunities through strategic acquisitions, business combinations, investments, licenses, development agreements and joint ventures. These considerations have included whether it would be in the best interests of Applied Films and our shareholders to continue as a separate company and expand through organic growth, acquisitions or a combination of the two, or to combine with or be acquired by another company.
          In August and December 2003, Applied Films and a subsidiary of Applied Materials discussed a potential business combination. Those discussions never reached beyond a preliminary level and were subsequently abandoned.
          In the fall of 2005, Thomas Edman, our President and Chief Executive Officer, met with Michael Splinter, President and Chief Executive Officer, Applied Materials, to explore a business combination. In November 2005, we entered into a non-disclosure agreement with Applied Materials. At a meeting in November 2005, Mr. Edman, together with Lawrence Firestone, our Senior Vice President and Chief Financial Officer, Joachim Nell, our Executive Vice President, Worldwide Sales and Marketing, and James Scholhamer, our Senior Vice President — Operations, R&D and Design, made a presentation to and met with George Davis, Group Vice President, Corporate Business Development, Applied Materials, and other representatives of Applied Materials’ Corporate Business Development team.
          In January 2006, Messrs. Edman, Firestone and Scholhamer made another presentation to, and met with, Mr. Davis, Greg Psihas, Managing Director, Corporate Business Development, Applied Materials, Brad Hansen, Vice President and General Manager, Planarization and Plating Products, Applied Materials, and other representatives of Applied Materials, to further discuss a potential transaction. On January 31, 2006, Mr. Davis told Mr. Edman that Applied Materials would be interested in considering the possible acquisition of our company for $27.00 per share. Later that day, Applied Materials presented us with a transaction term sheet, contemplating the acquisition of Applied Films by Applied Materials through a merger with a proposed cash merger consideration of $27.00 per share.
          At our regularly scheduled meeting of the board of directors on February 1 and February 2, 2006, Mr. Edman distributed to our board of directors the proposed term sheet and a presentation relating to our acquisition and divesture strategy. Our board of directors reviewed this presentation and discussed alternative strategies, including in the context of our market opportunities, our ability to develop technologies and markets, the risks for various technologies, products and strategies (both in the markets we currently serve and other potential markets) and our strengths, weaknesses, opportunities and threats. Our board of directors also discussed the strategic fit Applied Materials presented in these contexts.
          At that same meeting, our board of directors reviewed and discussed a preliminary report by our financial advisor, Citigroup, analyzing Applied Materials’ proposal, comparing the value of the proposal to other valuation metrics applicable to us, showing recent transaction comparisons and analyzing the reasons either we or Applied Materials would engage in a business combination. After the presentation of the report by the Citigroup representatives attending the meeting and discussions with Citigroup, our board continued to discuss Applied Materials’ proposal, including the proposed merger consideration and the other provisions contained in the term sheet.

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Our outside counsel, Varnum, Riddering Schmidt & Howlett LLP, or Varnum, was present at the meeting and preliminarily outlined the obligations of the board of directors in connection with a possible transaction.
          At the continuation of the meeting the following day, February 2, 2006, our board of directors considered additional material prepared by Citigroup concerning valuation, negotiation strategy and counterproposal alternatives, and had further discussions with Citigroup. The board requested Citigroup to provide additional information at a special board meeting scheduled for the following week.
          On February 7, 2006, our board of directors met again, together with representatives from Citigroup and Varnum. Citigroup provided additional information concerning the value of our common stock. Varnum briefed the directors on the proper process for proceeding with a possible transaction, specifically focusing on the duties of the directors in a cash transaction. Our board of directors then discussed the reasons to consider and not to consider a business combination, sale of the company or similar transaction, whether to proceed with a possible transaction with Applied Materials and, if we did proceed, the appropriate value for our common stock. Thereafter, the board authorized Mr. Edman to negotiate with Applied Materials to attempt to achieve a price above $30.00 per share.
          Following the February 7, 2006 meeting, Mr. Edman contacted Mr. Davis to further discuss the proposed transaction and the proposed merger consideration. Between February 7, 2006 and February 12, 2006, discussions continued between Mr. Edman and Mr. Davis regarding the merger consideration and issues relating to retention of management. During such discussions, Mr. Edman proposed a purchase price in the range of $30.00 per share. Mr. Edman also informed Mr. Davis that he was not prepared to present to our board of directors a proposed price below $29.00 per share. On February 12, 2006, Applied Materials increased its proposal to $27.50 per share.
          Between February 12, 2006 and March 1, 2006, at the request of Applied Materials, representatives of Morgan Stanley, Applied Materials’ financial advisor in connection with the merger, had several conversations with representatives of Citigroup to discuss valuation issues. During such conversations, Citigroup reiterated Applied Films’ proposal for a purchase price of $30.00 per share and Mr. Edman’s statements to Applied Materials that he was not prepared to present to our Board a proposed price below $29.00. Between February 12, 2006 and February 28, 2006, representatives of Applied Films provided representatives of Applied Materials with additional information with respect to Applied Films’ order outlook and operations. On February 28, 2006, Applied Materials increased its proposal to $27.75 per share.
          Our board of directors met on February 8, 2006, February 17, 2006 and March 2, 2006. At each of these meetings, our board discussed the status of the negotiations, our prospects as an independent company and the proposed price and key terms of a transaction with Applied Materials. The board also reviewed additional analyses presented by Citigroup. Varnum was present at each of these meetings. After discussions concerning valuation of Applied Films at the March 2, 2006 meeting, the board of directors determined not to accept Applied Materials’ proposal of $27.75 and instructed Mr. Edman to have a discussion with Mr. Splinter to communicate the position of the board of directors and propose a purchase price of $29.00 per share.
          Mr. Edman contacted Mr. Splinter on March 6, 2006, to inform him of the board’s position. After further negotiation and discussion, on March 8, 2006, representatives of Citigroup contacted representatives of Morgan Stanley proposing a purchase price of $28.75 per share on our behalf. From March 8, 2006 to March 13, 2006, discussions occurred between representatives of Citigroup on our behalf and representatives of Morgan Stanley on behalf of Applied Materials, with respect to the terms of the proposed transaction, valuation matters and management transition, opportunities and possible incentive compensation. On March 13, 2006, representatives of Applied Films conveyed to representatives of Applied Materials that our board would not accept a proposal below $28.50 per share.

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          On March 16, 2006, Mr. Splinter contacted Mr. Edman and increased Applied Materials’ proposal to $28.50 per share and Messrs. Edman, Firestone and Davis then had preliminary discussions on issues of due diligence, confidentiality, integration and management transition and opportunities.
          Our board of directors met on March 17, 2006, and considered Applied Materials’ revised proposal, our other strategic alternatives, protection of our employees if there was a transaction, due diligence requirements, timing of completing a transaction, the need for confidentiality during the process and our exposure once a transaction was announced. A representative of Varnum was present at the meeting and participated in the discussion. The directors also reviewed and discussed additional information from Citigroup on the valuation of Applied Films and a comparison of the premium over our existing stock price to those paid in other transactions. After deliberation, the board of directors authorized Mr. Richard Beck, chairman of our board of directors, and Messrs. Edman and Firestone, together with Varnum and Citigroup, to negotiate a term sheet for a transaction including the $28.50 per share price for the board of directors’ consideration, and specifically authorized Mr. Beck to negotiate all provisions dealing with any proposed arrangements between Applied Materials and Messrs. Edman and Firestone.
          On March 20 and 21, 2006, our authorized representatives, and representatives of Varnum and Citigroup, met with Messrs. Davis, Psihas and Hansen of Applied Materials, Mark Pinto, Senior Vice President, Chief Technology Officer and General Manager New Business and New Products, Applied Materials, representatives of Cooley Godward LLP, Applied Materials’ outside legal counsel, and representatives of Morgan Stanley to discuss terms and conditions of the proposed transaction as well as potential employment arrangements and other employment matters. Through the remainder of that week, the provisions of the term sheet were revised, and a term sheet was presented to our board of directors at its meeting on March 24, 2006.
          At the March 24, 2006 meeting of our board of directors, the directors reviewed and discussed Citigroup’s valuation reports and, together with a representative of Varnum, reviewed the provisions of the term sheet, an amendment to the non-disclosure agreement and a no-shop agreement. Our board of directors then approved the term sheet, the amendment to the non-disclosure agreement and the no-shop agreement (with the amendment to the non-disclosure agreement and the no-shop agreement being executed within the next few days) and authorized management, Varnum and Citigroup to proceed with due diligence and to negotiate a merger agreement and other definitive documents, based upon that term sheet, for presentation to and review and, if appropriate, approval by the board of directors.
          From March 31, 2006 through May 3, 2006, representatives of Applied Materials, Cooley Godward LLP and other advisors to Applied Materials conducted due diligence, including access to documents through an electronic data room, discussions with members of our executive management team and visits to our facilities in Germany, California, and Taiwan. During that same period, Messrs. Edman, Beck and Firestone, together with representatives of Varnum, negotiated the terms of the merger agreement with Messrs. Davis, Psihas and Scott Harlan, counsel to Corporate Business Development, Applied Materials, and representatives of Cooley Godward LLP. During the same period, we and our counsel prepared disclosure schedules to the merger agreement.
          On April 14, 2006, our board of directors held another meeting to review the progress of the negotiations with Applied Materials, to discuss with management and Varnum the terms and conditions and other issues being negotiated, and to review Citigroup valuation presentations.
          At our regularly scheduled board of directors meeting on April 27 and April 28, 2006, our directors discussed the proposed transaction. A representative of Varnum reviewed the terms of the then most current draft merger agreement in detail and discussed unresolved issues. The board also received another presentation from Citigroup.
          At a special meeting of our board of directors held on May 3, 2006, our board received a presentation from a representative of Varnum on the final changes to the merger agreement, received a presentation from Citigroup and received a written opinion from Citigroup that as of May 3, 2006 and based upon and subject to the various factors,

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qualifications, considerations, assumptions and limitations set forth in the Citigroup opinion, the merger consideration to be received by our shareholders pursuant to the merger agreement was fair, from a financial point of view, to our shareholders. After discussion of the proposed transaction with management, Varnum and Citigroup, and having deliberated regarding the terms of the proposed transaction, our board (i) unanimously determined the merger was advisable and fair to, and in the best interest of, our company and our shareholders, (ii) adopted and approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement, (iii) authorized execution of the merger agreement, (iv) recommended approval of the merger agreement to our shareholders, (v) directed the merger agreement be submitted to our shareholders for approval, and (vi) authorized the officers to take all action necessary to consummate the merger.
          On May 4, 2006, prior to the opening of the NASDAQ market, the parties executed the merger agreement and announced the merger.
Reasons for the Merger and the Recommendation of the Board of Directors
          The board of directors unanimously determined that the merger and the merger agreement were fair to, and in the best interests of, Applied Films’ shareholders, adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended that Applied Films’ shareholders vote to approve the merger agreement.
          In the course of reaching that determination and recommendation, our board of directors considered a number of potentially positive factors in its deliberations, including the following:
•	the belief that we obtained the highest price per Applied Films share that Applied Materials was willing to pay and that the merger consideration was equal to or higher than would be reasonably available from any potential acquirer with any reasonable degree of assurance that the transaction would be completed;

•	the fact that the merger consideration of $28.50 per Applied Films share represented a 24.1% premium to the closing trading price of our common stock ($22.97) on May 3, 2006; and a 36.1% premium over the preceding one month average and a 41.1% premium over the preceding three month average to the closing trading price of our common stock;

•	the fact that the average premiums over market price in public transactions has declined over the past four years;

•	the fact that the merger consideration is all cash, which provides certainty of value to our shareholders;

•	the likelihood that the merger would be consummated, the absence of a financing condition in the merger agreement to Applied Materials’ obligation to complete the merger, and the fact that Applied Materials has more than sufficient cash to fund the merger consideration;

•	the business, market and execution risks associated with remaining independent and successfully implementing a growth strategy;

•	the opinion of Citigroup delivered to the board of directors on May 3, 2006, to the effect that, as of May 3, 2006, based upon and subject to the various factors, qualifications, considerations, limitations and assumptions set forth in its opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (the full text of the written opinion setting forth the assumptions made, matters considered and factors, limitations and qualifications in connection with the opinion is attached to this proxy statement as Annex B, which shareholders are urged to read in its entirety);

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•	the fact that our board of directors, in the exercise of its fiduciary duties, would be permitted in accordance with the terms of the merger agreement to authorize Applied Films’ management to provide information to and engage in negotiations with a third party following receipt of a bona fide written unsolicited proposal or offer that our board of directors determines in good faith is reasonably likely to lead to a superior offer in the manner provided in the merger agreement, subject to specified conditions;

•	the fact that our board of directors, in the exercise of its fiduciary duties, would be permitted in accordance with the terms of the merger agreement to terminate the merger agreement in order to accept a bona fide written superior offer and enter into a definitive acquisition agreement with the person making such offer in the manner provided in the merger agreement, subject to specified conditions, including the payment of a $18,100,000 termination fee, which is approximately 3.9% of the total merger consideration;

•	the then current financial market conditions, historical market prices, volatility and trading information with respect to our common stock, including: (i) the possibility that if we remained as a publicly owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $28.50 per share cash price to be paid in the merger; and (ii) the limited trading volume of our common stock and the possibility that given the limited trading volume, even if the price of the common stock were to reach or exceed $28.50 per share, only a limited number of shares might be able to be sold at that price;

•	historical and current information concerning our business, results of operation and financial position, technology, management and competitive position, and current industry, economic and market conditions, including our prospects if we were to remain an independent company;

•	our need to develop or acquire PECVD technology in order to build our position in the fast growing solar market and the risk of not being able to do so;

•	that our size as a publicly held company makes it difficult to absorb our administrative expenses and be profitable;

•	that our gross margins are lower than most semiconductor or electronics equipment manufacturers and that such lower gross margins could adversely impact the price at which Applied Films could be sold;

•	the increased competition from larger and lower-cost Asian manufacturers, and the costs and lack of flexibility in our German operation, could make it difficult for us, as an independent company, to compete in our existing markets and expand into new markets;

•	the fact that the merger would be subject to the approval of our shareholders;

•	the current difficulties being encountered with the introduction of our new TRITON equipment, which is our entry into the array side of the TFT LCD flat panel display market, and the risk of our inability to resolve those difficulties which would inhibit our ability to expand into the array side of the TFT LCD market; and

•	the uncertainty of the long term prospects for equipment sales in the display market and the reduced revenues of Applied Films in the future if the flat panel market ceases growing and less new coating equipment is required for that market.
          The board of directors also considered a number of potentially countervailing factors in its deliberations concerning the merger, including the following:

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•	that we would no longer exist as an independent company following the completion of the merger, and our shareholders would no longer participate in our growth or benefit from any future increase in the value of Applied Films or from any synergies that may be created by the merger;

•	that, under the terms of the merger agreement, we would be prohibited from soliciting other acquisition proposals and we would be required to reimburse Applied Materials up to $3,000,000 of its expenses in cash if the merger agreement were terminated under circumstances specified in the merger agreement and to pay a termination fee of $18,100,000 in cash if the merger agreement were terminated under other circumstances specified in the merger agreement, including if we exercised our right to terminate the merger agreement to accept a superior offer, which may deter others from proposing an alternative transaction that otherwise could be more advantageous to our shareholders;

•	the fact that any gains from the exchange of our shares for cash in the merger would generally be taxable to our shareholders for United States federal income tax purposes;

•	that, under the terms of the merger agreement, we agreed that we would conduct our business in the ordinary course and in accordance with past practice and, subject to specified exceptions, that we would not take a number of actions related to the conduct of our business without the prior written consent of Applied Materials (which consent shall not be unreasonably withheld with respect to matters specified in the merger agreement);

•	that our business would most likely be adversely affected by the announcement of the pending merger, and our customers may reduce their purchases from us pending the closing of the merger or even after a termination of the merger agreement; and

•	that if the merger does not close: (i) our officers and other employees would have expended extensive efforts attempting to complete the merger and would have experienced significant distractions from their work during the pendency of the merger; (ii) we would have incurred substantial transaction costs in connection with the merger and such costs would harm our operating results; (iii) some of our key employees may have left us due to the uncertainty involved in the pending merger; and (iv) our reputation with customers may have been damaged.
          Our board of directors concluded that these potential countervailing factors did not outweigh the benefits of the merger to us and to our shareholders.
          Moreover, our board of directors considered the interests of our directors and executive officers in the merger which existed as of the time of our board of directors’ determination and recommendation, which are described herein under “The Merger—Interests of Our Directors and Executive Officers in the Merger.”
          The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our board of directors may have given different weight to different factors.
          After its consideration of the preceding factors and deliberations, as well as the advice of Varnum regarding the fiduciary duties of the members of our board of directors, legal due diligence matters and the terms of the merger agreement and related agreements, and the presentations and fairness opinion of Citigroup, our board of directors unanimously determined that the merger and the merger agreement were fair to, and in the best interests of, Applied Films’ shareholders adopted and approved the merger agreement and the transactions contemplated by the merger

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agreement, including the merger, and recommended that Applied Films’ shareholders vote to approve the merger agreement.
Opinion of Applied Films’ Financial Advisor
          Citigroup was retained to act as financial advisor to Applied Films in connection with the merger. Pursuant to Citigroup’s engagement letter with Applied Films, dated February 2, 2006, Citigroup rendered its written opinion to Applied Films’ board of directors on May 3, 2006, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, its work described below and other factors it deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of Applied Films common stock.
          The full text of Citigroup’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex B to this proxy statement. The summary of Citigroup’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Applied Films common stock are urged to read the Citigroup opinion carefully and in its entirety.
          Citigroup’s opinion was limited solely to the fairness of the merger consideration from a financial point of view as of the date of the opinion. Neither Citigroup’s opinion nor the related analyses constituted a recommendation of the proposed merger to Applied Films’ board of directors. Citigroup makes no recommendation to any shareholder regarding how such shareholder should vote with respect to the merger.
          In arriving at its opinion, Citigroup reviewed the merger agreement and held discussions with certain senior officers, directors and other representatives and advisors of Applied Films and certain senior officers and other representatives and advisors of Applied Materials concerning the business, operations and prospects of Applied Films. Citigroup examined certain publicly available business and financial information relating to Applied Films as well as certain financial forecasts and other information and data relating to Applied Films which were provided to or discussed with Citigroup by the management of Applied Films. Citigroup reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things:
•	current and historical market prices and trading volumes of Applied Films common stock;

•	the historical and projected earnings and other operating data of Applied Films; and

•	the capitalization and financial condition of Applied Films.
          Citigroup considered, to the extent publicly available, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the merger and analyzed certain financial, stock market and other publicly available information relating to other companies whose operations Citigroup considered relevant in evaluating those of Applied Films. In addition to the foregoing, Citigroup conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.
          In rendering its opinion, Citigroup assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citigroup and upon the assurances of the management of Applied Films that they were not aware of any relevant information that had been omitted or that remained undisclosed to Citigroup. With respect to financial forecasts and other information and data relating to Applied Films provided to or otherwise reviewed by or discussed with it, Citigroup was advised by management of Applied Films that such forecasts and other information and data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Applied Films as to the future financial performance of Applied Films. Citigroup assumed, with the consent of Applied Films’ board of directors, that the merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals,

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consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Applied Films or the merger. Citigroup did not make (and was not provided with) an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Applied Films nor did Citigroup make any physical inspection of the properties or assets of Applied Films.
          Citigroup was not requested to, and it did not, solicit third party indications of interest in the possible acquisition of all or a part of Applied Films, nor did Citigroup consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Applied Films or the effect of any other transaction in which Applied Films might engage. Citigroup’s opinion necessarily was based on information available to it, and financial, stock market and other conditions and circumstances existing as of the date of the opinion.
          In connection with rendering its opinion, Citigroup made a presentation to Applied Films’ board of directors on May 3, 2006 with respect to the material analyses performed by Citigroup in evaluating the fairness of the merger consideration. The following is a summary of those presentations. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Citigroup, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to May 3, 2006, and is not necessarily indicative of current or future market conditions.
*       *       *
          Comparable Company Analysis
          Citigroup compared financial, operating, stock market and forecasted financial information for Applied Films with selected publicly traded companies that operate in the flat-panel display capital equipment and semiconductor capital equipment industries. The selected comparable companies considered by Citigroup in the flat panel display capital equipment industry were:
•	Orbotech Ltd.

•	Photon Dynamics, Inc.

•	Jusung Engineering
The selected comparable companies considered by Citigroup in the semiconductor capital equipment industry were:
•	Applied Materials

•	ASM International

•	Mattson Technology, Inc.

•	Axcelis Technologies, Inc.

•	Semitool, Inc.

•	AIXTRON AG
          Citigroup derived for Applied Films and each of the comparable companies the ratio of common share price to estimated earnings per share (“EPS”) for 2006 and 2007 and the ratio of firm value to estimated revenue for 2006 and 2007. For the comparable companies, Citigroup used common share prices as of May 3, 2006, and for Applied Films, Citigroup used the common share price as of May 3, 2006 and the price per share to be paid in the merger. Citigroup calculated equity value as fully diluted shares (using the treasury stock method) at the relevant share price less any option exercise proceeds, and firm value as equity value plus non-convertible debt, minority interest, non-convertible preferred stock, and all out-of-the-money convertible securities, less cash and long-term investments.

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          Historical financial information and estimates for the comparable companies were obtained from company filings, First Call Corporation and Wall Street Research, calendarized for a December year-end as appropriate. First Call Corporation compiles summaries of financial forecasts published by various investment banking firms. Estimates for Applied Films were obtained from Wall Street forecasts, which we refer to as the Wall Street case, and from Applied Films management’s most-likely forecasts for future financial performance of Applied Films, which we refer to as the management case.
          The following chart sets forth the multiples derived by Citigroup:*

			Firm	Firm
	Share	Share	Value/Estimated	Value/Estimated
	Price/Estimated	Price/Estimated	Revenue for	Revenue for
	EPS for 2006	EPS for 2007	2006	2007
Comparable Display Company Mean	18.5x	13.4x	1.4x	1.2x
Comparable Semiconductor Company Mean	20.8x	18.5x	1.7x	1.7x
Applied Films Management’s Case at May 3 Share Price	89.0x	17.8x	0.9x	0.7x
Applied Films Management’s Case at Transaction Price	112.2x	22.4x	1.4x	1.0x
Applied Films Wall Street Case at May 3 Share Price	135.1x	34.8x	0.9x	0.8x
Applied Films Wall Street Case at Transaction Price	167.6x	43.2x	1.4x	1.2x

*	2006 and 2007 in the above table represent fiscal years 2006 and 2007 in the cases of the Applied Films Management’s Case and the Applied Films Wall Street Case.
          Citigroup noted that the Applied Films share price to estimated EPS multiples at the transaction price, for 2006 and 2007, exceeded both (i) the average share price to estimated EPS multiples for the comparable companies, and (ii) the Applied Films share price to estimated EPS multiples at the current share price. Citigroup also noted that the Applied Films firm value to estimated revenue multiples at the transaction price equaled or fell below the averages of the comparable companies for 2006 and 2007, but exceeded the Applied Films multiples at the current share price for the both the Wall Street case and the management case.
          Based on the information for the comparable companies, Citigroup derived a range for the implied per share price of Applied Films common stock of $15.00 to $17.75 using the Wall Street case and $17.50 to $21.25 using the management case. Citigroup noted that the price per share to be paid in the merger of $28.50 exceeded these derived ranges.
          Precedent Transactions
          Citigroup reviewed publicly available information for twenty merger or acquisition transactions in the flat-panel display capital equipment and semiconductor capital equipment industries publicly announced since January 12, 2000 with transaction values between $28 million and $1.780 billion.

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          The selected precedent transactions considered by Citigroup were the following (in each case, the target company is listed first, followed by the acquiror or the proposed acquiror):
•	ADE Corporation / KLA-Tencor Corporation

•	Vacuum Coating Technologies / Applied Films Corporation

•	Helix Technology Corporation / Brooks Automation, Inc.

•	August Technology Corporation / Rudolph Technologies, Inc.

•	Mykrolis Corporation / Entegris, Inc.

•	August Technology Corporation / Nanometrics Incorporated

•	DuPont Photomasks Inc. / Toppan Printing Co., Ltd.

•	Metron Technology N.V. / Applied Materials, Inc.

•	Genus, Inc. / AIXTRON AG

•	NPTest Holding Corporation / Credence Systems Corporation

•	Numerical Tech, Inc. / Synopsys, Inc.

•	CoorsTek, Inc. / Keystone Holdings

•	ChemFirst, Inc. / DuPont

•	FEI Company / Veeco Instruments, Inc.

•	Integrated Measurement Systems, Inc. / Credence Systems Corporation

•	Unaxis Holding Ltd. — Large-area Coating / Applied Films Corporation

•	Applied Science and Technology, Inc. / MKS Instruments, Inc.

•	Silicon Valley Group, Inc. / ASM Lithography Holding N.V.

•	CVC, Inc. / Veeco Instruments, Inc.

•	Etec Systems, Inc. / Applied Materials, Inc.
          For each selected precedent transaction and for the merger, Citigroup derived and compared, among other things:
•	the ratio of the equity value per share of the acquired company based on the consideration paid in the transaction to EPS for the last twelve months for which financial results were available (or LTM), the estimated EPS for the first year after the announcement of the transaction and the estimated EPS for the second year after the announcement of the transaction;

•	the ratio of firm value of the acquired company based on the consideration paid in the transaction to the revenue, earnings before interest and tax (or EBIT) and earnings before interest, tax, depreciation and amortization (or EBITDA), in each case, for the last twelve-month period prior to the announcement of the transaction for which financial results were available; and

•	the ratio of firm value of the acquired company to the estimated revenue of the acquired company for the first year after the announcement of the transaction and the second year after the announcement of the transaction.
          With respect to the financial information for the companies involved in the selected precedent transactions, Citigroup relied on information available in public documents, company press releases, information published by Securities Data Corporation and in the case of the two transactions in which Applied Films was the acquiror, information provided by management of Applied Films. Citigroup calculated equity value as equal to diluted shares outstanding (using the treasury stock method) from the latest financial statements prior to the transaction multiplied by the transaction price per share. If consideration in the transaction included stock, acquiror share price was based on the closing price on the day before the announcement. Firm value in this analysis equals equity value (fully diluted shares (using the treasury stock method) at the relevant share price less any option exercise proceeds) plus non-convertible debt, minority interest, non-convertible preferred stock, and all out-of-the-money convertible securities, less cash and

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long-term investments. Stripped mean and median exclude the high and low values from the mean and median calculation.
          The following table sets forth the results of these analyses:

					Applied Films	Applied Films
	Stripped				Wall	Management
	Mean		Stripped Median		Street Case	Case
Ratio of Equity Value per share to:
LTM EPS	29.8	x	27.3	x	125.2x	125.2x
Projected EPS First Year Following Announcement	36.9	x	37.0	x	167.6x	112.2x
Projected EPS Second Year Following Announcement	20.3	x	20.7	x	43.2x	22.4x
Ratio of Firm Value to LTM of:
Revenue	2.2	x	1.9	x	1.4x	1.4x
EBIT	20.1	X	18.4	X	NM*	NM
EBITDA	16.8	X	12.3	X	NM	NM
Ratio of Firm Value to:
Projected Revenue First Year Following Announcement	2.1	x	1.9	x	1.4x	1.4x
Projected Revenue Second Year Following Announcement	1.5	x	1.6	x	1.2x	1.0x

*	NM represents not meaningful due to negative operating results.
          Citigroup noted that the equity value per share multiples for the merger using the Wall Street case and the management case at the transaction price exceeded the average multiples of the precedent transactions in all cases. Citigroup further noted that the multiples derived from the ratios of firm value to LTM EBIT and LTM EBITDA for Applied Films were not meaningful, however, the multiples derived from the ratio of firm value to revenue at the transaction price for the merger were below the average multiples of the precedent transactions for both the Wall Street case and the management case.
          Based on information for the precedent transactions, Citigroup derived a range for the implied per share price of Applied Films common stock of $19.50 to $28.75 using the Wall Street case and $22.75 to $33.75 using the management case. Citigroup noted that the price per share to be paid in the merger of $28.50 was within both the derived ranges.
          Premiums Analysis
          For each of the precedent transactions set forth above, Citigroup derived the implied premium paid in the transaction based on the closing price per share of the acquired company’s common stock one day, one week and one month prior to the announcement of the transaction. The following table sets forth the results of the analysis:

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	Stripped		Applied Films at
	Mean	Stripped Median	the Merger Price
One Day Prior to Announcement of the Transaction	35.4%	29.3%	24.1%
One Week Prior to Announcement of the Transaction	37.7%	33.9%	35.6%
One Month Prior to Announcement of the Transaction	41.9%	39.4%	47.7%
          Citigroup noted that the premium to market to be paid in the merger based on closing share price one month prior to announcement exceeds the stripped mean and stripped median for the precedent transactions. Citigroup also noted that the premium to market to be paid based on the closing share price one day prior to announcement falls below the stripped mean and stripped median for the precedent transactions. Additionally, Citigroup noted that the premium to market to be paid in the merger based on closing share price one week prior to announcement exceeds the stripped median of the precedent transactions but falls below the stripped mean.
          Citigroup also applied a premium range of 15.5% to 21.8% to the ranges for the implied price per share of Applied Films common stock derived pursuant to the comparable company analysis described above. The low end of the premium range of 15.5% represents the mean premium to the price per share of common stock one day prior to the announcement of the transaction paid in all U.S. public merger and acquisition transactions in 2005 as reported by Securities Data Corporation. The high end of the range of 21.8% represents the mean premium to the price per share of common stock one day prior to the announcement of the transaction paid in U.S. public technology merger and acquisition transactions in 2005 as reported by Securities Data Corporation. Securities Data Corporation compiles summaries of merger and financing information published by certain investment banks, market research firms and trade associations. As a result of this analysis, Citigroup derived an implied price per share of Applied Films common stock of $17.33 to $21.62 using the Wall Street case and $20.21 to $25.88 using the management case. Citigroup noted that the price per share to be paid in the merger of $28.50 was above both the derived ranges.
          Citigroup also noted that the 24.1% premium to market to be paid in the merger based on closing share price one day prior to announcement of the transaction exceeds average premiums for the same time period reported by Securities Data Corporation for all U.S. public merger and acquisition transactions and U.S. public technology merger and acquisition transactions for both 2005 and 2006 (through April 28, 2006).
*       *       *
          Citigroup’s advisory services and opinion were provided for the information of Applied Films’ board of directors in its evaluation of the merger and did not constitute a recommendation of the merger to Applied Films or a recommendation to any holder of Applied Films common stock as to how that shareholder should vote on any matters relating to the merger.
          The preceding discussion is a summary of the material financial analyses furnished by Citigroup to Applied Films’ board of directors, but it does not purport to be a complete description of the analyses performed by Citigroup or of its presentations to Applied Films’ board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citigroup made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citigroup believes that its analyses, and the summary set forth above, must be considered as a whole and that selecting portions of the analyses

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and of the factors considered by Citigroup, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citigroup and its opinion. With regard to the precedent transactions analyses summarized above, Citigroup selected precedent transactions on the basis of various factors, including size and similarity of the constituent companies as compared to Applied Films; however, no transaction utilized as a comparison in these analyses is identical to the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the transaction to which the merger is being compared.
          In its analyses, Citigroup made numerous assumptions with respect to Applied Films, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Applied Films. Any estimates contained in Citigroup’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Applied Films’, Applied Films’ board of directors, Citigroup or any other person assumes responsibility if future results or actual values differ materially from the estimates.
          Citigroup’s analyses were prepared solely as part of Citigroup’s analysis of the fairness of the merger consideration in the merger and were provided to Applied Films’ board of directors in that connection. The opinion of Citigroup was only one of the factors taken into consideration by Applied Films’ board of directors in making its determination to adopt and approve the merger agreement and the merger. See “The Merger–Reasons for Merger and the Recommendation of the Board of Directors.”
          Citigroup is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Applied Films selected Citigroup to act as its financial advisor on the basis of Citigroup’s international reputation and Citigroup’s familiarity with Applied Films. Citigroup and its affiliates in the past have provided, and currently provide, services to Applied Films and Applied Materials unrelated to the merger, for which services Citigroup and such affiliates have received and expect to receive compensation. In the ordinary course of business, Citigroup and its affiliates may actively trade or hold the securities of Applied Films and Applied Materials for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Applied Films, Applied Materials and their respective affiliates, including providing financing and related services to Applied Materials following the transaction.
          Pursuant to Citigroup’s engagement letter, Applied Films agreed to pay Citigroup the following fees for its services rendered in connection with the merger: (i) a fee of $750,000 payable promptly upon delivery by Citigroup of its opinion; (ii) a transaction fee equal to 1.33% of the transaction value (less any amounts previously paid under the immediately preceding clause (i)), payable promptly upon consummation of a transaction; and (iii) 20% of the first $10 million and 5% of any amount in excess of $10 million of any termination, break-up, topping, or similar fee or payment received in connection with the merger agreement that will become payable promptly upon receipt of any such compensation by Applied Films. Applied Films has also agreed to reimburse Citigroup for its reasonable travel and other expenses incurred in performing services in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Citigroup against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.
          The merger consideration was determined by arm’s-length negotiations between Applied Films and Applied Materials, in consultation with their respective financial advisors and other representatives, and was not established by such financial advisors.

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Recommendation of the Board of Directors
          At a special meeting of our board of directors held on May 3, 2006, our board of directors unanimously (i) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (ii) determined that the merger was advisable and fair to, and in the best interests of, Applied Films and our shareholders, that Applied Films enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) authorized execution of the merger agreement, (iv) directed that the merger agreement be submitted to a vote for approval at the Special Meeting, and (v) recommended that our shareholders approve the merger agreement.
Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement.
Interests of Our Directors and Executive Officers in the Merger
          In considering the recommendation of our board of directors in favor of the merger, you should be aware that there are provisions of the merger agreement and other arrangements that will result in benefits to our directors and executive officers, but not to shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in adopting and approving the merger agreement, the merger and the other transactions contemplated by the merger agreement. Shareholders should take these benefits into account in deciding whether to vote “FOR” approval of the merger agreement. They are set forth below.
          Severance Agreements
          Effective July 26, 2002, Mr. Edman and Mr. Firestone each entered into Severance Agreements with Applied Films. The agreements currently remain in effect. If a change in control occurs while Mr. Edman and Mr. Firestone are employed by Applied Films and their employment terminates for a number of reasons before the change in control or within 24 months after the change in control, they will each be entitled to certain severance benefits. These severance benefits include: (i) a lump sum payment equal to 1.5 times (for Mr. Edman) and one times (for Mr. Firestone) the executive’s highest annualized base salary rate within the three years prior to termination, plus 1.5 times (for Mr. Edman) and one times (for Mr. Firestone) the executive’s average earned bonus of the two fiscal years prior to the change in control; (ii) a lump sum cash payment equal to the sum of the executive’s unpaid base salary and accrued vacation and pay through the termination date; (iii) a pro rata portion of the executive’s average earned bonus over the two full fiscal years prior to the change-in-control; (iv) a continuation of health care, life and accidental death and dismemberment, and disability insurance for twelve months after termination; and (v) any other amounts or benefits that were required to be paid or provided that were not previously received. In addition, for each of these individuals, upon a change in control, all of their stock options will immediately vest. The execution of the merger agreement is considered a change in control for stock option vesting purposes of the severance agreements and, with respect to Mr. Firestone, for other purposes of the severance agreement; however, Mr. Edman has agreed he will not exercise any of the options for which vesting was accelerated until the closing of the merger.
          In addition, Mr. Joachim Nell and Mr. Jang Ho Bae each have employment agreements dated October 27, 2003, and June 24, 2003, respectively, that will entitle them to lump sum cash severance amounts if their employment terminates whether or not in connection with a change in control.
          Employment Agreements
          Applied Materials is negotiating employment agreements with our executive officers. If our executive officers accept employment with Applied Materials, those employment agreements could include retention bonuses payable in cash and equity-based incentives of Applied Materials if they continue in employment with Applied Materials for a stated period of time. As of this date, those agreements have not yet been finalized.

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          Stock Options; Acceleration of Vesting of Directors’ Options
          Each option to purchase common stock of Applied Films that is outstanding and unexercised immediately before the merger, whether or not vested, will be converted into and become an option to acquire Applied Materials common stock.
          Our board of directors and the secretary to our board of directors each receive stock options as part of their annual compensation. These options are granted at the annual meeting of our board of directors which follows our annual shareholders meeting, usually in October of each year. These options do not vest until the following October. In October 2005, each of our directors and the secretary to the board received options to purchase 7,000 shares of our common stock at a purchase price of $20.34. In connection with the merger, the vesting of these options has been accelerated to May 3, 2006; however, the directors and the secretary to our board have agreed that none of such options will be exercised until a date occurring after approval of the merger agreement by the Applied Films’ shareholders and prior to the closing of the merger to be agreed upon by Applied Materials.
          Indemnification of Directors and Executive Officers and Insurance
          The merger agreement provides that all rights of indemnification that exist in favor of individuals who were directors or officers of Applied Films on the date of the merger agreement for their acts and omissions as directors and officers of Applied Films occurring prior to the completion of the merger, as provided in our articles of incorporation or bylaws or any of our existing indemnification agreements in effect as of the date of the merger agreement, will continue in full force and effect for six years after the merger in accordance with their terms. Applied Materials has agreed to cause the surviving corporation in the merger to so observe those rights, including providing funds to ensure such observation. The merger agreement further provides that for a period of six years following the completion of the merger, the surviving corporation in the merger will maintain our current directors’ and officers’ liability insurance, to the extent such insurance is commercially available. In lieu of the foregoing, the surviving corporation is entitled to purchase a tail policy providing comparable coverage.
Dissenters’ Rights
          Applied Films’ shareholders have a statutory right to dissent from the merger by following the specific procedures set forth below. If the merger is approved by the shareholders and completed, any shareholder who properly asserts that shareholder’s dissenters’ rights will be entitled to receive an amount of cash equal to the fair value of the shareholder’s shares of Applied Films common stock rather than being required to receive the consideration established by the merger agreement. The following summary is not a complete statement of the statutory dissenters’ rights, and such summary is qualified by reference to the applicable provisions of the Colorado Business Corporation Act, or CBCA, which are reproduced in full in Annex C to this proxy statement. A shareholder must follow the exact procedure required by the CBCA in order to properly exercise dissenter’s rights and avoid waiver of those rights.
          Any shareholder who desires to dissent from the merger must cause Applied Films to receive a written notice before the vote is taken at the Special Meeting on June ___, 2006. The written notice must state the shareholder’s intention to demand payment for that shareholder’s shares of Applied Films common stock if the merger is completed. A vote “AGAINST” approval of the merger agreement alone is not sufficient to assert a shareholder’s statutory right to dissent from the merger. If the merger is completed, each shareholder who timely and properly caused Applied Films to receive a written notice objecting to the merger and who did not vote “FOR” approval of the merger agreement will be deemed to have dissented from the merger. We refer to shareholders who have satisfied these requirements as dissenting shareholders. Failure to vote “AGAINST” approval of the merger agreement will not constitute a waiver of the dissenters’ rights; however, a vote “FOR” approval of the merger agreement will constitute a waiver of these rights.
          If the merger agreement is approved by our shareholders, Applied Films, as the surviving corporation, within ten (10) days of the effective date of the merger, must notify the dissenting shareholders in writing of the approval of the merger agreement and the effective date of the merger. Each dissenting shareholder so notified must, within the time specified in the notice, make a written demand on Applied Films for payment of the fair value of the dissenting shareholder’s shares and deposit the shareholder’s certificates. The demand for payment and deposit of certificates is irrevocable except under limited circumstances set forth in the CBCA. Shares that are held in “street name” need not

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be deposited, but a demand for payment must be received within the required time frame. Failure to follow this procedure will constitute a waiver of that shareholder’s dissenters’ rights. The fair value of the shares shall be the value thereof as of the date immediately preceding the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger except to the extent that exclusion would be inequitable. Dissenting shareholders who fail to make a written demand within the period specified in the notice will be bound by the terms of the merger agreement and lose their rights to dissent. Dissenting shareholders who have made a demand for payment of their shares will not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for their shares pursuant to the provisions of the CBCA and the right to maintain an appropriate action to obtain relief on the basis of fraud.
          Upon the effective date of the merger, or upon receipt of a payment demand, whichever is later, Applied Films will pay to each dissenting shareholder who complied with the CBCA, the amount Applied Films estimates to be the fair value of the dissenting shareholder’s shares plus accrued interest, in a manner as calculated in the preceding paragraph.
          If the dissenting shareholder believes the amount paid by Applied Films is less than the fair value of the shares, the dissenting shareholder may give written notice to Applied Films of the dissenting shareholder’s estimate of fair value of the dissenting shareholder’s shares and may demand payment of that estimate, less any payment already made by Applied Films. The demand must be received by Applied Films within thirty (30) days after Applied Films made or offered payment for the dissenting shareholder’s share. The dissenting shareholder may also give this notice to Applied Materials if Applied Films fails to make any payment to the dissenting shareholder within sixty (60) days after the date set by Applied Films by which Applied Films must receive the payment demand.
          If the dissenting shareholder and Applied Films cannot agree on the fair value of the shares, Applied Films may, within sixty (60) days after receiving the payment demand, file a petition in the district court for the city and county of Longmont, Colorado, requesting a determination of the fair value of the dissenting shareholder’s shares. Applied Films shall make all dissenting shareholders whose demands remain unresolved parties to the proceeding and all parties will be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The parties in the proceeding are entitled to the same discovery rights as parties in other civil proceedings. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenting shareholder’s shares, plus interest, exceeds the amount paid by Applied Films, or for the fair value, plus interest, of the dissenting shareholder’s shares for which Applied Films elected to withhold payment under the relevant provisions of the CBCA.
          If Applied Films does not commence the proceeding within sixty (60) days after receiving the payment demand, it shall pay to each dissenting shareholder whose demand remains unresolved the amount demanded.
          The costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the court, shall be paid by Applied Films. However, to the extent the court finds the dissenting shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment under the CBCA, the court may assess costs against some or all of the dissenting shareholders. Fees and expenses of legal counsel and experts shall be paid by each party, unless the court finds this result inequitable and assesses such fees in another manner consistent with the CBCA.
          A shareholder entitled to dissent and obtain payment for the shareholder’s shares under the CBCA may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

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          The foregoing is your notice of dissenters’ rights in accordance with Section 7-113-201(1) of the Colorado Revised Statutes, a copy of which is attached as Annex C to this proxy statement.
Delisting and Deregistration of Our Common Stock
          If the merger is completed, Applied Films common stock will be delisted from the NASDAQ National Market and will be deregistered under the Securities Exchange Act of 1934.
Accounting Treatment
          The merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material United States federal Income Tax Consequences of the Merger
          The following summary is a general discussion of the material United States federal income tax consequences to our shareholders whose common stock is converted into cash in the merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to our shareholders as described in this proxy statement. No ruling from the Internal Revenue Service, or the IRS, has been or will be sought with respect to any aspect of the transactions described herein.
          This discussion only applies to a shareholder that is:
•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	An estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if either:
•	a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust; or

•	the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; or
•	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.
          If a partnership holds Applied Films common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Applied Films common stock, you should consult your tax advisor.
          This summary is for the general information of our shareholders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local, or foreign income tax laws, or of any non-income-tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of Applied Films common stock other than pursuant to the merger. An Applied Films’ shareholder could be required to recognize ordinary income or gain to the extent that any portion of the cash received in the merger were considered to be received in exchange for services or property (other than solely Applied Films common stock). In addition, this summary does not address all aspects of United States federal income taxation that may affect particular Applied Films’ shareholders in light of their particular circumstances, including holders:

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•	who are subject to special tax rules such as dealers in securities, financial institutions, foreign persons, mutual funds, regulated investment companies, real estate investment trusts, partnerships, insurance companies, tax-exempt entities or employees of Applied Films who will become employees of Applied Materials;

•	who are subject to the alternative minimum tax provisions of the Code;

•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	who hold their shares as part of an integrated investment such as a hedge, straddle or other risk reduction strategy;

•	who hold shares which constitute qualified small business stock for purposes of Section 1202 of the Code;

•	who hold shares as “section 1244 stock” for the purposes of Section 1244 of the Code;

•	who acquired their shares upon exercise of a warrant; or

•	who do not hold their shares as capital assets (generally, as property held for investment).
          Treatment of Holders of Applied Films Common Stock
          The conversion of Applied Films common stock into the right to receive cash in the merger will be a taxable transaction. Generally and subject to different rules for taxpayers described in the previous section, this means that our shareholders will recognize a capital gain or loss equal to the difference between (1) the amount of cash they receive in the merger, and (2) their adjusted tax basis in their Applied Films common stock (which is usually a shareholder’s original cost for the stock). For this purpose, Applied Films’ shareholders who acquired different blocks of shares of Applied Films common stock at different times for different prices must calculate gain or loss separately for each identifiable block of shares of Applied Films common stock surrendered in the exchange.
          This gain or loss will be long-term if the holder has held Applied Films common stock for more than one year as of the date of the completion of the merger. Under current law, long-term capital gains of shareholders who are individuals, trusts, and estates are subject to a maximum federal income tax rate of 15%, whereas the maximum federal income tax rate on ordinary income and short-term capital gains (that is, gain on capital assets held for not more than one year) of an individual is currently 35% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are subject to limitations on deductibility for both corporations and individuals. Capital losses not offset by capital gains may be deducted against a non-corporate shareholder’s ordinary income only up to a maximum annual amount of $3,000, and non-corporate shareholders may carry forward unused capital losses. A corporate shareholder can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.
          Backup Withholding
          An Applied Films’ shareholder may be subject to “backup withholding” with respect to certain “reportable payments” including taxable proceeds received in exchange for the shareholder’s shares of Applied Films common stock in the merger. Backup withholding will generally not apply, however, to a Applied Films’ shareholder who furnishes the paying agent with a correct taxpayer identification number on Form W-9 (and who does not subsequently become subject to backup withholding) or who otherwise establishes a basis for exemption from backup withholding (such as a corporation). In addition, certain foreign persons (such as certain nonresident aliens) may establish an exemption from, or a reduced rate of, backup withholding by delivering the proper version of Form W-8 to the paying

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agent. Each Applied Films’ shareholder and, if applicable, each other payee, should complete and sign the Form W-9 included with the letter of transmittal (or other applicable form such as a Form W-8) in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Any amounts withheld from payments to an Applied Films’ shareholder under the backup withholding rules generally will be allowed as a credit against the Applied Films’ shareholder’s United States federal income tax liability. Applied Films’ shareholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications, or to establish an exemption as described above, will be subject to backup withholding on cash they receive in the merger (at a rate of 28% for 2006) and may be subject to a $50 penalty imposed by the IRS. If the paying agent withholds on a payment to a shareholder and the withholding results in an overpayment of taxes by that shareholder, a refund may be obtained from the IRS.
          The foregoing discussion of the United States federal income tax consequences of the merger is for our shareholders’ general information only. Tax matters are complicated and the tax consequences of the merger to you will depend on the facts of your own situation. Accordingly, our shareholders should consult their own tax advisors with respect to the particular tax consequences to them of the merger, including the applicable federal, state, local, and foreign tax consequences.
Antitrust Matters
          Under the HSR Act, acquisitions of a sufficient size may not be completed unless information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted. The merger of Applied Films with Merger Sub and the conversion of shares of Applied Films stock into the right to receive the merger consideration subject to the provisions of the HSR Act. Under the HSR Act, the merger cannot be completed until the expiration or early termination of the waiting period following the filing of Notification and Report Forms by Applied Materials and Applied Films. On May 5, 2006, both parties filed their notifications under the #SR Act. On May 15, 2006, the parties received notice that the applicable waiting period under the HSR Act has been terminated.
          Premerger filings and governmental approvals are also required in Germany, Taiwan and the Peoples Republic of China. A post-closing filing will be required in Korea. Both Applied Materials and Applied Films will file the required notification and report forms. The merger agreement generally provides that Applied Materials and Applied Films will use commercially reasonable efforts to complete the merger as promptly as practicable, including commercially reasonable efforts to obtain regulatory clearance, subject to the more specific provisions in the merger agreement addressing these matters.
          At any time before or after the completion of the merger, notwithstanding that the applicable waiting period has ended or approval has been granted, any state, foreign country, or private individual could take action to enjoin the merger under the antitrust laws as it deems necessary or desirable in the public interest or any private party could seek to enjoin the merger on anti-competitive grounds. We cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, that we will prevail.

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THE MERGER AGREEMENT
          The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement is included as Annex A to this proxy statement. We encourage you to read it carefully and in its entirety. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Applied Films. Such information can be found elsewhere in this proxy statement and in the other public filings Applied Films makes with the SEC, which are available without charge at www.sec.gov.
Merger Consideration
          At the effective time of the merger, each outstanding share of Applied Films common stock, other than shares held by shareholders who assert their dissenters’ rights, will be converted into the right to receive $28.50 in cash, without interest and less any applicable tax withholding. The price of $28.50 per share was determined through arm’s-length negotiations between us and Applied Materials. Upon completion of the merger, no shares of Applied Films common stock will remain outstanding and all shares will automatically be canceled and will cease to exist.
Conversion of Shares; Procedures for Exchange of Certificates
          At the effective time of the merger, each share of Applied Films common stock that you own automatically will be converted into the right to receive $28.50 in cash, without interest and less any applicable tax withholding. The merger agreement provides that on or prior to the closing date of the merger, Applied Materials will designate a bank or trust company to act as paying agent under the merger agreement and will deposit with the paying agent cash in an amount equal to the aggregate merger consideration payable to Applied Films’ shareholders.
          The merger agreement provides that as soon as practicable following the effective time of the merger, the paying agent will mail to the record holders of Applied Films common stock immediately prior to the effective time of the merger a letter of transmittal and instructions for use in surrendering stock certificates in exchange for the merger consideration. No shareholder should surrender any certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the paying agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the paying agent or Applied Films, the holder of such stock certificate will be entitled to receive the merger consideration, without any interest thereon and less any applicable tax withholding. The certificates so surrendered will be canceled.
          If any cash is to be paid to a person other than the record holder of shares of our common stock, payment may be made with respect to such shares if the stock certificate representing such shares is presented to the paying agent and is properly endorsed or otherwise in proper form for transfer, and the transferee either pays to the paying agent any applicable transfer or other taxes relating to such transfer, or establishes to the satisfaction of Applied Materials that such tax has been paid or is not required to be paid.
          If your stock certificate has been lost, stolen or destroyed, the paying agent will pay to you the applicable merger consideration if:
•	you make an appropriate affidavit certifying such certificate has been lost, stolen or destroyed; and

•	you deliver a bond, in such amount as Applied Materials may reasonably direct, as indemnity against any claim that may be made with respect to that certificate against Applied Materials, the paying agent, the surviving corporation or any affiliated party.

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          Do not send your certificates now. You should send your certificates only pursuant to instructions set forth in the letters of transmittal to be mailed to shareholders after the completion of the merger. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.
          The merger agreement provides that 180 days after the closing date of the merger, upon Applied Materials’ demand, the paying agent will deliver to Applied Materials any funds made available to the paying agent which have not been disbursed to former Applied Films’ shareholders. Any holders of certificates who have not surrendered their certificates in compliance with the above-described procedures shall thereafter look only to Applied Materials for payment of the merger consideration to which they are entitled, without any interest thereon and less any applicable tax withholding.
          The cash paid to you upon conversion of your Applied Films common stock will be paid in full satisfaction of all rights relating to the shares of Applied Films common stock.
Effect on Applied Films Stock Options
          At the effective time of the merger, each option to purchase Applied Films common stock that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will be converted into and become an option to purchase Applied Materials’ common stock. Applied Materials will either assume each Applied Films option converted as set forth in the previous sentence or replace such option by issuing a reasonably equivalent replacement stock option to purchase Applied Materials’ common stock. The number of shares of Applied Materials’ common stock subject to each Applied Films stock option assumed by Applied Materials is determined by multiplying the number of shares of Applied Films common stock subject to the stock option immediately prior to the effective time of the merger by the quotient of $28.50 divided by the average closing price of Applied Materials common stock as reported on the NASDAQ National Market for the period of 10 consecutive trading days ending on (and including) the second trading day prior to the closing date. We refer to this quotient as the “conversion ratio.” The per share exercise price for Applied Materials common stock issuable upon exercise of each assumed stock option is determined by dividing the per share exercise price of Applied Films common stock subject to such assumed option as in effect immediately prior to the effective time of the merger by the conversion ratio. Restrictions on the exercise of Applied Films stock options in existence prior to the effective time of the merger will remain in effect after the merger.
Effect on Applied Films Stock Awards
          At the effective time of the merger, each award of shares of our common stock or award representing the right to receive in the future shares of our common stock in accordance with applicable vesting or issuance schedules, will be converted into and become a stock award with respect to Applied Materials common stock. Applied Materials will either assume each Applied Films stock award converted as set forth in the previous sentence or will replace such award by issuing a reasonably equivalent replacement stock award with respect to Applied Materials common stock. The number of shares of Applied Materials common stock subject to each Applied Films’ stock award assumed by Applied Materials is determined by multiplying the number of shares of Applied Films common stock subject to such assumed award immediately prior to the effective time of the merger by the conversion ratio. Restrictions on the exercise of these Applied Films’ stock awards in existence prior to the effective time of the merger will remain in effect after the merger.
Effect on Applied Films Employee Stock Purchase Plan
          We have agreed that: (i) prior to the effective time of the merger, we will take all actions necessary to cause all participants’ rights under all current offering periods under the Applied Films Employee Stock Purchase Plan or ESPP to terminate on or prior to the day immediately preceding the closing date; (ii) on such date, all accumulated payroll deductions allocated to each participant’s account under the ESPP will be returned to each participant as provided by

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the terms of the ESPP and no shares of Applied Films common stock will be purchased under the ESPP for such final offering period; and (iii) as of the closing of business on the day immediately prior to the completion of the merger, we will have terminated the ESPP after having provided notice of such termination as required by the terms of the ESPP.
Effective Time of the Merger
          The merger will become effective at the time of the filing of a statement of merger with the Secretary of State of the State of Colorado, or at such later time as may be specified in such statement of merger with the consent of Applied Materials. Subject to the terms and conditions of the merger agreement and in accordance with Colorado law, as of the effective time of the merger, Merger Sub, a wholly-owned subsidiary of Applied Materials and a party to the merger agreement, will merge with and into Applied Films. Applied Films will survive the merger as a wholly-owned subsidiary of Applied Materials.
Representations and Warranties
          The merger agreement contains representations and warranties of each party to the agreement. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled “Representations and Warranties of the Company [Applied Films]” and “Representations and Warranties of Parent [Applied Materials] and Merger Sub” in Sections 2 and 3, respectively, of the merger agreement attached as Annex A to this proxy statement. The assertions embodied in the representations and warranties made by Applied Films are qualified by information and statements made in a confidential disclosure schedule that Applied Films provided to Applied Materials in connection with the signing of the merger agreement. While Applied Films does not believe that such disclosure schedule contains information that applicable securities laws require it to publicly disclose (other than information that has already been so disclosed or is disclosed in this proxy statement), the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts, since such representations and warranties were made by the parties to the merger agreement to and solely for the benefit of each other, and they are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in Applied Films’ general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Applied Films’ public disclosures or in this proxy statement.
          The merger agreement contains representations and warranties of Applied Films as to, among other things:
•	subsidiaries, due organization and qualification to do business;

•	articles of incorporation and bylaws;

•	capitalization and right to acquire stock;

•	SEC filings and financial statements;

•	absence of certain changes between January 1, 2006 through the date of the merger agreement;

•	title to our assets;

•	real property, equipment, and real property leases;

•	intellectual property;

•	contracts;

•	customers, company products and services;

•	no undisclosed liabilities;

•	compliance with legal requirements and certain business practices;

•	governmental authorizations;

•	tax matters;

•	employee and labor matters and benefit plans;

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•	environmental matters;

•	insurance;

•	transactions with affiliates;

•	legal proceedings and orders;

•	authority, inapplicability of state takeover statutes and binding nature of the merger agreement;

•	vote required for approval of the merger agreement;

•	no contravention and consents;

•	the Citigroup fairness opinion;

•	brokers and other financial advisors; and

•	full disclosure.
          In addition, the merger agreement contains representations and warranties by Applied Materials and Merger Sub as to:
•	due organization;

•	authority;

•	binding nature of the merger agreement;

•	no vote of Applied Materials’ stockholders required for the merger;

•	sufficient funds to complete the merger; and

•	disclosure.
          The merger agreement provides that the representations and warranties of Applied Films, Applied Materials and Merger Sub will not survive the completion of the merger.
Covenants
          Access and Investigation
          We have agreed in the merger agreement to provide Applied Materials and its representatives with reasonable access to our representatives, personnel, assets, books and records, tax returns, work papers and other documents and information between the date of the merger agreement and the earlier of the termination of the merger agreement or completion of the merger. Applied Materials has agreed that it and its representatives will provide reasonable advance notice of such requested access and requested documents and will not materially disrupt our business operations in connection with such access. The merger agreement also requires that we promptly provide Applied Materials with operating and financial reports, any communication with our shareholders, certain material communications with respect to significant contracts and certain communications with governmental bodies.
          Conduct of Applied Films Business
          We have agreed in the merger agreement that, (i) we will, and will ensure that our subsidiaries, conduct our respective businesses in the ordinary course and in accordance with past practice; (ii) we will use commercially reasonable efforts to, and to cause our subsidiaries to, conduct our respective businesses in compliance with all applicable legal requirements and the requirements of all significant contracts, preserve intact our respective business organization, keep available the services of our respective current officers and other employees and maintain relations and goodwill with all suppliers, customers, employees and other parties having business relationships with us or our subsidiaries and with all governmental bodies; (iii) we will notify Applied Materials of any claim or legal proceeding involving us or our subsidiaries that relates to the merger; (iv) we will consult with Applied Materials and take its view into account in determining whether to take any action relating to specified matters involving the three TRITON systems we sold to two customers; and (v) we will use our reasonable efforts to settle specified claims by us against certain of our shareholders in connection with a recent acquisition of Applied Films and will consult with Applied Materials and take its view into account in connection with such settlement.

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          In addition, we have agreed in the merger agreement that, subject to the exceptions described in the merger agreement and the disclosure schedule we delivered to Applied Materials in connection with the merger, between the date of the merger agreement and the earlier of the termination of the merger agreement or the completion of the merger, neither we nor any of our subsidiaries may, without Applied Materials’ written consent (which consent, as to certain of the matters listed below, may not be unreasonably withheld):
•	declare, accrue, set aside or pay any dividends or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

•	sell, issue, grant or authorize the sale, issue, or grant of any capital stock or other security, any option, call, warrant or right to acquire any capital stock or other security or any instrument convertible into or exchangeable for any capital stock or other security, except for issuance of shares upon the exercise of outstanding stock options or stock option grants in the ordinary course of business and consistent with past practices;

•	amend or waive any rights under or accelerate any vesting under any of our stock option plans or any provision of any agreement evidencing any outstanding stock option, or otherwise modify any of the terms of any outstanding option or other security or any related contract;

•	amend or permit the adoption of any amendment to our articles of incorporation or bylaws or the organizational documents of our subsidiaries;

•	acquire any equity interest or other interest in any other entity or effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;

•	make any capital expenditure in excess of a specified amount;

•	enter into, become bound by or permit any of the assets owned or used by us or our subsidiaries to become bound by any contract of specified types, or, other than in the ordinary course of business and consistent with past practice, enter into any other significant contract, or amend, terminate or waive any material right or remedy under any significant contract;

•	acquire, lease, license, sell or otherwise dispose of any right or other asset except in the ordinary course of business and consistent with past practice;

•	make any pledge of any material assets or permit material assets to be encumbered (unless such encumbrances do not materially detract from asset value or materially impair operations);

•	lend money to any person, or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

•	establish, adopt, enter into or amend any employee benefits plan or employee agreements, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of compensation or remuneration payable to, our or our subsidiaries’ directors, officers or employees except, in certain cases, in the ordinary course of business and consistent with past practice;

•	make certain promotions or hires;

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•	change methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or SEC rules and regulations;

•	make material tax elections or request material tax ruling;

•	commence or settle certain legal proceedings;

•	enter into any contract or make any payments that will or would reasonably be expected to be characterized as a “parachute payments” under the Code or give rise to the payment of any amount that would not be deductible under Section 162(m) of the Code;

•	apply for funding, support, benefits or incentives from any governmental body; or

•	agree or commit to take any of the foregoing actions.
          The covenants in the merger agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety Section 4 of the merger agreement entitled “Certain Covenants of the Company [Applied Films]” attached as Annex A to this proxy statement.
          No Solicitation of Alternative Transactions by Applied Films
          We have agreed in the merger agreement, between the date of the merger agreement and the earlier of the termination of the merger agreement or the completion of the merger, to certain limitations on our ability to take action with respect to alternative business combinations or similar transactions. We have agreed that we will not, directly or indirectly, and will ensure our subsidiaries and our respective directors, officers and financial advisors do not, and will use reasonable efforts to cause our employees and other representatives not to:
•	solicit, initiate, induce, facilitate or encourage the making, submission or announcement of any acquisition proposal or acquisition inquiry (each as defined below), or take any action that could reasonably be expected to lead to an acquisition proposal or an acquisition inquiry;

•	furnish any nonpublic information regarding us or our subsidiaries to any party in connection with or in response to an acquisition proposal or acquisition inquiry;

•	engage in discussion or negotiations with any party with respect to any acquisition proposal or acquisition inquiry;

•	approve, endorse or recommend any acquisition proposal or acquisition inquiry; or

•	enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction (as defined below).
          Notwithstanding the foregoing, prior to the approval of the merger agreement by our shareholders, the merger agreement does not prevent us from:
•	furnishing nonpublic information regarding us or our subsidiaries to, or entering into discussions or negotiations with, any person in respect to an acquisition proposal submitted to us by such person and not withdrawn that is reasonably expected to result in a superior offer (as defined below) by such person; or

•	withdrawing or modifying our board of directors’ recommendation that our shareholders vote to approve the merger and/or endorsing or recommending any acquisition proposal; provided, however, that in each of these instances:

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▪	neither we nor any representatives of ours or our subsidiaries has breached or taken any action inconsistent with its obligations set forth under “—No Solicitation of Alternative Transactions by Applied Films”;

▪	our board of directors must conclude in good faith, after consultation with its outside legal counsel, that such action is required to comply with its fiduciary obligations to our shareholders;

▪	prior to furnishing nonpublic information, or entering into discussions or negotiations, we must: (A) give Applied Materials written notice of the identity of the person making such acquisition proposal and our intention to furnish nonpublic information or enter into discussion or negotiation; and (B) obtain a confidentiality agreement from such person containing customary provisions;

▪	we must furnish the non-public information to Applied Materials prior to furnishing it to such person;

▪	prior to withdrawing or modifying its recommendation and/or endorsing or recommending such acquisition proposal, our board of directors must:
• provide notice to Applied Materials at least 24 hours in advance of the meeting at which our board of directors considers the possibility of withdrawing or modifying its recommendation,
• determine in good faith with the written advice of our outside legal counsel that withdrawing or modifying its recommendation is required to comply with its fiduciary obligations to our shareholders, and
• notify Applied Materials within two hours of actually withdrawing or modifying its recommendation and/or endorsing or recommending such acquisition proposal.
          The merger agreement provides that we must promptly advise Applied Materials orally and in writing following the making or submission of an acquisition proposal or acquisition inquiry (including the identity of the person making or submitting such acquisition proposal or acquisition inquiry, and the terms of such acquisition proposal or acquisition inquiry), and we must keep Applied Materials appraised of the status of such acquisition proposal or acquisition inquiry and the status and terms of any modification or any proposed modification.
          Under the merger agreement, an “acquisition proposal” means, other than the merger with Applied Materials, any offer or proposal relating to an acquisition transaction.
          Under the merger agreement, an “acquisition transaction” means:
          • a merger, exchange, consolidation, business combination, plan of arrangement, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer, or similar transaction which would result in a third party directly or indirectly acquiring beneficial or record ownership of more than 10% of our voting power or in which we or our subsidiaries issue securities representing more than 10% of our respective voting power;
          • any sale, lease, exchange, transfer, license, acquisition or disposition of any business or business or assets that constitute 10% (or 20% in the case of the third bullet point under “—Fees and Expenses” below) or more of the consolidated net revenues or consolidated assets of our company and our subsidiaries during the 12 months period preceding such transaction or series of transactions; or
          • any liquidation or dissolution of our company or any of our subsidiaries.

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          Under the merger agreement, an “acquisition inquiry” means an inquiry, indication of interest or request for information that could reasonably be expected to lead to an acquisition proposal.
          Under the merger agreement, a “superior offer” means any unsolicited bona fide written offer by a third party (or any subsequent written offer by such third party that results from the negotiations with such third party in accordance with the merger agreement of such third party’s initial offer), which is not the result of a breach of the merger agreement or any other contract binding on us or our subsidiaries, and which is not subject to a financing contingency or is accompanied by evidence that reasonably demonstrates that any financing will be obtained, to acquire, by merger or otherwise, in exchange for cash and/or certain publicly traded securities of a corporation that has an aggregate market capitalization of more than $5 billion and a minimum daily trading volume of at least 1% of the outstanding shares of such corporation, all of the outstanding shares of Applied Films common stock on terms that our board of directors concludes in its reasonable, good faith judgment to be more favorable from a financial point of view to our shareholders than the merger with Applied Materials: (i) after taking into account a written opinion of our financial advisors; and (ii) after taking into account the likelihood and anticipated timing of consummation of such transaction.
          Other Covenants
          The merger agreement contains a number of other covenants on the part of the parties, including covenants relating to:
•	execution and filing of the statement of merger with the Secretary of State of the State of Colorado;

•	the preparation of this proxy statement, the accuracy of the information contained in this proxy statement and the holding of the Special Meeting;

•	subject to specified exceptions, the recommendation by our board of directors that our shareholders vote to approve the merger agreement;

•	termination of our and our subsidiaries’ 401(k) plans;

•	no communication with our or our subsidiaries’ employees regarding post-closing employment without prior approval of Applied Materials unless in accordance with an agreed-upon written plan;

•	the parties’ use of commercially reasonable efforts to complete the merger as promptly as practicable, including obtaining antitrust clearance;

•	the continuation of indemnification of our directors and officers and the maintenance or substitution of directors’ and officers’ liability insurance following the completion of the merger;

•	notification of the occurrence of a material adverse effect on us, breaches of representations and warranties, breaches of covenants and certain other matters; and

•	Applied Films director resignations.
Conditions to the Merger
          The merger agreement provides that Applied Materials’ obligations to complete the merger are subject to the following conditions:

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•	certain of our representations and warranties relating to our capitalization, specified export activities, authority and enforceability, shareholder vote required to approve the merger and the Citigroup fairness opinion, or the specified representations, must be accurate in all material respects as of the date of the merger agreement and as of the completion of the merger;

•	our other representations and warranties must be accurate in all respects as of the date of the merger agreement and as of the completion of the merger, disregarding all materiality or material adverse effect qualifiers, except where all circumstances constituting inaccuracies in such representations and warranties have not had and could not reasonably be expected to have or result in, a material adverse effect with respect to Applied Films (as defined below);

•	we must have complied with and performed in all material respects all of our covenants and obligations under the merger agreement;

•	the expiration or termination of the waiting period under the HSR Act and under any non-U.S. laws relating to antitrust or competition matters;

•	the approval of the merger agreement by the requisite vote of our shareholders;

•	our chief executive officer will have delivered a certificate confirming certain conditions have been satisfied;

•	no material adverse effect with respect to Applied Films shall have occurred or could reasonably be expected to occur;

•	no temporary restraining order, preliminary or permanent injunction or other order preventing consummation of the merger shall have been issued and remain in effect, and there shall not be any law enacted or deemed applicable to the merger that makes the completion of the merger illegal;

•	there is no pending or threatened legal proceeding in which a governmental body is or threatens to become a party or is otherwise involved or in which there is a reasonable expectation of an outcome that is adverse to Applied Materials, Merger Sub, Applied Films or their respective affiliates:
▪	challenging or seeking to restrain, prohibit, rescind or unwind the completion of the merger;

▪	relating to the merger and seeking to obtain from Applied Materials, us or any of its or our subsidiaries any damages or other relief that could reasonably be expected to be material to Applied Materials or constitute or be reasonably expected to result in a material adverse effect on Applied Films;

▪	seeking to prohibit or limit in any material respect the ability of Applied Materials to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation;

▪	that could materially and adversely affect the right or ability of Applied Materials or us or our subsidiaries to own the assets or operate the business of us or our subsidiaries; or

▪	seeking to compel Applied Materials, us or any of its or our subsidiaries to dispose of or hold separate any material assets or business as a result of the merger;
•	there is no pending or threatened legal proceeding in which a governmental body is or threatens to become a party or is otherwise involved seeking to impose (or that, if adversely determined, could reasonably be expected to result in the imposition of) any criminal sanctions or liabilities on us or our subsidiaries; and

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•	neither our chief executive officer nor our chief financial officer shall have failed to file any necessary certifications with the Securities and Exchange Commission.
          The merger agreement also provides that our obligation to complete the merger is subject to the following conditions:
•	certain of the representations and warranties of Applied Materials relating to authority, enforceability, no vote of Applied Materials’ stockholders being required and sufficient funds to complete the merger, shall be accurate in all material respects as of the date of the merger agreement and as of the completion of the merger;

•	the other representations and warranties of Applied Materials shall be accurate in all respects as of the date of the merger agreement and as of the completion of the merger, disregarding all materiality qualifiers, except where the circumstances constituting any inaccuracies in such representation and warranty have not had and could not reasonably be expected to have a material adverse effect on Applied Materials’ or Merger Sub’s ability to complete the merger;

•	Applied Materials must have performed in all material respects all of its covenants and obligations under the merger agreement;

•	the approval of the merger agreement by the requisite vote of our shareholders;

•	an executive officer of Applied Materials shall deliver a certificate to us confirming certain conditions have been satisfied;

•	the expiration or termination of the waiting period under the HSR Act;

•	no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the merger by Applied Films under U.S. law shall have been issued and remain in effect, and there shall not be any U.S. law enacted or deemed applicable to the merger that makes the completion of the merger illegal under U.S. law; and

•	there are no pending or threatened legal proceedings in which a governmental body is or is threatened to become a party or there is a reasonable expectation of criminal actions or criminal liability being imposed on our director or officers.
          The merger agreement provides that a “material adverse effect” with respect to Applied Films means an effect which, considered together with all other effects, is materially adverse to, or has a material adverse effect on:
•	the business, condition, operations or financial performance of Applied Films and our subsidiaries taken as a whole, other than any effect resulting from:
▪	conditions generally affecting our industries to the extent such conditions do not have a disproportionate impact on us or our subsidiaries;

▪	conditions generally affecting the global or any country’s economy as a whole to the extent such conditions do not have a disproportionate impact on us or our subsidiaries;

▪	payment of professional advisory fees and out-of-pocket expenses in connection with the merger up to a specified amount;

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▪	any changes in our or our subsidiaries’ methods of accounting or accounting practices to the extent the changes are required by concurrent changes in GAAP;

▪	the failure or alleged failure of any of the three TRITON systems being installed at two customers’ to meet applicable performance specifications, the failure of such customers to accept or pay for any TRITON system, any claim for a refund of monies by such customers asserted against us as a result of the failure or alleged failure of a TRITON system to meet expected performance requirements, and our failure to receive an additional order for a TRITON system prior to the effective time of the merger; or

▪	the failure to obtain consents under certain contracts;
•	the ability of Applied Films to consummate the merger or other transactions contemplated by the merger agreement or to perform any of its covenants or obligations under the merger agreement; or

•	Applied Materials’ ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights in the stock of the surviving corporation.
Termination of the Merger Agreement
          The merger agreement provides that it may be terminated at any time prior to the completion of the merger:
•	by mutual written consent of Applied Films and Applied Materials;

•	by either party if the merger has not been completed by September 30, 2006; provided that the failure to complete the transactions contemplated in the merger agreement on or before such date is not caused by any breach of the merger agreement by the party electing to terminate, and we are not permitted to terminate the merger agreement under certain circumstances unless we have reimbursed Applied Materials its expenses as set forth below;

•	by either party in the event that any court of competent jurisdiction or any other governmental authority has issued a final and nonappealable action of such court or governmental authority permanently restraining, enjoining or otherwise prohibiting the completion of the merger;

•	by either party if our shareholders do not approve the merger agreement at the Special Meeting, provided that the failure to have our shareholders approve the merger agreement is not attributable to a breach of the merger agreement by the party electing to terminate the merger agreement, and we are not permitted to terminate the merger agreement under certain circumstances unless we have paid Applied Materials the termination fee as set forth below;

•	by Applied Materials in the event that:
▪	our board of directors has failed to recommend the merger to our shareholders or withdrawn or modified its recommendation in a manner adverse to Applied Materials;

▪	the proxy statement does not contain our board of directors’ recommendation in favor of the merger or a statement that our board of directors has determined and believes that the merger is fair to and in the best interest of our shareholders;

▪	following a written notice to Applied Films of certain actions by us or our directors from which a reasonable person would conclude that one or more of our directors do not support the merger or the disclosure, announcement, commencement, submission or making of an acquisition proposal, our board of

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directors fails to reaffirm its recommendation for our shareholders to approve the merger agreement within 10 days of a request by Applied Materials for it to do so (or at least two business days before the Special Meeting if the Special Meeting is in fewer than 10 days following such action or any disclosure, announcement, commencement, submission or making of an acquisition proposal);

▪	our board of directors shall have approved, endorsed or recommended an acquisition proposal;

▪	we have entered into a letter of intent or similar document relating to an acquisition proposal;

▪	a tender or exchange offer relating to our securities shall have commenced and we have not, within 10 business days, sent our shareholders a statement recommending rejection thereof;

▪	an acquisition proposal is publicly announced, and we fail to issue a press release announcing our opposition within 10 business days after such announcement; or

▪	we or others for whose breach we are responsible breach our non-solicitation obligations under the merger agreement.
          We refer to any of the above as a “triggering event;”
•	by Applied Materials if: (i) our representations and warranties were inaccurate as of the date of the merger agreement or become inaccurate subsequent thereto so that the closing conditions discussed above would not be satisfied; or (ii) any of our covenants or obligations in the merger agreement have been breached so that the closing condition discussed above would not be satisfied; provided, however, in each of these instances if such inaccuracy or breach is curable, we shall have 30 days to cure such inaccuracy or breach;

•	by us if: (i) the representations and warranties made by Applied Materials were inaccurate as of the date of the merger agreement or become inaccurate subsequent thereto so that the closing conditions discussed above would not be satisfied; or (ii) any of Applied Materials’ covenants or obligations in the merger agreement have been breached; provided, however, if such inaccuracy or breach is curable, Applied Materials will have 30 days to cure such inaccuracy or breach;

•	by us, any time prior to our shareholders approving the merger agreement, in order for us to accept a superior offer and enter into a binding definitive acquisition agreement providing for the completion of the transaction contemplated such by superior offer; provided that:
▪	we have given Applied Materials the required notice specified in the merger agreement;

▪	a period of at least three days has elapsed since receipt of such notice by Applied Materials, during which three-day period we shall have engaged in negotiations with Applied Materials regarding a possible amendment to this merger agreement or an alternative transaction;

▪	we have promptly advised Applied Materials of any modification proposed to be made to the definitive agreement by the other party;

▪	any written proposal by Applied Materials to amend the merger agreement or enter into an alternative transaction has been considered by our board of directors in good faith, and our board has determined in good faith, after having obtained and taken into account a written opinion of our financial advisor, that the terms of the proposed amendment or other alternative transaction are not as favorable to our shareholders, from a financial point of view, as the terms of the transaction contemplated by the definitive agreement with the third party; and

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▪	we have paid to Applied Materials the termination fee.
          The merger agreement provides that in the event of termination of the merger agreement, the merger agreement shall be of no further force or effect other than with respect to the sharing of expenses and the possible payment of termination fees, provided that no such termination will relieve any party from any liability for: (i) any breach of any covenant or obligation contained in the merger agreement by such party prior to such termination; or (ii) any knowing inaccuracy in or breach of such party’s representations and warranties in the merger agreement or any other inaccuracy or breach to the extent that it had a material adverse effect on us or a material adverse effect on the ability of Applied Materials or the Merger Sub to complete the merger.
Fees and Expenses
          Pursuant to the merger agreement and except as provided therein, whether or not the merger is completed, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses.
          In the event, however, that: (i) we or Applied Materials terminate(s) the merger agreement because the merger was not completed by September 30, 2006; (ii) an acquisition proposal had been disclosed, announced, commenced, submitted or made at or prior to such termination; (iii) no shareholder meeting for the purpose of voting on the merger agreement had been held; and (iv) all antitrust approvals had been obtained, we must make a nonrefundable cash payment to Applied Materials in an amount equal to the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees, and filing fees) that have been paid or that may become payable by or on behalf of Applied Materials in connection with the preparation and negotiation of the merger agreement and related agreements, and otherwise in connection with the merger and the other transactions contemplated in the merger agreement, but in no event to exceed $3,000,000.
          In addition, pursuant to the merger agreement, we must pay to Applied Materials an amount equal to $18,100,000 (less any fees paid to Applied Materials under the previous paragraph) in cash if the merger agreement is terminated under any of the following circumstances:
•	if Applied Materials terminates because a triggering event has occurred;

•	if Applied Materials terminates by reason of any action taken by us, our board of directors or any member of our board of directors, which action becomes known by third parties, from which a reasonable person would conclude that one or more of our directors does not support the merger or does not believe the merger is fair to and in the best interests of our shareholders, and our shareholders subsequently do not vote in favor of the merger agreement;

•	if: (i) either party terminates the merger agreement because the merger is not completed by September 30, 2006, or because our shareholders have not approved the merger agreement at a meeting held for the purposes of voting on the merger; (ii) at or prior to termination of the merger agreement, an acquisition proposal has been disclosed, announced, commenced, submitted or made; and (iii) on or prior to the first anniversary of the termination of the merger agreement, an acquisition transaction is consummated or a definitive agreement with respect to an acquisition transaction is entered into; or

•	if we terminate the merger agreement in order to accept a superior offer and enter into a definitive acquisition agreement under the eighth bullet point under “—Termination of the Merger Agreement” above.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table presents certain information regarding the ownership of our common stock as of May 8, 2006, by:
•	each director;

•	our chief executive officer and our four other most highly compensated executive officers; and

•	all of our executive officers and directors as a group.
          Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days of May 8, 2006. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 15,708,938 shares of our common stock outstanding as of May 8, 2006. Unless otherwise indicated, the address for each listed shareholder is c/o Applied Films Corporation, 9586 E. I-25 Frontage Road, Suite 200, Longmont, CO 80504.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Thomas T. Edman (2)	275,246	1.75%
Lawrence D. Firestone (3)	188,925	1.20%
James P. Scholhamer (4)	57,600	*
Joachim Nell (5)	37,303	*
Jang Ho Bae (6)	39,547	*
Allen H. Alley (7)	28,000	*
Richard P. Beck (8)	42,000	*
John S. Chapin (9)	200,317	1.28%
Gerald J. Laber (10)	21,000	*
Vincent Sollitto, Jr. (11)	41,000	*
All executive officers and directors as a group (10 persons)(12)	930,938	5.93%

*	Less than one percent.

(1)	This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,708,938 shares outstanding on May 8, 2006, adjusted as required by rules promulgated by the SEC.

(2)	Includes 249,855 shares subject to options exercisable within 60 days of May 8, 2006.

(3)	Includes 182,400 shares subject to options exercisable within 60 days of May 8, 2006.

(4)	Includes 57,500 shares subject to options exercisable within 60 days of May 8, 2006.

(5)	Includes 35,250 shares subject to options exercisable within 60 days of May 8, 2006.

(6)	Includes 38,750 shares subject to options exercisable within 60 days of May 8, 2006.

(7)	Consists of 28,000 shares subject to options exercisable within 60 days of May 8, 2006.

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(8)	Includes 41,000 shares subject to options exercisable within 60 days of May 8, 2006.

(9)	Includes 35,000 shares subject to options exercisable within 60 days of May 8, 2006.

(10)	Consists of 21,000 shares subject to options exercisable within 60 days of May 8, 2006.

(11)	Consists of 41,000 shares subject to options exercisable within 60 days of May 8, 2006.

(12)	Includes options to purchase 546,559 shares exercisable within 60 days of May 8, 2006.
          In addition, as described above under “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page ___, upon the completion of the merger, stock options held by our executive officers and directors, like stock options held by our other employees, will be converted into options to acquire shares of Applied Materials Common Stock.
          The following table sets forth as of December 31, 2005, information concerning persons known to us who may be deemed to be beneficial owners of more than 5% of our common stock. Except as described in the footnotes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name and Address	Amount and Nature	Percent of
of Beneficial Owner	of Beneficial Ownership	Common Stock
Deephaven Capital Management	1,555,397	9.9%
130 Cheshire Lane, Suite 102 Minnetonka, MN 55305-1052

Artisan Partners Limited Partnership (1)	1,445,600	9.2%
875 East Wisconsin Ave., Suite 800 Milwaukee, WI 53202

Dimensional Fund Advisors Inc. (2)	1,020,227	6.5%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Eagle Asset Management, Inc. (3)	838,291	5.3%
880 Carillon Parkway St. Petersburg, FL 33716

(1)	In a Form 13F filed on August 12, 2005, Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler disclosed that as of June 30, 2005, they had acquired beneficial ownership of 897,600 shares of common stock, over which they had shared dispositive power and shared voting power.

(2)	In a Form 13F filed July 21, 2005, Dimensional Fund Advisors Inc. disclosed that as of June 30, 2005, it had 810,872 shares of common stock, over which it had sole voting power with respect to 795,472 shares and shared voting power with respect to 15,400 shares.

(3)	In a Schedule 13F filed on August 5, 2005, Eagle Asset Management Inc. disclosed that as of June 30, 2005, it exercised sole investment discretion over 862,215 shares of common stock. Of these 862,215 shares, Eagle Asset Management Inc. disclosed that it exercised sole voting authority over 49,510 shares and no voting authority over 812,705 shares.

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MARKET FOR THE COMMON STOCK; DIVIDEND DATA
          Our common stock is quoted on the NASDAQ National Market under the ticker symbol “AFCO.” This table shows, for the periods indicated, the high and low sales price per share for Applied Films common stock as reported by the NASDAQ National Market.

	Applied Films
	Common Stock
	High	Low
Year ending July 1, 2006
First Quarter	$27.84	$20.36
Second Quarter	$21.80	$18.75
Third Quarter	$24.75	$18.77
Fourth Quarter (through May __, 2006)
Year ended July 2, 2005
Fourth Quarter	$27.95	$21.09
Third Quarter	$24.86	$18.59
Second Quarter	$24.27	$17.28
First Quarter	$30.84	$16.50
Year ended June 26, 2004
Fourth Quarter	$31.41	$22.87
Third Quarter	$38.95	$26.93
Second Quarter	$35.00	$25.46
First Quarter	$34.70	$23.75
          The high and low sales price per share for Applied Films common stock as reported by the NASDAQ National Market on May ___, 2006, the latest practicable trading day before the filing of this proxy statement was $___and $___, respectively.
          As of May 8, 2006, our common stock was held of record by 15,708,938 shareholders.
          We have not declared or paid any cash dividends on our common stock previously. Historically, we have retained earnings, if any, to support the development of our business. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results and current and anticipated cash needs. The merger agreement provides that we may not pay any cash dividends without Applied Materials’ consent. Following the merger, our common stock will not be traded on any public market.

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OTHER MATTERS
          As of the date of this proxy statement, our board of directors is not aware of any matter to be presented for action at the Special Meeting, other than the matters set forth in this proxy statement. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form of proxy confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in accordance with their best judgment.
Adjournments
          The Special Meeting may be adjourned without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Special Meeting (excluding abstentions). We are soliciting proxies to grant the authority to vote in favor of adjournment of the Special Meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of approval of the merger agreement. Our board of directors recommends that you vote in favor of the proposal to grant the authority to vote your shares to adjourn the meeting, if necessary.
Shareholder Proposals
          We will hold an annual meeting of shareholders in 2006, or the 2006 annual meeting, only if the merger is not completed. To be considered for inclusion in our proxy materials for the 2006 annual meeting (if such meeting is held), you must have submitted your proposal in writing by June 3, 2006, to Applied Films Corporation, 9586 E. I-25 Frontage Road, Longmont, CO 80504; Attention: Corporate Secretary. Any such shareholder proposals must be submitted in accordance with applicable SEC rules and regulations. Any shareholder proposal not submitted pursuant to Rule 14a-18 will not be eligible for inclusion in the proxy material for the 2006 annual meeting (if one is held), but may be submitted to Applied Films.
Where You Can Find More Information
          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street N.E., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.
          Applied Materials has supplied all information contained in this proxy statement relating to Applied Materials and Merger Sub and we have supplied all information relating to us.
          You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May ___, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary.

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ANNEX A

AGREEMENT AND PLAN OF MERGER
among:
Applied Materials, Inc.,
a Delaware corporation;
Blue Acquisition, Inc.,
a Colorado corporation;
and
Applied Films Corporation,
a Colorado corporation

Dated as of May 4, 2006

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

A-iv

AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger is made and entered into as of May 4, 2006, by and among Applied Materials, Inc., a Delaware corporation (“Parent”), Blue Acquisition, Inc., a Colorado corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Applied Films Corporation, a Colorado corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement, the CBCA and the CCAA (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.
     B. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement, the Merger and the Contemplated Transactions.
Agreement
     The parties to this Agreement, intending to be legally bound, agree as follows:
     SECTION 1. Description of Transaction
          1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).
          1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CBCA and the CCAA.
          1.3 Closing; Effective Time. The closing of the Merger and the consummation of those transactions contemplated by this Agreement that are to be consummated at the time of the Merger (the “Closing”) shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, on a date to be designated by Parent (the “Closing Date”), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.5 and 7.4, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The Merger shall become effective at the time of the filing of a statement of merger with the Secretary of State of the State of Colorado in accordance with the CBCA and the CCAA or at such later time as may be specified in such statement of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

          1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:
          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time in a form acceptable to Parent;
          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and
          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.
          1.5 Effect on Capital Stock.
               (a) At the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:
               (i) any shares of Company Common Stock held by the Company or any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
               (ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
               (iii) except as provided in clauses “(i)” and “(ii)” above, and subject to Section 1.5(b), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $28.50 in cash, without any interest thereon (the “Merger Consideration”);
               (iv) all Company Options and Company Stock Awards shall be treated in accordance with Section 5.3; and
               (v) each share of common stock, without par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.
               (b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then the Merger Consideration shall be adjusted to the extent appropriate.

               (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any rights, then the Merger Consideration payable in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option or obligation, risk of forfeiture or other condition and need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates. Without limiting the generality of the foregoing, the Merger Consideration payable in exchange for the shares of Company Common Stock subject to those certain Pledge Agreements as set forth in Part 1.5(c) of the Company Disclosure Schedule shall become subject to the terms of such Pledge Agreements as of the Effective Time. Prior to the Effective Time, the Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.
          1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, other than the right of the holders of shares of Company Common Stock to receive the Merger Consideration set forth herein; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Paying Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.
          1.7 Exchange of Certificates.
               (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as the paying agent in connection with the Merger (the “Paying Agent”). Prior to or at the Closing, Parent shall deposit with the Paying Agent, in trust for the benefit of the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time, cash in an amount equal to the aggregate consideration payable pursuant to Section 1.5(a)(iii). The cash amount so deposited with the Paying Agent is referred to as the “Payment Fund.”
               (b) As soon as practicable following the Effective Time, the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Company Stock

Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration multiplied by the number of shares of Company Common Stock represented by the Company Stock Certificate; and (B) the Company Stock Certificate so surrendered shall be canceled. If any cash is to be paid to a Person other than the record holder of a Company Stock Certificate, it shall be a condition of such payment that the Company Stock Certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) or otherwise in proper form for transfer, and that the Person requesting payment shall: (1) pay to the Paying Agent any transfer or other Taxes required by reason of such payment to a Person other than the record holder of the Company Stock Certificate surrendered; or (2) establish to the satisfaction of Parent that such Tax has been paid or is not required to be paid. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive cash in an amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock represented by such Company Stock Certificate, without interest thereon. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any Merger Consideration, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond, in such sum as Parent may reasonably direct, as indemnity against any claim that may be made against the Paying Agent, Parent, the Surviving Corporation or any affiliated party with respect to such Company Stock Certificate.
               (c) Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Closing Date shall be delivered by the Paying Agent to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration, without any interest thereon.
               (d) Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock such amounts as Parent determines in good faith may be required to be deducted or withheld therefrom under the Code, or under any provision of state, local or non-U.S. Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
               (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of shares of Company Common Stock or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or other Legal Requirement.

          1.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and which is held by a shareholder who is entitled to exercise, and who has made a demand for, dissenters’ rights in accordance with Article 113 of the CBCA (such share being a “Dissenting Share,” and such shareholder being a “Dissenting Shareholder”) shall not be converted into the right to receive the Merger Consideration, but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to the CBCA. If any Dissenting Shareholder fails to perfect such shareholder’s dissenters’ rights under the CBCA or effectively withdraws or otherwise loses such rights with respect to any Dissenting Shares, then as of the later of the Effective Time or the date of loss of such rights, such Dissenting Shares shall automatically be converted into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Company Stock Certificate representing such Dissenting Shares. The Company shall give Parent: (a) prompt notice of any demand for payment of the fair value of any shares of Company Common Stock or any attempted withdrawal of any such demand for payment and any other instrument served pursuant to the CBCA and received by the Company relating to any shareholder’s dissenters’ rights; and (b) the opportunity to participate in all negotiations and proceedings with respect to any such demands for payment under the CBCA. The Company shall not make any payment with respect to, or settle or make an offer to settle, any such demand for payment at any time prior to the Effective Time, unless the Company shall have first obtained Parent’s consent.
          1.9 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
     SECTION 2. Representations and Warranties of the Company
     The Company represents and warrants to Parent and Merger Sub as follows (it being understood that: (i) each representation and warranty contained in this Section 2 is subject to the exceptions and disclosures set forth in the Company Disclosure Schedule; (ii) disclosure anywhere in the Company Disclosure Schedule shall constitute an exception or qualification to each of the representations and warranties of the Company if the disclosure contains sufficient detail to enable a reasonable person to recognize the relevance of such disclosure to the other representations and warranties; (iii) a representation that a document or material required to be delivered or otherwise provided to Parent shall be deemed satisfied if such document or material was made available to Parent in the Intralinks online due diligence data room for the Contemplated Transactions by 11:59 p.m. on May 1, 2006 (California Time); and (iv) the mere inclusion of an item in the Company Disclosure Schedule shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have a Company Material Adverse Effect):

          2.1 Subsidiaries; Due Organization; Qualification to do Business.
               (a) The Company has no Subsidiaries, except for the Entities identified in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005 or in Part 2.1(a) of the Company Disclosure Schedule (the “Company Subsidiaries”). Except for marketable securities held in the Company’s investment portfolio consistent with the Company’s past practices of cash management, neither the Company nor any of the Company Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Company Subsidiaries. Except as set forth in Part 2.1(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
               (b) Each of the Company and the Company Subsidiaries is a corporation or other Entity duly organized, validly existing and, in jurisdictions that recognize the concept, in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound.
               (c) Each of the Company and the Company Subsidiaries is qualified to do business as a foreign corporation or other Entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have or result in a Company Material Adverse Effect.
          2.2 Articles of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of the articles of incorporation and bylaws of the Company and the charter and other organizational documents of each of the other Acquired Corporations, including all amendments thereto, in each case except to the extent that such documents are filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005. The Company has delivered to Parent accurate and complete copies of: (a) the charters of all committees of the Company’s board of directors; and (b) any code of conduct, investment policy, whistleblower policy, disclosure committee policy or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations, except to the extent that such documents are filed as part of the Company’s definitive proxy statement filed with the SEC on September 30, 2005.
          2.3 Capitalization; Rights to Acquire Stock.
               (a) The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Company Common Stock, without par value, of which 15,708,938 shares have been issued and are outstanding as of the date preceding the date of this Agreement; and (ii) 1,000,000 shares of Preferred Stock, without par value, of which no shares are outstanding. No shares of Company Common Stock have been issued from the date preceding the date of this Agreement to the date of this Agreement, except pursuant to the exercise of Company Options in the ordinary course of business consistent with past practices. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Acquired Corporations holds any shares of Company Common Stock or any rights to acquire shares of Company Common Stock. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of any of the Acquired Corporations. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule, none of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding capital stock of the Company or other securities.
               (b) As of the date of this Agreement, 2,214,272 shares of Company Common Stock were subject to issuance pursuant to Company Options granted and outstanding under the Company Option Plans, and 12,250 shares of Company Common Stock were subject to issuance pursuant to Company Stock Awards granted and outstanding under the Company Option Plans. As of the date of this Agreement: (A) there is no participant in the Company’s Employee Stock Purchase Plan (the “Company ESPP”) and there is no ongoing offering or purchase period; and (B) 973,984 shares of Company Common Stock are reserved for future issuance pursuant to stock options not yet granted under the Company Option Plans. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (1) the particular Company Option Plan (if any) pursuant to which such Company Option was granted; (2) the name of the optionee; (3) the number of shares of Company Common Stock subject to such Company Option; (4) the exercise price of such Company Option; (5) the date on which such Company Option was granted; (6) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable; (7) the date on which such Company Option expires; (8) whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; and (9) whether the vesting of such Company Option would be accelerated, in whole or in part, as a result of the Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Award outstanding as of the date of this Agreement: (1) the particular Company Option Plan (if any) pursuant to which such Company Stock Award was granted; (2) the number of shares of Company Common Stock subject to such Company Stock Award; (3) the consideration, if any, to be paid upon the issuance of shares of Company Common Stock subject to such Company Stock Award; (4) the date on which such Company Stock Award was granted; (5) the applicable vesting schedule, and the extent to which such Company Stock Award is vested; (6) the date on which such Company Stock Award expires; and (7) whether the vesting of such Company Stock Award would be accelerated, in whole or in part, as a result of the Merger or any of the other Contemplated Transactions, alone or in combination with any termination of employment or other event. Each outstanding share of Company Common Stock that is or was subject to a repurchase right in favor of the Company is fully vested as of the date of this Agreement. The Company has delivered to Parent accurate and complete copies of: (v) each Company Option Plan; (w) each other stock option plan pursuant to which any of the Acquired Corporations has ever granted stock options to the extent that any options remain outstanding thereunder; (x) each stock option plan under which any Entity has granted stock options that were ever assumed by any of the Acquired Corporations to the extent that any options remain outstanding thereunder; (y) the forms of all stock option agreements evidencing options to purchase stock of any of the Acquired Corporations; and (z) the form of all stock award agreements evidencing awards to purchase stock of any of the Acquired Corporations. All Company Options and Company Stock Awards are evidenced by stock option agreements or stock award agreements, as applicable, in each case substantially identical to the forms delivered to Parent, and no stock option agreement or stock award agreement contains terms that are inconsistent with, or in addition to, the terms contained in such forms.
               (c) Each Company Option intended to qualify as an “incentive stock option” under the Code so qualifies and the exercise price of each such Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. As of and after the date of this Agreement, there are (and will be) no payroll deductions under, or shares issued pursuant to, the Company ESPP. Each Company Option and each Company Stock Award may be treated in accordance with Section 5.3 without the consent of the holder of such Company Option or Company Stock Award. No holder of any Company Option or any Company Stock Award is entitled to any treatment of such Company Option or Company Stock Award, as applicable, other than as provided in Section 5.3.
               (d) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that could reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of the capital stock or other securities of any of the Acquired Corporations.
               (e) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Stock Awards and all outstanding shares of the capital stock and other securities of the Acquired Corporations have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.
               (f) All of the outstanding shares of the capital stock or other equity interests of each of the Company Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company or by a Company Subsidiary, free and clear of any Encumbrances. There are no bonds, debentures, notes or other indebtedness of the Company issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company may vote.
          2.4 SEC Filings; Financial Statements.
               (a) The Company has delivered (or made available via the SEC EDGAR database) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents, and all Company Certifications (as defined below in this Section), filed or furnished by the Company with or to the SEC since July 2, 2005, including all amendments thereto (collectively, the “Company SEC Documents”). Except as set forth in Part 2.4(a) of the Company Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company or its officers with or to the SEC have been so filed or furnished on a timely basis. None of the Company Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Company SEC Documents required by: (A) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (B) Rule 13a-14 or 15d-14 under the Exchange Act; or (C) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the “Company Certifications”) is accurate and complete, and complied as to form and content with all applicable Legal Requirements.
               (b) The Acquired Corporations maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Acquired Corporations required to be disclosed by the Company in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has delivered to Parent accurate and complete copies of all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. The Company is, and has at all times been, in compliance with the applicable listing and other rules and regulations of the NASDAQ National Market and has not received any notice from the NASDAQ National Market asserting any non-compliance with any of such rules and regulations.
               (c) Except as set forth in Part 2.4(c) of the Company Disclosure Schedule, the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents, and the unaudited consolidated financial statements as of April 1, 2006 attached to Part 2.4(c) of the Company Disclosure Schedule: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, except to the extent subsequently modified or restated in any Company SEC Documents filed or furnished prior to the date of this Agreement; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.
               (d) To the Knowledge of the Company, the Company’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by the Company’s auditors for the Acquired Corporations were approved as required by Section 202 of the Sarbanes-Oxley Act.
               (e) The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Without limiting the generality of the foregoing, except as set forth in Part 2.4(e) of the Company Disclosure Schedule, there are no significant deficiencies or material weaknesses in the design or operation of the Acquired Corporations’ internal controls over financial reporting that could reasonably be expected to adversely affect the ability of the Acquired Corporations to record, process, summarize and report financial information. The Company has delivered to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.
               (f) Part 2.4(f) of the Company Disclosure Schedule lists, and the Company has delivered to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act) currently in effect or effected by any of the Acquired Corporations since January 1, 2002.
          2.5 Absence of Changes. Between January 1, 2006 and the date of this Agreement, except as set forth in Part 2.5 of the Company Disclosure Schedule:

          (a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect;
          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Acquired Corporations (whether or not covered by insurance);
          (c) none of the Acquired Corporations has: (i) except as set forth in Part 2.5(c) of the Company Disclosure Schedule, declared, accrued, set aside or paid any dividend or made any other distribution in respect of any capital stock or other securities, other than intercompany dividends and distributions in the ordinary course of business consistent with past practices; or (ii) repurchased, redeemed or otherwise reacquired any capital stock or other securities;
          (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for shares of Company Common Stock issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;
          (e) the Company has not amended or waived any of its rights or obligations under, or permitted the acceleration of vesting under: (i) any provision of any of the Company Option Plans; (ii) any provision of any Contract evidencing any outstanding Company Option or Company Stock Award; (iii) any restricted stock agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);
          (f) none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares or similar transaction;
          (g) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between January 1, 2006 and the date of this Agreement, exceeds $6,500,000 in the aggregate;
          (h) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, other than in amounts consistent with the Company’s historical practices generally;
          (i) none of the Acquired Corporations has: (i) lent money to any Person (other than routine travel advances made to employees in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money except to secure bonds or letters of credit to support customer deposits in the ordinary course of business consistent with past practices;
          (j) none of the Acquired Corporations has materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors or officers or generally to other employees;
          (k) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or SEC rules and regulations;
          (l) none of the Acquired Corporations has made any material Tax election or asked for or received any ruling in respect of any Tax, or entered into any Contract with any Governmental Body with respect to any Tax;
          (m) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and
          (n) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(m)” above.
          2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all material assets purported to be owned by them, including: (a) all assets reflected on the Unaudited Interim Balance Sheet (except for assets sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens or other Encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; and (iii) liens or other Encumbrances described in Part 2.6 of the Company Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all material assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased to the Acquired Corporations. The Acquired Corporations enjoy undisturbed possession of such leased assets.
          2.7 Real Property; Equipment; Real Property Leases.
               (a) Part 2.7(a) of the Company Disclosure Schedule identifies all parcels of real property and all buildings and similar structures owned by the respective Acquired Corporations (the real property and all buildings and structures described in Part 2.7(a) of the Disclosure Schedule are referred to as the “Owned Real Property.”) The Acquired Corporations have good, marketable and indefeasible fee title to the Owned Real Property. The Acquired Corporations own the Owned Real Property free and clear of any Encumbrances, except for: (i)

any lien for current taxes not yet due and payable; (ii) minor liens or other Encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the Owned Real Property or materially impair the operations of any of the Acquired Corporations; and (iii) the Encumbrances identified in Part 2.7(a) of the Company Disclosure Schedule. All water, sewer, gas, electricity, telephone and other utilities and utility services required by applicable Legal Requirements to be provided with respect to the Owned Real Property, and all such utilities and utility services necessary for the conduct of the businesses of the Acquired Corporations at or upon the Owned Real Property, are being supplied to the Owned Real Property and are presently installed and operating properly in all material respects.
               (b) Part 2.7(b) of the Disclosure Schedule identifies each real property lease (collectively, the “Leases”) pursuant to which any of the Acquired Corporations leases real property from any other Person. (All real property leased to the Acquired Corporations, including all buildings, structures, fixtures and other improvements leased to the Acquired Corporations, are referred to as the “Leased Real Property,” and, together with the Owned Real Property, as the “Company Real Property.”) The present use and operation of the Company Real Property are authorized by, and are in full compliance with, all applicable zoning, land use, building, fire, health, labor, safety and Environmental Laws (as defined in Section 2.16(f)) and other Legal Requirements. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present ownership, use or operation of any Company Real Property. To the Knowledge of the Company, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the present ownership, use or operation of any Company Real Property. Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, there are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Company Real Property to any Person other than the Acquired Corporations, and there is no Person in possession of any of the Company Real Property other than the Acquired Corporations.
               (c) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and, with due regard to the age thereof, are adequate for the conduct of the businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted.
          2.8 Intellectual Property.
               (a) Part 2.8(a) of the Company Disclosure Schedule accurately identifies:
               (i) in Part 2.8(a)(i) of the Company Disclosure Schedule: (A) each domain name or item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (C)

any other Person that has an ownership interest in such domain name or item of Registered IP and the nature of such ownership interest; and
               (ii) in Part 2.8(a)(ii) of the Company Disclosure Schedule: (A) each Contract pursuant to which any Intellectual Property Rights or Intellectual Property is licensed to any Acquired Corporation (other than software license agreements for any third-party non-customized software that is generally available to the public, for the scope of use currently exercised by such Acquired Corporation, at a cost of less than $25,000); and (B) whether these licenses are exclusive or nonexclusive (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license).
               (b) The Company has delivered to Parent an accurate and complete copy of each standard form of the following documents and Contracts used by any Acquired Corporation at any time since January 1, 2002: (i) terms and conditions pursuant to which any customer or other Person acquires, uses, licenses or otherwise receives the benefit of any Company Product; (ii) employee agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (iii) consulting or independent contractor agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (iv) confidentiality or nondisclosure agreement or similar Contract.
               (c) Except as set forth in Part 2.8(c) of the Company Disclosure Schedule, the Acquired Corporations exclusively own all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property licensed to the Company, as identified in Part 2.8(a)(ii) of the Company Disclosure Schedule or pursuant to license agreements for non-customized third-party software that is generally available to the public, for the scope of use currently exercised by such Acquired Corporation, at a cost of less than $25,000) free and clear of any Encumbrances (other than non-exclusive licenses granted by any Acquired Corporation in connection with the sale or license of Company Products in the ordinary course of business). Without limiting the generality of the foregoing, except as set forth in Part 2.8(c) of the Company Disclosure Schedule:
               (i) all documents and instruments necessary to perfect the rights of the Acquired Corporations in the Company IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;
               (ii) each Company Associate who is or was involved in the creation or development of any Company IP, Company Product or Company Product Software has signed a valid and enforceable agreement containing: (A) an irrevocable assignment of Intellectual Property Rights to, and a waiver of moral rights and other non-assignable Intellectual Property Rights in favor of, the appropriate Acquired Corporation; and (B) confidentiality provisions protecting the Company IP;

               (iii) no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company IP, including any claims under Germany’s Act of Employee’s Inventions or any similar Legal Requirement;
               (iv) no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution have been or are being, or are expected to be, used, directly or indirectly, to develop or create, in whole or in part, any Company IP, Company Product or Company Product Software, and no Company Associate who was involved in, or who contributed to, the creation or development of any Company IP performed services for any Governmental Body, university, college, research institute or other educational institution during a period of time during which such Company Associate was also performing services for any Acquired Corporation, except in each case for such funding, facilities, personnel or other involvements that have not resulted, and are not reasonably likely to result, in any material interference with or restriction on the Company’s ability to use any of the Company IP or in any material right, claim or interest in any of the Company IP on the part of any Governmental Body or any other Person;
               (v) each Acquired Corporation has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all material proprietary information held (or purported to be held) by any of the Acquired Corporations as a trade secret, including: (A) obtaining an appropriate binding non-disclosure agreement prior to disclosing to any third party (or permitting any third party to access) any trade secrets of any Acquired Corporation; and (B) imposing restrictions on unauthorized copying, unauthorized sale or transfer, recompilation, disassembly or reverse-engineering and other industry-standard restrictions on use prior to providing a third party with access to Company IP;
               (vi) none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company IP; and
               (vii) the Acquired Corporations own or otherwise have, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted without any additional expenditures or payments for such Intellectual Property Rights.
               (d) All Company IP that is Registered IP (other than pending applications) is, to the Knowledge of the Company, valid, subsisting and enforceable. Without limiting the generality of the foregoing, to the Knowledge of the Company and except as disclosed in Part 2.8(d) of the Company Disclosure Schedule:

               (i) all filings, payments and other actions required to be made or taken to maintain each item of Company IP that is Registered IP in full force and effect have been properly made and taken;
               (ii) no application for a patent or for a copyright or trademark registration or any other type of Registered IP, in each case that is material to the business of any of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted, and that has been filed by or on behalf of, or assigned to, any of the Acquired Corporations has been abandoned, allowed to lapse or rejected;
               (iii) no interference, opposition, reissue, reexamination, cancellation or other Legal Proceeding of any nature is or has been pending or, to the Knowledge of the Company, threatened, in which the scope, validity or enforceability of any Company IP that is Registered IP is being, has been or could reasonably be expected to be contested or challenged; and
               (iv) to the Knowledge of the Company, there is no basis for a non-frivolous claim that could reasonably be expected to result in a ruling, judgment or determination by any Governmental Body that any Company IP that is Registered IP that is material to the business of any of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted is invalid or unenforceable.
               (e) To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or could reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Company IP; (ii) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person; or (iii) the grant, assignment or transfer to any other Person of, or the right of any Person to exercise, any license or other right or interest under, to or in any of the Company IP.
               (f) To the Knowledge of the Company, except as set forth in Part 2.8(f) of the Company Disclosure Schedule, since January 1, 2003, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any Company IP.
               (g) To the Knowledge of the Company, except as set forth in Part 2.8(g) of the Company Disclosure Schedule, none of the Acquired Corporations and none of the Company IP, Company Products or Company Product Software has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing, to the Knowledge of the Company: (i) no Company Product, and no method or process used in the development, manufacturing or servicing of any Company Product, infringes, violates or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person; (ii) there is no legitimate basis for a claim that: (A) any Acquired Corporation or any Company Product has infringed or misappropriated any Intellectual

Property Right of another Person or engaged in unfair competition; or (B) any Company Product (or any method or process used in the development, manufacturing, or servicing of any Company Product) infringes, violates or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person.
               (h) The Company is not bound by any obligation to indemnify, defend, hold harmless or reimburse any other Person with respect to, and otherwise has not assumed or agreed to discharge or otherwise take responsibility for, any existing or potential infringement or misappropriation of any Intellectual Property Rights, except for those express obligations undertaken by the Company in the ordinary course of business and consistent with past practices to indemnify its customers for any infringement of Intellectual Property Rights by the Company Products.
               (i) No infringement, misappropriation or similar claim or Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened in writing against any Acquired Corporation or against any other Person who is, or has asserted or could reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Corporation with respect to such claim or Legal Proceeding (including any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded).
               (j) Since January 1, 2002, none of the Acquired Corporations has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations, the Company Products or the Company Product Software.
               (k) To the Knowledge of the Company, no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to an Acquired Corporation is pending or has been threatened, except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect: (i) the use or exploitation of such Intellectual Property or Intellectual Property Right by such Acquired Corporation; or (ii) the design, development, manufacturing, marketing, distribution, provision, licensing, or sale of any Company Product.
               (l) To the Knowledge of the Company, none of the Company Product Software contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of data) that materially and adversely affects the use, functionality or performance of such Company Product Software or any Company Product using, containing or including such Company Product Software.
               (m) None of the Company Product Software is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) requires or could reasonably be expected to require, or conditions or could reasonably be expected to condition, the use, distribution or availability of such Company

Product Software on, the disclosure, licensing or distribution of any Company Source Code for any portion of such Company Product Software; or (ii) otherwise imposes or could reasonably be expected to impose any material limitation, restriction or condition on the right or ability of the Company to use, distribute or make available any Company Product Software.
               (n) To the Knowledge of the Company, except as set forth in Part 2.8(n) of the Company Disclosure Schedule, no Company Source Code has been delivered, licensed or made available to any escrow agent or other Person (other than employees of the Acquired Corporations), and none of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any Company Source Code to any escrow agent or other Person.
          2.9 Contracts.
               (a) Part 2.9 of the Company Disclosure Schedule identifies each Company Contract that constitutes a Significant Contract, disclosed in subsections corresponding to the list set forth below. For purposes of this Agreement, each of the following shall be deemed to constitute a “Significant Contract”:
               (i) any Contract constituting a Company Employee Agreement providing for annual compensation to any individual in excess of $200,000, other than Contracts with German employees substantially in the form of the Company’s standard Contract for such employees attached to Part 2.9(a) of the Company Disclosure Schedule;
               (ii) any Contract: (A) with any works council, labor union or similar organization or body; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any Company Associate or any spouse, heir or Representative of any Company Associate; (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or commissions paid in the ordinary course of business) in excess of $25,000 to any Company Associate; or (D) pursuant to which any of the Acquired Corporations is or may become obligated to accelerate the vesting of, or otherwise modify, any stock option, restricted stock, stock appreciation right or other equity interest in any of the Acquired Corporations;
               (iii) any Contract identified or required to be identified in Part 2.8 of the Company Disclosure Schedule;
               (iv) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property or Intellectual Property Right, other than: (A) Contracts pursuant to which the Company obtains a license from a third party only to general-purpose, non-customized business application software that is not incorporated into any Company Product and is generally available to the public pursuant to a shrink-wrap, click-wrap or other similar mass-market license agreement; (B) standard forms of the type described in Section 2.8(b); and (C)

Contracts entered into in the ordinary course of business with customers for the sale of Company Products;
               (v) any Contract creating or relating to any partnership or joint venture or requiring any Acquired Corporation to share any revenues with any other Person (it being understood that “sharing of revenues” as contemplated by this clause “(v)” is not intended to include employee bonuses that are determined in part by the revenues of the Acquired Corporations);
               (vi) any Contract that provides for: (A) reimbursement of any Company Associate for, or advancement to any Company Associate of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any Company Associate;
               (vii) any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as a director, an officer or other employee, or as a consultant or an independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;
               (viii) any Contract pursuant to which any Acquired Corporation grants or receives marketing, distribution, system integration, OEM or any other similar rights for any product or service;
               (ix) any Contract creating a joint development, cooperative development, collaborative research or other similar arrangement with any Person;
               (x) any Contract (other than Contracts evidencing Company Options or Company Stock Awards): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;
               (xi) any Contract incorporating or relating to any guaranty, any warranty (other than warranties included in service contracts from suppliers which require annual payments of $25,000 or less and other than warranties in Contracts for the sale of Company Products), any sharing of liabilities or any indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts that do not deviate in any material respect from the standard forms referred to in Section 2.8(b);
               (xii) any Contract with a Person that supplies products or services (excluding Intellectual Property) to any Acquired Corporation where such products or services are not, as of the date of this Agreement, commercially available from another Person;
               (xiii) any Contract relating to the lease or sublease by any of the Acquired Corporations of any real property involving rents of more than $25,000 per year;
               (xiv) any Contract (including Contracts relating to the sale, lease, license, installation, evaluation, testing, maintenance, repair or support of any Company Product) that contemplates or involves the future payment or delivery of cash or other consideration (to or by any Acquired Corporation) in an amount or having a value in excess of $500,000 in the aggregate under such Contract (other than Contracts to purchase components for any Company Product if there is a Contract from a customer to purchase such Company Product), or contemplates or involves the performance of services (to or by any Acquired Corporation) having a value in excess of $500,000 in the aggregate under such Contract;
               (xv) any Contract that has a term of more than one year and that may not be terminated by an Acquired Corporation (without penalty in excess of $25,000) within 60 days after the delivery of a termination notice by such Acquired Corporation (other than: (A) confidentiality or nondisclosure agreements entered into by any Acquired Corporation in the ordinary course of business consistent with past practices; (B) Contracts to sell Company Products entered into in the ordinary course of business consistent with past practices; (C) Contracts to purchase components for any Company Product if there is a Contract from a customer to purchase such Company Product; and (D) Contracts for the sale by the Company of spare parts in the ordinary course of business consistent with past practices);
               (xvi) any Contract relating to the acquisition, development, sale or disposition of any business unit or product line of any of the Acquired Corporations or of any Company IP;
               (xvii) any Contract relating to the acquisition of a material portion of the assets of, or a material equity or other interest in, any other Entity or any business conducted by any other Entity; and
               (xviii) any Contract: (A) requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction; or (B) that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under this Agreement, or to consummate any of the Contemplated Transactions.
The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Significant Contract.

               (b) Each Company Contract that constitutes a Significant Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
               (c) Except as set forth in Part 2.9(c) of the Company Disclosure Schedule: (i) to the Knowledge of the Company, none of the Acquired Corporations has violated or breached in any material respect, or committed any default in any material respect under, any Company Contract; (ii) to the Knowledge of the Company, no other Person has violated or breached in any material respect, or committed any default in any material respect under, any Company Contract; (iii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (A) result in a violation or breach in any material respect of any of the provisions of any Company Contract; (B) give any Person the right to declare a default in any material respect under any Company Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (D) give any Person the right to accelerate the maturity or performance of any Company Contract that constitutes a Significant Contract; or (E) give any Person the right to cancel, terminate or modify any Company Contract that constitutes a Significant Contract; and (iv) since January 1, 2003, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract that constitutes a Significant Contract.
          2.10 Customers; Company Products; Services
               (a) Part 2.10(a) of the Company Disclosure Schedule accurately identifies the ten largest customers of the Acquired Corporations by consolidated revenues for the fiscal year ended July 2, 2005 and for the nine months ended April 1, 2006, and specifies the revenues received from each such customer for the fiscal year ended July 2, 2005 and for the nine months ended April 1, 2006. The Company has not received any written notice or other written communication (and no employee of any of the Acquired Corporations at the level of first line manager or above has received any oral notice or other communication) indicating that any customer or other Person identified or required to be identified in Part 2.10(a) of the Company Disclosure Schedule intends to cease dealing, or materially reduce its business, with any of the Acquired Corporations.
               (b) Except as set forth in Part 2.10(b) of the Company Disclosure Schedule or as readily ascertainable by reference to the express terms of a Significant Contract, no Acquired Corporation is obligated to, and no Acquired Corporation has indicated that it would: (i) provide any recipient of any Company Product or prototype (or any other Person) with any upgrade, improvement or enhancement of a Company Product or prototype; or (ii) design or develop a new product, or a customized, improved or new version of a Company Product, for any other Person.
               (c) Except as set forth in Part 2.10(c) of the Company Disclosure Schedule and except for any obligations fully reserved for on the Unaudited Interim Balance Sheet, each Company Product sold, leased, licensed, delivered, installed, provided or otherwise made available by any Acquired Corporation or accepted by any customer of any of the Acquired Corporations since January 1, 2002: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements, other than any non-conformity or non-compliance that has been cured prior to the date of this Agreement or that has not had and could not reasonably be expected to result in a material liability to any Acquired Corporation; and (ii) was free of any design defect, manufacturing or construction defect or other defect or deficiency at the time it was sold, leased, licensed, delivered, installed, provided or otherwise made available, other than any defect that has been cured prior to the date of this Agreement or that has not had and could not reasonably be expected to result in a material liability to any Acquired Corporation. No Company Product has ever been the subject of any recall or other similar action of any Governmental Body.
               (d) All installation services, repair services, maintenance services, support services and other services that have been performed by any of the Acquired Corporations since January 1, 2002 were performed properly and in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements, other than any non-conformity that has been cured prior to the date of this Agreement, has been fully reserved for in the Unaudited Interim Balance Sheet or has not had or could not reasonably be expected to result in a material liability to any Acquired Corporation.
               (e) Except as set forth in Part 2.10(e) of the Company Disclosure Schedule, since January 1, 2005, no customer or other Person has asserted in writing or threatened in writing to assert any claim against any of the Acquired Corporations involving more than $50,000: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; or (ii) based upon any services performed by any of the Acquired Corporations.
          2.11 Liabilities. None of the Acquired Corporations has, and none of the Acquired Corporations is or may become responsible for performing or discharging, any material accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporations pursuant to the express terms of Company Contracts; and (d) liabilities to pay legal, investment banking and other professional advisory fees incurred by the Acquired Corporations in connection with the Contemplated Transactions or other out-of-pocket expenses related to the Contemplated Transactions.
          2.12 Compliance with Legal Requirements; Certain Business Practices.
               (a) Except as set forth in Part 2.12(a) of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times since January 1, 2004 been, in compliance in all material respects with all applicable Legal Requirements. Since January 1, 2004, none of the Acquired Corporations has received any written notice or other written communication (and no employee of any Acquired Corporation at a level of first line manager or above has received any oral notice or other communication) from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.
               (b) Since January 1, 2001, except as set forth in Part 2.12(b) of the Company Disclosure Schedule, no Acquired Corporation has ever exported or re-exported, directly or indirectly, any item to any destination in any countries set forth in Part 2.12(b) of the Company Disclosure Schedule.
               (c) To the Knowledge of the Company, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations with respect to any matter relating to any of the Acquired Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.
          2.13 Governmental Authorizations.
               (a) The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since January 1, 2004 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2004, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.
               (b) Part 2.13(b) of the Company Disclosure Schedule provides a complete list of, and a description of the terms of, all pending and outstanding grants, incentives, qualifications and subsidies (collectively, “Grants”) from the Government of the Republic of Germany or any agency thereof, or from any other Governmental Body, granted or made available to any of the Acquired Corporations involving an amount in excess of $50,000 in any individual case or $500,000 in the aggregate. The Acquired Corporations are in compliance in all material respects with all of the terms, conditions and requirements of their respective Grants and have duly fulfilled all the undertakings relating thereto. To the Knowledge of the Company, the applicable Governmental Body has no intention to revoke or materially modify any of the Grants. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, does, will or could reasonably be expected to (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any Grant identified or required to be identified in Part 2.13(b) of the Company Disclosure Schedule.

          2.14 Tax Matters.
               (a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the “Acquired Corporation Returns”): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.
               (b) The Unaudited Interim Balance Sheet fully accrues all liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with GAAP, except for liabilities for Taxes incurred since the date of the Unaudited Interim Balance Sheet in the operation of the business of the Acquired Corporations. The Company will establish, prior to the Closing Date, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of the Unaudited Interim Balance Sheet through the Closing Date. Part 2.14(b) of the Company Disclosure Schedule sets forth the gain, if any, recognized by the Company for U.S. federal income Tax purposes attributable to the acquisition, sale and lease back after July 2, 2005 of certain Company facilities located in the State of Colorado.
               (c) Except as set forth in 2.14(c) of the Company Disclosure Schedule, no Acquired Corporation and no Acquired Corporation Return is currently subject to or has been subject since January 1, 2000 to any Tax examination or audit by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.
               (d) No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens or other Encumbrances for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481 or 263A of the Code (or any comparable provision of U.S. state or local or non-U.S. Tax Legal Requirements) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.
               (e) No claim has ever been delivered by any Governmental Body to an Acquired Corporation in a jurisdiction where an Acquired Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

               (f) There are no Contracts relating to allocating or sharing of Taxes to which any Acquired Corporation is a party. None of the Acquired Corporations is liable for Taxes of any other Person pursuant to any Contract or any Legal Requirement (including pursuant to Treasury Regulation Section 1.1506-6 or any similar U.S. state or local or non-U.S. Legal Requirement), or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person’s Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes) or is a party to any Contract providing for payments by an Acquired Corporation with respect to any amount of Taxes of any other Person.
               (g) No Acquired Corporation has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code. No Acquired Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
               (h) No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company is the common parent.
               (i) The Company has delivered to Parent accurate and complete copies of all income Tax Returns of the Acquired Corporations for all Tax years that remain open or are otherwise subject to audit (or the reopening of an audit), and all other material Tax Returns of the Acquired Corporations filed since July 1, 2000.
               (j) The Company has disclosed on its income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.
               (k) No Acquired Corporation has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Legal Requirement.
               (l) None of the tax attributes (including net operating loss carryforwards and general business tax credits) of the Acquired Corporations is limited by Section 382, 383 or 1502 of the Code (or any corresponding or similar U.S. state or local or non-U.S. Legal Requirement which, with Sections 382, 383 and 1502 of the Code, are collectively referred to as the “Section 382 and Related Provisions”) for any period ending on or prior to the Closing Date. The Company had: (i) as of December 31, 2005, €28,168 of German corporation tax loss carryforwards, €17,227 of German trade tax loss carryforwards and BEF 1,019,551 of net operating loss carryforwards in Belgium, each of which has an indefinite life; (ii) RMB 1,399,539 of net operating loss carryforwards in the People’s Republic of China as of July 2, 2005, which expire in 2009, JPY 124,016,253 of net operating loss carryforwards in Japan as of December 31, 2005, which have an indefinite life, and TWD 182,304,913 of net operating loss carryforwards in Taiwan as of December 31, 2005, which expire in June 2010; and (iii) the tax basis set forth in Part 2.14(l) of the Company Disclosure Schedule for U.S. federal income Tax purposes attributable to the assets (including stock of any subsidiaries) held by the Company or used by the Company as set forth in Part 2.14(l) of the Company Disclosure Schedule. Except for the Section 382 and Related Provisions, the consummation of the Merger will not result in the loss of any favorable Tax holiday, increase in any Tax rate applicable to the Surviving Corporation, or otherwise adversely affect the Surviving Corporation’s Tax position after the Closing Date.
               (m) Each of the Acquired Corporations has withheld from each payment or deemed payment made to Company Associates or to its past or present suppliers, creditors, shareholders or other third parties all material Taxes and other deductions required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies.
               (n) The Acquired Corporations are in compliance with all material transfer pricing requirements in all jurisdictions in which the Acquired Corporations do business. None of the transactions between the Acquired Corporations and other related Persons (including the Acquired Corporations) is subject to adjustment, apportionment, allocation or recharacterization under Section 482 of the Code or any similar U.S. state or local or non-U.S. Legal Requirement, and all of such transactions have been effected on an arm’s length basis. The Acquired Corporations have appropriate documentation of all transfer pricing methodologies.
          2.15 Employee and Labor Matters; Benefit Plans.
               (a) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, the employment of each of the Acquired Corporations’ employees who perform services primarily within the United States is terminable by the applicable Acquired Corporation “at will.”
               (b) To the Knowledge of the Company, immediately prior to the execution of this Agreement, except as set forth in Part 2.15(b) of the Company Disclosure Schedule: (i) no officer or other employee at the level of first line manager or above intends to, or has communicated any intention to, terminate his or her employment with any of the Acquired Corporations; and (ii) no officer or other employee of any of the Acquired Corporations at the level of first line manager or above is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that may have a material effect on the business or operations of any of the Acquired Corporations.
               (c) Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. Without limiting the generality of the foregoing, except as set forth in Part 2.15(c) of the Company Disclosure Schedule, none of the German Employees (as defined in Section 2.15(q)) and none of the Acquired Corporations in Germany are subject to any collective bargaining agreement

(Tarifvertrag), shop agreement (Betriebsvereinbarungen), company practice (betriebliche Übungen), collective promise (Gesamtzusagen) or other Contract with any labor union, works council or other body of employee representation, relating to the German Employees voluntarily or not, or by which the business of the Acquired Corporations is affected. Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, since January 1, 2001, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, there is not now pending, and, to the Knowledge of the Company, since January 1, 2001, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. There is no claim or grievance (other than immaterial and routine claims or grievances) pending or, to the Knowledge of the Company, threatened relating to any employment Contract, wages and hours, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints.
               (d) Except as set forth in Part 2.15(d) of the Company Disclosure Schedule, since January 1, 2004, none of the current or former independent contractors of any of the Acquired Corporations could be reclassified as an employee, except as could not reasonably be expected to result in a material liability to any Acquired Corporation.
               (e) Part 2.15(e) of the Company Disclosure Schedule contains an accurate and complete list, by country and as of the date hereof, of each Company Employee Plan. Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, none of the Acquired Corporations intends, and none of the Acquired Corporations has committed, to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement in any material respect (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).
               (f) The Company has delivered to Parent accurate and complete copies of: (i) all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the four most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets, if any; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Legal Requirement with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all written materials provided to any Company Associate relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that could reasonably be expected to result in any material liability to any of the Acquired Corporations or any Company Affiliate; (vii) all material correspondence since January 1, 2005 to or from any Governmental Body relating to any Company Employee Plan; (viii) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the four most recent plan years; and (ix) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.
               (g) Each of the Acquired Corporations and Company Affiliates has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and with all applicable provisions of ERISA, the Code and other Legal Requirements. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. All Company Pension Plans required to have been approved by any non-U.S. Governmental Body have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Each Company Employee Plan intended to be tax qualified under applicable Legal Requirements is so tax qualified, and no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Company Employee Plan. Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Company Employee Plan intended to be qualified under Section 401(a) of the Code has: (i) been terminated; or (ii) incurred a partial termination as determined under applicable Legal Requirements within the last six years. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no claims or Legal Proceedings pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, any of the Acquired Corporations or any Company Affiliate (other than any liability for ordinary administration expenses). There are no audits or inquiries pending or, to the Knowledge of the Company, threatened by the IRS, the United States Department of Labor or any other Governmental Body with respect to any Company Employee Plan. None of the Acquired Corporations, and no Company Affiliate, has ever incurred: (i) any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements. Each of the Acquired Corporations and Company Affiliates has made all contributions and other payments required by and due under the terms of each Company Employee Plan. Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and IRS Notice 2005-1. No nonqualified deferred compensation plan has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.
               (h) None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. None of the Acquired Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Company Pension Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations. There are no liabilities of the Acquired Corporations with respect to any Company Employee Plan that are not properly accrued and reflected in the financial statements of the Company in accordance with GAAP.
               (i) None of the Acquired Corporations, and no Company Affiliate, maintains, sponsors or contributes to any Company Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured. No Company Employee Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, none of the Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or to Company Associates as a group) or any other Person that such Company Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.
               (j) Except as expressly required or provided by this Agreement or as set forth in Part 2.15(j) of the Company Disclosure Schedule, neither the execution of this

Agreement nor the consummation of any of the Contemplated Transactions could reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate.
               (k) Each of the Acquired Corporations and Company Affiliates: (i) is, and at all times has been, in compliance in all material respects with all Legal Requirements respecting employment, terms and conditions of employment, employment practices or other labor related matters, including applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of Company Associates as employees and independent contractors, classification of Company Associates as exempt or non-exempt, applicable wage and hour laws, occupational safety and health laws; and (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Associates. No Acquired Corporation or Company Affiliate: (A) is liable for any arrears of wages or any taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; or (B) is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Company Associates (other than routine payments to be made in the normal course of business and consistent with past practices). Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against any of the Acquired Corporations or any Company Affiliate under any worker’s compensation policy or long-term disability policy.
               (l) Except as set forth in Part 2.15(l) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any Company Associate, and no payments have been made or will be made to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements). No Acquired Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.
               (m) To the Knowledge of the Company, no Company Associate is obligated under any Contract or subject to any Order of any court or other Governmental Body that would interfere with such Company Associate’s efforts to promote the interests of the Acquired Corporations or that would interfere with the businesses of the Acquired Corporations or any Company Affiliate. To the Knowledge of the Company, neither: (i) the execution or delivery of this Agreement; nor (ii) the carrying on of the business of any Acquired Corporation or any Company Affiliate as presently conducted or any activity of any Company Associate in connection with the carrying on of the business of any Acquired Corporation or any Company Affiliate as currently conducted, will or could reasonably be expected to, to the Knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default under any Contract by which any such Company Associate is now bound.
               (n) Except as set forth in Part 2.15(n) of the Company Disclosure Schedule, since January 1, 2003, none of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “relocation”, “mass layoff” or “termination” (as defined in the Worker Adjustment and Retraining Notification Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.
               (o) Part 2.15(o) of the Company Disclosure Schedule, identifies each option re-pricing or option exchange program undertaken by any Acquired Corporation. Each option re-pricing or exchange program identified in Part 2.15(o) of the Company Disclosure Schedule: (i) was effected in compliance in all material respects with all applicable Contracts; and (ii) has been accurately reflected in accordance with GAAP in the financial statements contained or incorporated by reference in the Company SEC Documents.
               (p) Part 2.15(p) of the Company Disclosure Schedule identifies each loan or other advance made by any of the Acquired Corporations to any Company Associate since January 1, 2003 or that is currently outstanding, other than routine travel advances made to employees in the ordinary course of business.
               (q) Part 2.15(q) of the Company Disclosure Schedule sets forth an accurate and complete list of all employees (including directors and officers (Geschaeftsfuehrer und leitende Angestellte)) of the Acquired Corporations (without names) who reside or work in Germany as of the date of this Agreement (such employees, together with the consultants and freelancers referred to below in this Section, the “German Employees”), together in each case with the following information with respect to such employees: (i) current position; (ii) total current annual compensation (including bonus for which such German Employee is eligible); (iii) outstanding promises of additional remuneration (other than remuneration payable pursuant to Legal Requirements in Germany); and (iv) years of service. The Company has delivered to Parent accurate and complete copies of all types of standard employment agreements (including consultant and freelance agreements) in relation to the German Employees or copies of actual employment agreements if no such standard employment agreement is used (or if a standard employment agreement that deviates in any material respect from such standard employment agreement is used) or a description of the terms of employment if there exists no written employment agreement. Except as set forth in Part 2.15(q) of the Company Disclosure Schedule: (A) all obligations and liabilities of the Acquired Corporations to provide pensions and pension benefits to all German Employees pursuant to German Legal Requirements, practice or otherwise are accrued on the Unaudited Interim Balance Sheet in accordance with GAAP; and (B) there are no unwritten policies, practices or customs of the Acquired Corporations that are not accrued for in the Unaudited Interim Balance Sheet and, by extension, could reasonably be expected to entitle the German Employees in general to benefits in addition to what such German Employees are entitled to by applicable Legal Requirements or under the terms of such German

Employees’ employment Contracts (including unwritten customs or practices concerning the payment of severance pay when it is not required under applicable Legal Requirements). For purposes of this Agreement (other than the first full sentence of this Section 2.15(q)), the term “German Employee” shall be construed to include consultants and freelancers who devote a majority of their working time in Germany to the business of an Acquired Corporation or, due to the circumstances of their engagement, could otherwise be reasonably deemed to be subject to German Legal Requirements with respect to labor matters (excluding any external temporary workers).
          2.16 Environmental Matters.
               (a) Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Laws; and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof.
               (b) Since January 1, 2003, none of the Acquired Corporations has received any notice or other communication, whether from a Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future.
               (c) Except as set forth in Part 2.16(c) of the Company Disclosure Schedule (and except as would not, and could not reasonably be expected to, result in a material liability or obligation of any Acquired Corporation, including any material remediation): (i) all Company Real Property and any other property that is or was leased to or controlled or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of proscribed levels of any Materials of Environmental Concern (as defined in Section 2.16(f)) or material environmental contamination of any nature; (ii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Company Real Property or any other property that is or was leased to or controlled or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.16(f)).
               (d) To the Knowledge of the Company, no Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with all applicable Environmental Laws.
               (e) No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar U.S. state or local or non-U.S. list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.
               (f) For purposes of this Agreement: (i) “Environmental Law” means any Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment; and (iii) “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.
          2.17 Insurance. The Company has delivered to Parent copies of all material insurance policies and material self-insurance programs or arrangements relating to the business, assets or operations of any of the Acquired Corporations. Each of such insurance policies, programs and arrangements is in full force and effect. None of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations involving an amount in excess of $50,000 in any individual case or $100,000 in the aggregate. With respect to each claim or Legal Proceeding that has been asserted or filed against any Acquired Corporation, the Company has provided written notice of such claim or Legal Proceeding to the appropriate insurance carrier(s), if any, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such claim or Legal Proceeding, or informed any Acquired Corporation of its intent to do so.
          2.18 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed with the SEC prior to the date of this Agreement, during the period commencing on the date of the Company’s last proxy statement filed with the SEC through the date of this Agreement, no event has occurred and no circumstance has existed that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
          2.19 Legal Proceedings; Orders.
               (a) Part 2.19(a) of the Company Disclosure Schedule identifies each pending Legal Proceeding, and (to the Knowledge of the Company) each Legal Proceeding that any Person has threatened in writing to commence: (i) that involves: (A) any of the Acquired Corporations; (B) any business or securities of any of the Acquired Corporations; (C) any of the assets owned, leased or used by any of the Acquired Corporations; or (D) any alleged action or omission on the part of any director or officer of any Acquired Corporation in his or her capacity as such; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any Legal Proceeding of the type described in clause “(i)” or clause “(ii)” of the first sentence of this Section 2.19(a).
               (b) There is no Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no officer or other key employee of any of the Acquired Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.
          2.20 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has: (a) unanimously determined that the Merger is fair to, and in the best interests of, the Company and its shareholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously adopted this Agreement, the Merger and the other Contemplated Transactions; and (c) unanimously recommended the approval of this Agreement, the Merger and the other Contemplated Transactions (as applicable) by the holders of shares of Company Common Stock and directed that this Agreement, the Merger and the other Contemplated Transactions (as applicable) be submitted for consideration by the Company’s shareholders at the Company Shareholders’ Meeting (as defined in Section 5.2(a)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the Contemplated Transactions.
          2.21 Vote Required. The affirmative vote of not less than two–thirds of the voting power of the issued and outstanding shares of Company Common Stock on the record date for the Company Shareholders’ Meeting (the “Required Company Shareholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the Merger.
          2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or could reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of: (i) any of the provisions of the articles of incorporation and bylaws of the Company or the charter or other organizational documents of any of the other Acquired Corporations; or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;
          (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;
          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Grant or other Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;
          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Company Contract; (ii) claim a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any such Company Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Company Contract;
          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or
          (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Company IP, or the transfer of any material asset of any of the Acquired Corporations to any Person.
Except as may be required by the Exchange Act, the CBCA, the CCAA, the HSR Act, any non-U.S. Antitrust Law, and the rules and regulations of the NASDAQ National Market (as they relate to the Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger or any of the other Contemplated Transactions.
          2.23 Fairness Opinion. The Company’s board of directors has received the written opinion of Citigroup Global Markets, Inc. (“Citigroup”), financial advisor to the Company, dated May 3, 2006, to the effect that the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company. The Company has furnished an accurate and complete copy of said written opinion to Parent.

          2.24 Financial Advisor. Except for Citigroup, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Citigroup and its affiliates and all fees, commissions and other amounts that may become payable to Citigroup and its affiliates by the Acquired Corporations if the Merger is consummated will not exceed the amount set forth in Part 2.24 of the Company Disclosure Schedule. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Citigroup.
          2.25 Full Disclosure. The Proxy Statement, at the time it is mailed to the shareholders of the Company or at the time of the Company Shareholders’ Meeting (or any adjournment or postponement thereof), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that the Company makes no representation as to the accuracy of information, if any, provided by Parent to be incorporated in the Proxy Statement.
     SECTION 3. Representations and Warranties of Parent and Merger Sub
     Parent and Merger Sub represent and warrant to the Company as follows:
          3.1 Due Organization; Etc.. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.
          3.2 Authority. Subject to obtaining the vote of Parent as the sole shareholder of Merger Sub with respect to the Merger, each of Parent and Merger Sub has the corporate right, power and authority to enter into and to perform its respective obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors.
          3.3 Binding Nature of Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
          3.4 No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Merger.

          3.5 Financing. As of the date hereof Parent has, and as of the Effective Time Parent will have, sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid as Merger Consideration in the Merger.
          3.6 Disclosure. None of the information to be supplied by or on behalf of Parent to the Company specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the shareholders of the Company or at the time of the Company Shareholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     SECTION 4. Certain Covenants of the Company
          4.1 Access and Investigation. During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time and the valid termination of this Agreement (the “Pre-Closing Period”), the Company shall, and the Company shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations as Parent may reasonably request; provided, however, that Parent and Parent’s Representatives shall provide reasonable advance notice of such requested access and requested documents and shall not materially disrupt the business operations of any of the Acquired Corporations. During the Pre-Closing Period, the Company shall, and the Company shall cause the Representatives of each of the Acquired Corporations to, permit Parent’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent, after the Closing, to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of: (i) all material operating and financial reports prepared by the Acquired Corporations for the Company’s senior management, including copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; (ii) any written materials or communications sent by or on behalf of the Company to its shareholders; (iii) any material written notice, document or other communication (or any material oral notice or other communication sent or received by any employee of any Acquired Corporation at the level of first line manager or above) (other than any communication that relates solely to routine commercial transactions and that is of the type sent in the ordinary course of business and consistent with past practices) sent by or on behalf of any of the Acquired Corporations to any party to any Significant Contract or sent to any of the Acquired Corporations by any party to any Significant Contract; (iv) any notice, report or other document filed with or sent to any

Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions; and (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body. During the Pre-Closing Period, the Company shall, and the Company shall cause the Representatives of each of the Acquired Corporations to, provide any documents or information to Parent, and take any other actions, as Parent may reasonably request in order for Parent to elect to treat the Merger as a “qualified stock purchase” within the meaning of Section 338 of the Code in the event that Parent determines that it might desire to do so.
          4.2 Operation of the Company’s Business.
               (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in accordance with past practices; (ii) the Company shall use commercially reasonable efforts to cause each of the Acquired Corporations to conduct its business and operations in compliance with all applicable Legal Requirements and the requirements of all Significant Contracts, to preserve intact its current business organization, to keep available the services of its current officers and other employees and to maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations and with all Governmental Bodies; (iii) the Company shall promptly notify Parent of any claim asserted or Legal Proceeding commenced, or, to the Knowledge of the Company, threatened against, relating to, involving or otherwise affecting any of the Acquired Corporations that relates to any of the Contemplated Transactions; (iv) the Company shall consult with Parent (and take Parent’s views into account) in determining whether to take any action (and in connection with any action taken by any of the Acquired Corporations) relating to any of the matters described in Item 2 of Part A of the Company Disclosure Schedule; and (v) the Company shall use its reasonable efforts to settle the matter identified in Part 4.2(a) of the Company Disclosure Schedule in the manner set forth therein (it being understood that the Company shall consult with Parent (and take Parent’s views into account) in connection with any such settlement).
               (b) During the Pre-Closing Period, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld with respect to the matters described in clauses “(iv),” “(vi),” “(vii),” “(x),” “(xi),” “(xii),” “(xiii),” “(xiv),” “(xv),” “(xvi)” and “(xviii)” of this sentence), and the Company shall ensure that each of the other Acquired Corporations does not, without the prior written consent of Parent which consent shall not be unreasonably withheld with respect to the matters described in clauses “(iv),” “(vi),” “(vii),” “(x),” “(xi),” “(xii),” “(xiii),” “(xiv)” “(xv),” “(xvi)” and “(xviii)” of this sentence):
               (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than intercompany payments made under any arrangements among any Acquired Corporations that are existing on the date of this Agreement and that are consistent with past practices;
               (ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) the Company may issue shares of Company Common Stock upon the valid exercise of Company Options or Company Stock Awards outstanding as of the date of this Agreement; and (2) the Company may, in the ordinary course of business and consistent with the past practices set forth in Part 4.2(b)(ii) of the Company Disclosure Schedule, grant Company Options one time each quarter to employees (including officers) of the Company, provided that such Company Options: (x) shall have an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options; (y) shall not contain any “single-trigger,” “double-trigger” or other vesting acceleration provisions and shall not be subject to acceleration (in whole or in part) as a result of the Merger or any of the other Contemplated Transactions (whether alone or in combination with any termination of employment or other event); and (z) shall contain the Company’s standard vesting schedule;
               (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Option Plans or any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract, except as set forth in Part 4.2(b)(iii) of the Company Disclosure Schedule or as required by applicable Legal Requirements;
               (iv) amend or permit the adoption of any amendment to its articles of incorporation and bylaws of the Company or the charter or other organizational documents of any of the other Acquired Corporations or form any Subsidiary;
               (v) except as set forth in Part 4.2(b)(v) of the Company Disclosure Schedule: (A) acquire any equity interest or other interest in any other Entity; or (B) effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;
               (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that do not exceed the amount set forth in Part 4.2(b)(vi) of the Company Disclosure Schedule);
               (vii) (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by: (1) any Significant Contract of the type described in clauses “(ii),” “(v),” “(vii),” “(x),” “(xvi),” “(xvii)” or “(xviii)” of Section 2.9(a); (2) any Contract (or series of related Contracts) that: (x) contemplate(s) or involve(s) the development of a new product and the possible future payment of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $15 million in the aggregate under such Contract or Contracts; and (y) is or are determined by Parent in good faith to impair the value of the Acquired Corporations taken as a whole or the Merger to Parent (it being understood that Parent’s reasonableness in deciding whether to consent to any matter referred to in this clause “(2)” shall take into account the extent of any such impairment); or (3) other than in the ordinary course of business and consistent with past practices, any other Significant Contract; or (B) other than in the ordinary course of business consistent with past practices, amend or terminate, or waive any material right or remedy under, any Significant Contract;
               (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices);
               (ix) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances that do not materially detract from the value of such assets or materially impair the operations of any of the Acquired Corporations;
               (x) lend money to any Person (other than routine travel expense advances made to directors or officers or other employees in the ordinary course of business), or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;
               (xi) except as set forth in Part 4.2(b)(xi) of the Company Disclosure Schedule, establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (A) may provide routine, reasonable salary increases to employees in the ordinary course of business and in accordance with past practices in connection with the Company’s customary employee review process; (B) may amend the Company Employee Plans referred to in Part 2.15(e) of the Company Disclosure Schedule to the extent required by applicable Legal Requirements; and (C) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans referred to in Part 2.15(e) of the Company Disclosure Schedule that are existing on the date of this Agreement);
               (xii) (A) promote any employee to the level of first line manager or above or change any such employee’s title; or (B) hire any employee at the level of first line manager or above, in each case except in order to fill a position at (but not higher than) the level of first line manager vacated after the date of this Agreement or as set forth in Part 4.2(b)(xii) of the Company Disclosure Schedule;
               (xiii) other than as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

               (xiv) make any material Tax election or request any material Tax ruling;
               (xv) commence any Legal Proceeding, except with respect to routine collection matters in the ordinary course of business and consistent with past practices and except for any Legal Proceeding against Parent in connection with this Agreement or the Contemplated Transactions;
               (xvi) except as set forth in Part 4.2(b)(xvi) of the Company Disclosure Schedule, settle any Legal Proceeding or other material claim, except pursuant to a settlement that does not involve any liability or obligation on the part of any Acquired Corporation or involves only the payment of monies by the Acquired Corporations of not more than $250,000 in the aggregate for all such settlements;
               (xvii) except as set forth in Part 4.2(b)(xvii) of the Company Disclosure Schedule, enter into any Contract covering any Company Associate, or make any payment to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements);
               (xviii) except pursuant to arrangements that are in effect as of the date of this Agreement or applications on file as of the date of this Agreement and described in Part 4.2(b)(xviii) of the Company Disclosure Schedule, apply for funding, support, benefits or incentives from any Governmental Body; or
               (xix) agree or commit to take any of the actions described in clauses “(i)” through “(xviii)” of this Section 4.2(b).
               (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by any member of the Company’s executive team or board of directors of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.
          4.3 No Solicitation.
               (a) During the Pre-Closing Period, the Company shall not, directly or indirectly, and the Company shall ensure that its Subsidiaries and the respective directors, officers and financial advisors of the Acquired Corporations do not (and the Company shall use its reasonable efforts to ensure that the other Representatives of the Acquired Corporations do not, which reasonable efforts shall include using its best efforts to cause the following actions to cease after any member of the executive team of any Acquired Corporation becomes aware of such action), directly or indirectly:
               (i) solicit, initiate, induce, facilitate or encourage the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;
               (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;
               (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry;
               (iv) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or
               (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement of the type described in, and only if in accordance with, the proviso below in this Section 4.3(a));
provided, however, that prior to the approval of this Agreement by the Required Company Shareholder Vote, this Section 4.3(a) shall not prohibit the Company from: (A) furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to an Acquisition Proposal submitted to the Company by such Person (and not withdrawn) that is reasonably expected to result in a Superior Offer by such Person; or (B) withdrawing or modifying the Company Board Recommendation and/or endorsing or recommending any Acquisition Proposal, in any case under clause “(A)” or “(B)” of this proviso if: (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3; (2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company’s shareholders under applicable law; (3) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary provisions; (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent); and (5) prior to withdrawing or modifying the Company Board Recommendation and/or endorsing or recommending any Acquisition Proposal, the Company complies with Section 5.2(c) and notifies Parent in writing that it intends to so withdraw or modify the Company Board Recommendation and/or endorse or recommend such Acquisition Proposal. Without limiting the generality of the foregoing, the Company shall ensure that no director, officer or financial advisor of any of the Acquired Corporations (and the Company shall use its reasonable efforts to ensure that no other Representatives of any of the Acquired Corporations) takes any action inconsistent with any of the provisions set forth in the preceding sentence, and the Company acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence by any director, officer or financial advisor of any of the Acquired Corporations, whether or not such director, officer or financial advisor is purporting to act on behalf of any of the Acquired Corporations, and any action inconsistent with any of the provisions set forth in the preceding sentence by any other Representative of any of the Acquired Corporations if the Company has not used reasonable efforts to ensure that such Representative not to take such action, shall be deemed to constitute a breach of this Section 4.3 by the Company.
               (b) If any Acquisition Proposal or Acquisition Inquiry is made or submitted by any Person during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any modification or proposed modification thereto.
               (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.
               (d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire or similar Contract to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will cause each such agreement to be enforced to the extent requested by Parent. The Company also shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or a possible equity investment in any Acquired Corporation to return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

     SECTION 5. Additional Covenants of the Parties
          5.1 Proxy Statement.
               (a) As promptly as practicable after the date of this Agreement, the Company shall prepare the Proxy Statement which shall be in form and substance reasonably satisfactory to Parent. The Company shall: (i) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and other applicable Legal Requirements; (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement, and include in the Proxy Statement all changes reasonably proposed by Parent; (iii) promptly cause the Proxy Statement to be filed with the SEC; (iv) promptly provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand; (v) promptly notify Parent upon the receipt of any comments or requests from the SEC or its staff with respect to the Proxy Statement; (vi) provide Parent with a reasonable opportunity to review and comment on any subsequent drafts of the Proxy Statement and any related correspondence and filings, and include in the Proxy Statement and in any such correspondence and filings all changes reasonably proposed by Parent; (vii) promptly respond to any comments or requests of the SEC or its staff; and (viii) cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable following the date of this Agreement. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Contemplated Transactions.
               (b) If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such event or information and shall, in accordance with the procedures set forth in Section 5.1(a): (i) prepare and file with the SEC such amendment or supplement as promptly thereafter as practicable; and (ii) if appropriate, cause such amendment or supplement to be mailed to the shareholders of the Company as promptly as practicable.
          5.2 Company Shareholders’ Meeting.
               (a) The Company shall take all action necessary under all applicable Legal Requirements to call (promptly after the execution and delivery of this Agreement), give notice of and hold a meeting of the holders of shares of Company Common Stock to vote on the approval of this Agreement, the Merger and the other Contemplated Transactions (the “Company Shareholders’ Meeting”). The Company Shareholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement, and in any event no later than the date 40 days after the date on which the staff of the SEC communicates its final clearance of the mailing of the Proxy Statement. The Company shall ensure that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements. In the event that Parent shall cast any votes in respect of the Merger, Parent shall disclose to the Company its interest in such shares so voted.

               (b) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company’s shareholders vote to approve this Agreement and the Merger at the Company Shareholders’ Meeting (the recommendation of the Company’s board of directors that the Company’s shareholders vote to approve this Agreement and the Merger being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted. The Proxy Statement shall include the opinion of Citigroup referred to in Section 2.23.
               (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the approval of this Agreement by the Required Company Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) on the date that the Company provides notice to the Company’s board of directors of any meeting of the Company’s board of directors at which such board of directors considers the possibility of withdrawing the Company Board Recommendation or modifying the Company Board Recommendation in a manner adverse to Parent (and, in any event, at least 24 hours prior to the date of such meeting), the Company shall have provided to Parent written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; and (ii) the Company’s board of directors determines in good faith, after taking into account the written advice of the Company’s outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company’s board of directors to comply with its fiduciary obligations to the Company’s shareholders under applicable law. The Company shall notify Parent promptly (and in any event within two hours) of: (A) any withdrawal of or modification to the Company Board Recommendation; and (B) the circumstances surrounding such withdrawal or modification.
               (d) The Company’s obligation to call, give notice of and hold the Company Shareholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, making, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation; provided, however, that the Company shall not be required to hold the Company Shareholders’ Meeting during any period where the Company Board Recommendation is withdrawn or modified in a manner adverse to Parent.
          5.3 Stock Options, Stock Awards and Company ESPP.
               (a) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall either: (i) assume such Company Option converted as provided above; or (ii) replace such Company Option by issuing a reasonably equivalent replacement stock option to purchase Parent Common Stock in substitution therefor, in either case, subject to the remainder of this Section 5.3(a), in accordance with the same terms (as in effect as of the date of this Agreement) of the applicable

Company Option Plan and the same terms of the stock option agreement by which such Company Option is evidenced, except as such terms may be modified pursuant to a mutual agreement between Parent and the holder of such Company Option (all Company Options that are assumed or replaced pursuant to this Section 5.3(a) are hereafter referred to as “Assumed Options”). All rights to purchase shares of Company Common Stock under Assumed Options shall thereupon be converted into rights to purchase Parent Common Stock. Accordingly, from and after the Effective Time: (A) each Assumed Option may be exercised solely for shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Assumed Option shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Assumed Option immediately prior to the Effective Time by the Conversion Ratio (as defined below in this Section), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (C) the per share exercise price for the Parent Common Stock issuable upon exercise of each Assumed Option shall be determined by dividing the per share exercise price of shares of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) any restriction on the exercise of any Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option shall otherwise remain unchanged as a result of the assumption or replacement of such Assumed Option; provided, however, that: (1) each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (2) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Assumed Option. For the purpose of this Section 5.3(a), the “Conversion Ratio” shall mean the fraction (rounded to the nearest 1/10,000) having a numerator equal to the Merger Consideration and having a denominator equal to the average closing price of Parent Common Stock as reported on the NASDAQ National Market for the period of ten consecutive trading days ending on (and including) the second trading day prior to the Closing Date (adjusted to the extent appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock).
               (b) Parent shall file with the SEC, no later than the Filing Date (as defined below in this section), a registration statement on Form S-8 (or any successor form), if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to such Assumed Options eligible for registration on Form S-8. For purposes of this Section 5.3(b), “Filing Date” shall mean the later of: (i) 10 business days after the date on which the Effective Time occurs; or (ii) 10 business days after the date on which the Company provides to Parent all information reasonably requested by Parent in connection with the filing of the Form S-8 and the integration of the employees of the Company into Parent’s stock option exercise program, including information with respect to the number of outstanding options and the exercise prices thereof immediately prior to the Effective Time. The Company shall use commercially reasonable efforts to provide to Parent or its Representatives the information set forth in clause “(ii)” of the preceding sentence and to otherwise cooperate with Parent and its

Representative in connection with the filing of the Form S-8 and the integration of the employees of the Company into Parent’s stock option exercise program promptly following a request by Parent.
               (c) At the Effective Time, Parent may (but shall not be obligated to) assume any or all of the Company Option Plans or merge any of such Company Option Plans into any stock option plan of Parent. If Parent elects to so assume or merge any Company Option Plan, then, under such Company Option Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Option Plan as of the Effective Time (including any shares subsequently returned to such share reserves as a result of the termination of Assumed Options), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Option Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to the administration of such Company Option Plan.
               (d) At the Effective Time, each Company Stock Award that is outstanding and unvested immediately prior to the Effective Time shall be converted into and become a stock award of Parent Common Stock, and Parent shall either: (i) assume such Company Stock Award converted as provided above; or (ii) replace such Company Stock Award by issuing a reasonably equivalent replacement stock award of Parent Common Stock in substitution therefor, in either case, subject to the remainder of this Section 5.3(d), in accordance with the same terms (as in effect as of the date of this Agreement) of the applicable Company Option Plan and the same terms of the stock award agreement by which such Company Stock Award is evidenced, except as such terms may be modified pursuant to a mutual agreement between Parent and the holder of such Company Stock Award (all Company Stock Awards that are assumed or replaced pursuant to this Section 5.3(d) are hereafter referred to as “Assumed Stock Awards”). All rights to receive shares of Company Common Stock under Assumed Stock Awards shall thereupon be converted into rights to receive Parent Common Stock. Accordingly, from and after the Effective Time: (A) each Assumed Stock Award will be a stock award solely for the right to receive shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Assumed Stock Award shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Assumed Stock Award immediately prior to the Effective Time by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (C) any restriction on the exercise of any Assumed Stock Award shall continue in full force and effect and the vesting schedule and other terms and provisions of such Assumed Stock Award shall otherwise remain unchanged as a result of the assumption or replacement of such Assumed Stock Award; provided, however, that: (1) each Assumed Stock Award shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent Common Stock subsequent to the Effective Time; and (2) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Assumed Stock Award.
               (e) Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Option Plans and otherwise), including the issuance to the holders of Company Stock Awards of an assumption confirmation notice, to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options or Company Stock Awards have no rights with respect thereto other than those specifically provided in this Section 5.3.
               (f) Prior to the Effective Time, the Company shall take all action that may be necessary to cause all participants’ rights under all current offering periods under the Company’s ESPP to terminate on or prior to the day immediately preceding the Closing Date, and on such date all accumulated payroll deductions allocated to each participant’s account under the ESPP shall thereupon be returned to each participant as provided by the terms of the ESPP and no shares of Company Common Stock shall be purchased under the ESPP for such final offering period. As of the close of business on the day immediately prior to the Closing Date, the Company shall have terminated the ESPP after having provided the notice of such termination as required by the terms of the ESPP. The form and substance of the notice regarding the ESPP termination shall be subject to the review and approval of Parent.
          5.4 Employee Matters.
               (a) Effective as of no later than the day immediately preceding the Closing Date, each of the Acquired Corporations and Company Affiliates shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each an “Acquired Corporation 401(k) Plan”) (unless Parent provides written notice to the Company that any such Acquired Corporation 401(k) Plan(s) shall not be terminated). Unless Parent provides such written notice to the Company, no later than five business days prior to the Closing Date, the Company shall provide Parent with evidence that such Acquired Corporation 401(k) Plan(s) have been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the board of directors of the Company, any Acquired Corporation or Company Affiliate, as the case may be. The form and substance of such resolutions shall be subject to the prior review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Acquired Corporation 401(k) Plan(s) as Parent may reasonably request.
               (b) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, the Company shall cooperate with Parent to ensure that such requirements are complied with prior to the Effective Time. Prior to the Effective Time, neither the Company nor any of the other Acquired Corporations shall communicate with any employees of any of the Acquired Corporations regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior approval of Parent unless such communication is made in accordance with the terms of a written plan mutually agreed upon by Parent and the Company prior to such communication (it being understood that it shall not be deemed to be a breach of this Section 5.4(b) for an Acquired Corporation to communicate with an employee of such Acquired Corporation who contacts such Acquired Corporation to discuss an offer proposed by, or other statement made by, Parent as long as such communication is limited to a discussion of such offer or statement).
          5.5 Indemnification of Officers and Directors.
               (a) All rights to indemnification by the Company existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, as provided in the Company’s articles of incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) identified in Part 2.9(a)(vi) of the Company Disclosure Schedule, shall survive the Merger and be observed by the Surviving Corporation to the fullest extent available under Colorado law for a period of six years from the date on which the Merger becomes effective, and Parent shall cause the Surviving Corporation to so observe such rights (including, to the extent necessary, by providing funds to ensure such observance).
               (b) From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage or a “tail” policy with comparable coverage.
          5.6 Regulatory Approvals; Additional Agreements.
               (a) Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file notifications under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters.
               (b) Subject to the confidentiality provisions of the Nondisclosure Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 5.6(a). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Nondisclosure Agreement, each of Parent and the Company shall: (i) consult with the other prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any Legal Proceeding related solely to this Agreement or the Contemplated Transactions (including any such Legal Proceeding relating to any Antitrust Law); (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such party with or to any Governmental Body related solely to this Agreement or the Contemplated Transactions.
               (c) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Merger or any of the other Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.
               (d) Subject to Section 5.6(e), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.6(e), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger.
               (e) Notwithstanding anything to the contrary contained in Section 5.6 or elsewhere in this Agreement, neither Parent nor Merger Sub shall have any obligation under this Agreement: (i) to divest or agree to divest (or cause any of its Subsidiaries or any of the Acquired Corporations to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or any of the Acquired Corporations to take or agree to take) any other action or agree (or cause any of its Subsidiaries or any of the Acquired Corporations to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; or (ii) to contest any Legal Proceeding relating to the Merger or any of the other transactions contemplated by this Agreement.
          5.7 Disclosure. During the Pre-Closing Period, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of the Acquired Corporations or any Representative of any of the Acquired Corporations to, make any disclosure to the public regarding the Merger or any of the other Contemplated Transactions unless: (a) Parent shall have approved such disclosure (such approval not to be unreasonably withheld); or (b) the Company shall have been advised by its outside legal counsel that such disclosure is required by applicable law and shall have provided Parent with reasonable advance notice of the Company’s intention to make such disclosure and the content of such disclosure; provided, however, that the Company is permitted to make disclosure to the public regarding the Merger or any of the other Contemplated Transactions in accordance with the terms of the press release and the analyst scripts previously approved by Parent.
          5.8 Resignation of Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Closing the resignation of each director of each of the Acquired Corporations, which resignation shall be effective upon the Effective Time.
          5.9 Internal Controls. If, during the Pre-Closing Period, the Company or the Company’s auditors identify any significant deficiencies or material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a significant deficiency or a material weakness) in the effectiveness of the Company’s internal control over financial reporting, then the Company shall notify Parent as promptly thereafter as practicable and shall use its reasonable best efforts during the Pre-Closing Period to rectify such significant deficiency or material weakness, as the case may be.
          5.10 Parent Approval. Promptly after the execution of this Agreement by the parties hereto, Parent, as the sole shareholder of Merger Sub, shall approve this Agreement and the Merger and provide written confirmation thereof to the Company.
     SECTION 6. Conditions Precedent to Obligations of Parent and Merger Sub
     The obligations of Parent and Merger Sub to cause the Merger to be effected and otherwise cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
          6.1 Accuracy of Representations.
               (a) Each of the Specified Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any Specified

Representation made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of the Specified Representations as of the foregoing dates, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded.
               (b) The Other Company Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any Other Company Representation made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (i) for purposes of determining the accuracy of the Other Company Representations as of the foregoing dates (and for purposes of determining the accuracy of the Other Company Representations for purposes of clause “(ii)” of this proviso): (A) all “Company Material Adverse Effect” and other “materiality” qualifications limiting the scope of the Other Company Representations or limiting the scope of any defined terms used in the Other Company Representations shall be disregarded; and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded; and (ii) any inaccuracies in the Other Company Representations will be disregarded if all circumstances constituting such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a Company Material Adverse Effect.
          6.2 Performance of Covenants. All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
          6.3 Antitrust Approvals.
               (a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.
               (b) Any waiting period applicable to the consummation of the Merger under any applicable non-U.S. Legal Requirement relating to antitrust or competition matters shall have expired or been terminated.
               (c) Any Governmental Authorization or other Consent required to be obtained with respect to the Merger under any applicable Antitrust Law shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.
          6.4 Shareholder Approval. This Agreement shall have been duly approved by the Required Company Shareholder Vote.
          6.5 Certificate. Parent shall have received a certificate executed by the Chief Executive Officer of the Company confirming that the conditions set forth in Sections 6.1(a), 6.1(b), 6.2, 6.6, 6.8, 6.9 and 6.10 have been duly satisfied.

          6.6 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Company Material Adverse Effect.
          6.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes the consummation of the Merger illegal.
          6.8 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of its Subsidiaries or any of the Acquired Corporations any damages or other relief that could reasonably be expected to be material to Parent or constitute (or be reasonably expected to result in) a Company Material Adverse Effect; (c) seeking to prohibit or limit in any material respect the ability of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets or business as a result of the Merger or any of the other Contemplated Transactions; or (f) seeking to impose (or that, if adversely determined, could reasonably be expected to result in the imposition of) any criminal sanctions or liability on any of the Acquired Corporations.
          6.9 No Other Litigation. There shall not be pending any Legal Proceeding in which there is a reasonable expectation of an outcome that is adverse to Parent, Merger Sub, any affiliate of Parent or any of the Acquired Corporations: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent, any affiliate of Parent or any of the Acquired Corporations any damages or other relief that could reasonably be expected to be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect ability of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that could materially and adversely affect the right or ability of Parent, any affiliate of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations in a manner reasonably expected to result in a Company Material Adverse Effect; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets or business as a result of the Merger or any of the other Contemplated Transactions.

          6.10 Sarbanes-Oxley Certifications. Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification as and in the form required under Rule 13a-14 or Rule 15d-14 under the Exchange Act or 18 U.S.C. §1350.
     SECTION 7. Conditions Precedent to Obligation of the Company
     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:
          7.1 Accuracy of Representations.
               (a) Each of the representations and warranties of Parent and Merger Sub contained in Sections 3.2, 3.3, 3.4 and 3.5 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.
               (b) Each of the representations and warranties of Parent and Merger Sub contained in Sections 3.1 and 3.6 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (i) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates (and for purposes of determining the accuracy of such representations and warranties for purposes of clause “(ii)” of this proviso), all “materiality” qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if all circumstances constituting such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.
          7.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
          7.3 Shareholder Approval. This Agreement shall have been duly approved by the Required Company Shareholder Vote.
          7.4 Certificate. The Company shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.
          7.5 Antitrust Approval. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order against the Company preventing the consummation of the Merger by the Company under U.S. law shall have been issued by any U.S. court of competent jurisdiction or other U.S. Governmental Body and remain in effect, and there shall not be any U.S. Legal Requirement enacted or deemed applicable to the Merger that makes the consummation of the Merger by the Company illegal under U.S. law.
          7.7 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party and in which there is a reasonable expectation of any criminal sanctions or criminal liability being imposed on any of the directors or executive officers of the Company.
     SECTION 8. Termination
          8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Shareholder Vote):
          (a) by mutual written consent of Parent and the Company;
          (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 2006; provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by September 30, 2006 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) unless the Company shall have made any payment required to be made to Parent pursuant to Section 8.3(a);
          (c) by Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;
          (d) by either Parent or the Company if: (i) the Company Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s shareholders shall have taken a final vote on a proposal to approve this Agreement and the Merger; and (ii) this Agreement and the Merger shall not have been approved at the Company Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote; provided, however, that: (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement approved by the Required Company Shareholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section

8.1(d) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(c);
          (e) by Parent (at any time prior to the approval of this Agreement by the Required Company Shareholder Vote) if a Triggering Event shall have occurred;
          (f) by Parent if: (i) any of the Specified Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(a) would not be satisfied (it being understood that, for purposes of determining the accuracy of the Specified Representations as of the date of this Agreement or as of any subsequent date, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); (ii) any of the Other Company Representations shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of the Other Company Representations as of the date of this Agreement or as of any subsequent date, and for purposes of determining the accuracy of the Other Company Representations for purposes of clause “(ii)” of the proviso to Section 6.1(b): (A) all “Company Material Adverse Effect” and other “materiality” qualifications limiting the scope of the Other Company Representations or limiting the scope of the defined terms used in the Other Company Representations shall be disregarded; and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded); or (iii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.1(a) would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company and the Company is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company written notice of such inaccuracy or breach;
          (g) by the Company if: (i) any of the representations and warranties of Parent and Merger Sub in Sections 3.2, 3.3, 3.4 and 3.5 shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(a) would not be satisfied; (ii) any of the other representations and warranties of Parent and Merger Sub shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub in Sections 3.2, 3.3 and 3.4 as of the date of this Agreement or as of any subsequent date, and for purposes of determining the accuracy of such other representations and warranties of Parent and Merger Sub for purposes of clause “(ii)” of the proviso to Section 7.1(b): (A) all “materiality” qualifications limiting the scope of such other representations and warranties shall be disregarded; or (iii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent and Parent is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent written notice of such inaccuracy or breach; or
          (h) by the Company (at any time prior to the approval of this Agreement by the Required Company Shareholder Vote), in order to accept a Superior Offer and enter into a Specified Definitive Acquisition Agreement (as defined below) relating to such Superior Offer, if: (i) there shall not have been any breach in any material respect of any obligations contained in Section 4.3; (ii) the board of directors of the Company shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Definitive Acquisition Agreement”); (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Definitive Acquisition Agreement as an attachment) containing the Company’s representation and warranty that: (A) the Specified Definitive Acquisition Agreement has been duly executed and delivered to the Company by the other party thereto and the offer thereby made by such other party cannot be withdrawn by such other party at any time during the period of two days commencing on the date of Parent’s receipt of such notice; (B) the board of directors of the Company has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and the termination of this Agreement pursuant to this Section 8.1(h); and (C) the Company intends to enter into the Specified Definitive Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this Section 8.1(h); (iv) a period of at least three business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its Representatives available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment to this Agreement or a possible alternative transaction; (v) the Company shall have promptly advised Parent of any modification proposed to be made to the Specified Definitive Acquisition Agreement by the other party thereto; (vi) any written proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by the board of directors of the Company in good faith, and such board of directors shall have determined in good faith, after having obtained and taken into account a written opinion of an independent financial advisor of nationally recognized reputation, that the terms of the proposed amendment to this Agreement (or other alternative transaction) are not as favorable to the Company’s shareholders, from a financial point of view, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement

as modified to the extent that the Company has advised Parent pursuant to clause (v) of this Section 8.1(h); and (vii) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(e).
          8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (a) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; (b) the Nondisclosure Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms; and (c) the termination of this Agreement shall not relieve any party from any liability for: (i) any knowing inaccuracy in or breach of any representation or warranty contained in this Agreement or any other inaccuracy in or breach of any representation or warranty contained in this Agreement to the extent that such inaccuracy or breach: (A) in the case of the Company had (or would be reasonably expected to have) a Company Material Adverse Effect; and (B) in the case of Parent or Merger Sub, had (or would reasonably be expected to have) a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger; or (ii) any breach of any covenant or obligation contained in this Agreement.
          8.3 Expenses; Termination Fees.
               (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that:
               (i) Parent shall pay all fees and expenses, other than the Company’s attorneys’ fees, incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable non U.S. Antitrust Law; and
               (ii) if: (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b); (B) at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; (C) prior to the time of the termination of this Agreement the Company Shareholders’ Meeting shall not have been held; and (D) at or prior to the time of the termination of this Agreement the condition set forth in Section 6.3 shall have been satisfied, then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(d)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in the next sentence, in an amount equal to the aggregate amount of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and the other agreements referred to in this Agreement and otherwise in connection with the Merger and the other transactions contemplated by this Agreement; provided, however, that the amount payable pursuant to this Section 8.3(a) shall in no event exceed $3,000,000.

In the case of termination of this Agreement by the Company pursuant to Section 8.1(b), any nonrefundable payment required to be made pursuant to clause “(ii)” of the proviso to the preceding sentence shall be made by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b), any nonrefundable payment required to be made pursuant to clause “(ii)” of the proviso to the preceding sentence shall be made by the Company within two business days after such termination.
               (b) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent in cash a nonrefundable fee in the amount of $18,100,000 within two business days after such termination, less any expense reimbursement paid by the Company pursuant to Section 8.3(a)(ii).
               (c) If: (i) any Specified Action shall have occurred; and (ii) following such Specified Action, this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $18,100,000. In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.
               (d) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; and (iii) on or prior to the first anniversary of such termination of this Agreement, either: (A) an Acquisition Transaction is consummated; or (B) a definitive agreement with respect to an Acquisition Transaction is entered into by an Acquired Corporation, then the Company shall pay to Parent, in cash on the earlier of the consummation of such Acquisition Transaction or the execution of such definitive agreement (and in addition to any amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount of $18,100,000, less any expense reimbursement that was paid by the Company pursuant to Section 8.3(a)(ii).
               (e) If this Agreement is terminated by the Company pursuant to Section 8.1(h), then, prior to the time of such termination, the Company shall pay to Parent a nonrefundable fee in the amount of $18,100,000 in cash.
               (f) If the Company fails promptly to pay when due any amount payable by the Company under this Section 8.3, then: (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the lower of: (i) 175 basis points over the “prime rate” (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.
     SECTION 9. Miscellaneous Provisions
          9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time (whether before or after the approval of this Agreement by the shareholders of the Company); provided, however, that after approval of this Agreement by the Company’s shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
          9.2 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
          9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.
          9.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Nondisclosure Agreement shall not be superseded and shall remain in full force and effect and shall apply to: (a) all Confidential Information (as defined in the Nondisclosure Agreement) relating to the Acquired Corporations provided by or on behalf of the Company to Parent and its Representatives after the date hereof; and (b) all Confidential Information (as defined in the Nondisclosure Agreement) relating to Parent and its affiliates provided by or on behalf of Parent to the Company and its Representatives after the date hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
          9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the

Contemplated Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury.
          9.6 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2.
          9.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
          9.8 Assignability; No Third Party Rights . This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by a party without the other party’s prior written consent shall be void and of no effect. Except as specifically provided in Section 5.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
          9.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), two business days after delivery to such courier; (c) if sent by facsimile transmission before 5:00 p.m. in California, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. in California and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:
if to Parent or Merger Sub:
Applied Materials, Inc.
2881 Scott Boulevard, M/S 2064
Santa Clara, CA 95050
Attention: Joseph Sweeney, Senior Vice President, General
     Counsel and Corporate Secretary
Facsimile: (408) 563-4635

and to:
Applied Materials, Inc.
3050 Bowers Avenue, M/S 0105
Santa Clara, CA 95054
Attention: Greg Psihas, Managing Director, Corporate
     Business Development
Facsimile: (408) 986-7260
if to the Company:
Applied Films Corporation
9586 E. I-25 Frontage Road, Suite 200
Longmont, Colorado 80504
Attention: Lawrence D. Firestone, Senior Vice President, Chief Financial
     Officer, Treasurer and Secretary
Facsimile: (303) 678-9275
with a copy (which shall not constitute notice) to:
Varnum Riddering Schmidt & Howlett LLP
Bridgewater Place
333 Bridge Street, N.W.
P.O. Box 352
Grand Rapids, MI 49501
Attention: Daniel C. Molhoek, Esq.
Facsimile: (616) 336-7000
          9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.
          9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          9.12 Construction.
               (a) For purposes of Section 2, the Company shall be deemed to have “delivered” a document to Parent if the Company: (i) lists such document in the index posted on the online data room; and (ii) includes the document in the online data room by 11:59 p.m. on May 1, 2006 (California Time).
               (b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
               (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
               (d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
               (e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.
               (f) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
               (g) Where monetary thresholds set forth in Section 2 and 4 are denominated in U.S. dollars and not in any non-U.S. dollar currency, applicable expenditures, revenues, payments or other matters to be used in determining whether such threshold has been attained or exceeded shall include the amounts of all such expenditures, payments, revenues or costs made, earned, paid or otherwise denominated in non-U.S. dollar currencies, as such amounts are converted into U.S. dollars at the applicable exchange rate reported in the Wall Street Journal on: (i) with respect to thresholds set forth in Section 2, the date of this Agreement; and (ii) with respect to thresholds set forth in Section 4, the date that the applicable expenditure or payment is made.
               (h) All references to “business days” shall mean days on which banks are open for business in California and in Colorado.
[Remainder of page intentionally left blank]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Applied Materials, Inc.
By:	/s/ Michael R. Splinter
	Name:	Michael R. Splinter
	Title:	President and Chief Executive Officer

Blue Acquisition, Inc.
By:	/s/ George S. Davis
	Name:	George S. Davis
	Title:	President

Applied Films Corporation
By:	/s/ Thomas T. Edman
	Name:	Thomas T. Edman
	Title:	President and Chief Executive Officer

Merger Agreement Signature Page

Exhibit A
Certain Definitions
     For purposes of the Agreement (including this Exhibit A):
     Acquired Corporations. “Acquired Corporations” shall mean: (a) the Company; (b) each of the Company Subsidiaries; and (c) any other Entity that has been merged with or into, or that is a predecessor to, any of the Entities identified in clauses “(a)” or “(b)” above.
     Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to an Acquisition Proposal.
     Acquisition Proposal. “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.
     Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions involving:
     (a) any merger, exchange, consolidation, business combination, plan of arrangement, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any of the Acquired Corporations issues securities representing more than 10% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;
     (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 10% (the reference to “10%” in this clause “(b)” shall be replaced by “20%” solely for the purpose of Section 8.3(d) of the Agreement) or more of the consolidated net revenues of the Acquired Corporations during the twelve months period preceding such transaction or series of transactions or consolidated assets of the Acquired Corporations as of the date of such transaction or series of transactions; or
     (c) any liquidation or dissolution of any of the Acquired Corporations.
     Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.
     Antitrust Laws. “Antitrust Laws” shall mean all Legal Requirements that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
     CBCA. “CBCA” shall mean the Colorado Business Corporation Act, as it may be amended from time to time.
     CCAA. “CCAA” shall mean the Colorado Corporations and Associations Act, as it may be amended from time to time.
     COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     Code. “Code” shall mean the United States Internal Revenue Code of 1986, as amended.
     Company Affiliate. “Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder or any similar provisions under non-U.S. Legal Requirements, including Sec. 15 et seq. of the German Corporations Act (Aktiengesetz).
     Company Associate. “Company Associate” shall mean any current or former officer or other employee, or current or former independent contractor, consultant or director, of or to any of the Acquired Corporations or any Company Affiliate.
     Company Common Stock. “Company Common Stock” shall mean the Common Stock, without par value, of the Company.
     Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.
     Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.
     Company Employee Agreement. “Company Employee Agreement” shall mean any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other similar Contract between any of the Acquired Corporations or any Company Affiliate and any current or former director, officer or employee of any of the Acquired Corporations or any Company Affiliate, other than any such Contract that is terminable “at will” (or, with respect to non-U.S. Persons, otherwise similarly terminable) without any obligation on the part of any Acquired Corporation or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit other than severance payments required to be made by any Acquired Corporation under applicable non-U.S. law.

Ex A-2

     Company Employee Plan. “Company Employee Plan” shall mean any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate; or (b) with respect to which any of the Acquired Corporations or any Company Affiliate has or may incur or become subject to any liability or obligation; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.
     Company IP. “Company IP” shall mean: (a) all Intellectual Property Rights in or to the Company Products and all Intellectual Property Rights in or to Company Product Software; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.
     Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect, change, claim, event or circumstance (each, an “Effect”) that, considered together with all other Effects, is materially adverse to, or has a material adverse effect on: (a) the business, condition, operations or financial performance of the Acquired Corporations taken as a whole, other than: (i) any Effect resulting from conditions generally affecting the industries in which the Company participates, to the extent that such conditions do not have a disproportionate impact on the Acquired Corporations; (ii) any Effect resulting from conditions generally affecting the global or any country’s economy as a whole (whether such conditions affecting the global economy as a whole result from a natural disaster, an act of terrorism, sabotage, military action or war or otherwise), to the extent that such conditions do not have a disproportionate impact on the Acquired Corporations; (iii) any Effect resulting from the payment by the Acquired Corporations of the legal, investment banking and other professional advisory fees and out-of-pocket expenses incurred by the Acquired Corporations in connection with the preparation and negotiation of this Agreement and the other agreements referred to in this Agreement and otherwise in connection with the Merger in an amount not to exceed the amount set forth in Item 1 of Part A of the Company Disclosure Schedule; (iv) any Effect resulting from any changes by an Acquired Corporation in its methods of accounting or accounting practices to the extent such changes are required by concurrent changes in GAAP; or (v) any Effect resulting from the circumstances described in Item 2 or Item 3 of Part A of the Company Disclosure Schedule; (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; or (c) the ability of Parent to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation.
     Company Option Plans. “Company Option Plans” shall mean: (a) the Company’s 1993 Stock Option Plan; (b) the Company’s 1997 Stock Option Plan; (c) the Company’s Outside Director Stock Option Plan; (d) the Company’s Non-Employee, Non-Director Officer and Consultant Non-Qualified Stock Option Plan; and (e) the Company’s Long Term Incentive Plan.

Ex A-3

     Company Options. “Company Options” shall mean options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company or otherwise).
     Company Pension Plan. “Company Pension Plan” shall mean each: (a) Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.
     Company Product. “Company Product” shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed, sold or made available, directly or indirectly, by or on behalf of any Acquired Corporation; or (b) currently under development by or for any Acquired Corporation (whether or not in collaboration with another Person).
     Company Product Software. “Company Product Software” shall mean any software (regardless of whether such software is owned by an Acquired Corporation or licensed to an Acquired Corporation by a third party) contained or included in (or material to the operation of) any Company Product or used directly in the development, manufacturing, maintenance, repair, support, testing or performance of any Company Product.
     Company Stock Award. “Company Stock Award” shall mean an award of shares, or awards representing the right to receive in the future shares of Company Common Stock from the Company in accordance with a vesting schedule or issuance schedule (whether awarded by the Company pursuant to the Company Option Plans, assumed by the Company or otherwise awarded by the Company).
     Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
     Contemplated Transactions. “Contemplated Transactions” shall mean the Merger and the other transactions contemplated by the Agreement.
     Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.
     Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Ex A-4

     Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
     ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     Foreign Plan. “Foreign Plan” shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Corporation mandated by a Governmental Body outside the United States; (b) Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside the United States.
     GAAP. “GAAP” shall mean generally accepted accounting principles in the United States.
     Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
     Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. federal, state, local or municipal, non-U.S. or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ National Market).
     HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     Intellectual Property. “Intellectual Property” shall mean algorithms, apparatus, databases, data collections, designs, diagrams, drawings, formulae, inventions (whether or not patentable and including any inventions under Germany’s Act of Employee’s Inventions or any similar Legal Requirement), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Ex A-5

     Intellectual Property Rights. “Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name, service name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights, including design rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, continuations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.
     IRS. “IRS” shall mean the United States Internal Revenue Service.
     Knowledge. “Knowledge,” when used in relation to the Company, means the actual knowledge of any officer of the Company or of the Company’s outside legal counsel at Varnum Riddering Schmidt & Howlett LLP, in each case after reasonable inquiry. For the avoidance of doubt, without limiting any provision of the Agreement, for purposes of the Agreement, including Section 6.1 thereof, the Company shall be deemed to have Knowledge of a particular circumstance, condition or other fact if any Representative of Parent (whether before or after the execution of the Agreement) notifies any officer of the Company of such circumstance, condition or fact.
     Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
     Legal Requirement. “Legal Requirement” shall mean any U.S. federal, state, local, municipal or other (and any non-U.S.) law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD or the NASDAQ Stock Market).
     Nondisclosure Agreement. “Nondisclosure Agreement” shall mean that certain Mutual Nondisclosure Agreement entered into in November 2005 between the Company and Parent, as amended.
     Order. “Order” shall mean any order, writ, injunction, judgment or decree.
     Other Company Representations. “Other Company Representations” shall mean the representations and warranties of the Company contained in the Agreement, other than the Specified Representations.
     Parent Common Stock. “Parent Common Stock” shall mean the Common Stock, par value $0.01 per share, of Parent.
     Person. “Person” shall mean any individual, Entity or Governmental Body.

Ex A-6

     Proxy Statement. “Proxy Statement” shall mean the proxy statement to be sent to the Company’s shareholders in connection with the Company Shareholders’ Meeting.
     Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.
     Representatives. “Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.
     Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.
     SEC. “SEC” shall mean the United States Securities and Exchange Commission.
     Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.
     Specified Action. “Specified Action” shall mean any action taken by the Company, the board of directors of the Company or any member of the board of directors of the Company, which action becomes known to any Person other than the officers and directors of the Company and the Company’s professional advisors, from which a reasonable person would conclude that one or more directors of the Company do not support the Merger or do not believe that the Merger is fair to and in the best interests of the Company’s shareholders.
     Specified Representations. “Specified Representations” shall mean the representations and warranties of the Company contained in Section 2.3 (except for the first two sentences of Section 2.3(c)), Sections 2.12(b), 2.20, 2.21 and 2.23 of the Agreement.
     Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.
     Superior Offer. “Superior Offer” shall mean an unsolicited bona fide written offer by a third party (or any subsequent written offer by such third party that results from the negotiations with such third party in accordance with the Agreement of such third party’s initial unsolicited bona fide written offer) to acquire, by merger or otherwise, in exchange for consideration consisting exclusively of cash or publicly traded equity securities of a corporation that has an aggregate market capitalization of more than $5 billion and a minimum daily trading volume of at least 1% of the outstanding shares of such corporation (or a combination of cash and such publicly traded equity securities), all of the outstanding shares of Company Common Stock, that: (a) was not obtained or made as a direct or indirect result of a breach of any provision of the Agreement or any other Contract under which any Acquired Corporation has any rights or obligations; (b) is not subject to a financing contingency (or that is subject to a financing contingency if, at the time the board of directors of the Company determines that an offer is a Superior Offer, Parent is provided with evidence that reasonably demonstrates that such

Ex A-7

financing will be obtained); and (c) is determined by the board of directors of the Company, in its reasonable, good faith judgment, after obtaining and taking into account a written opinion of an independent financial advisor of nationally recognized reputation, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to the Company’s shareholders than the Merger.
     Tax. “Tax” shall mean any U.S. federal, state, local or municipal, non-U.S. or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, profits tax, alternative minimum tax, environmental tax, capital stock tax, severance tax, occupation tax, windfall profits tax, social security tax, disability tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, interest or inflation linkage), imposed, assessed or collected by or under the authority of any Governmental Body.
     Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to recommend that the Company’s shareholders vote to approve the Agreement, or shall have withdrawn or shall have modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is fair to and in the best interests of the Company’s shareholders; (c) following a written notice to the Company that a Specified Action has occurred or any disclosure, announcement, commencement, submission or making of an Acquisition Proposal, the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is fair to and in the best interests of the Company’s shareholders, in a press release if so requested by Parent, within 10 days after Parent requests in writing that such recommendation or determination be reaffirmed (or if the Company Shareholders’ Meeting is to be held in fewer than 10 days following any Specified Action or any disclosure, announcement, commencement, submission or making of an Acquisition Proposal, then at least two business days before such Company Shareholders’ Meeting is held); (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than confidentiality and similar agreements entered into in accordance with the proviso contained in Section 4.3(a) of the Agreement; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the Company

Ex A-8

recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within 10 business days after such Acquisition Proposal is announced; or (h) the Company or others for whose breaches the Company is responsible under Section 4.3 of the Agreement shall have breached in any material respect any of the provisions set forth in Section 4.3 of the Agreement.
     Unaudited Interim Balance Sheet. “Unaudited Interim Balance Sheet” shall mean the unaudited consolidated interim balance sheet of the Company and its consolidated Subsidiaries as of April 1, 2006, attached as a portion of Part 2.4(c) of the Company Disclosure Schedule.
     The following terms have the meaning set forth in the Sections identified below:

DEFINED TERM	SECTION
Acquired Corporation Returns	2.14(a)
Acquired Corporation 401(k) Plan	5.4(a)
Assumed Options	5.3(a)
Assumed Stock Awards	5.3(d)
Citigroup	2.23
Closing	1.3
Closing Date	1.3
Company Board Recommendation	5.2(b)
Company Certifications	2.4(a)
Company ESPP	2.3(b)
Company Real Property	2.7(b)
Company SEC Documents	2.4(a)
Company Shareholders’ Meeting	5.2(a)
Company Stock Certificate	1.6
Company Subsidiaries	2.1(a)
Conversation Ratio	5.3(a)
Dissenting Share	1.8
Dissenting Shareholder	1.8
Effective Time	1.3
Environmental Law	2.16(f)
Existing D&O Policy	5.5(b)
Filing Date	5.3(b)
German Employee(s)	2.15(q)
Grants	2.13(b)
Indemnified Persons	5.5(a)
Leased Real Property	2.7(b)
Leases	2.7(b)
Materials of Environmental Concern	2.16(f)
Merger Consideration	1.5(a)(iii)
Owned Real Property	2.7(a)
Paying Agent	1.7(a)
Payment Fund	1.7(a)

Ex A-9

DEFINED TERM	SECTION
Pre-Closing Period	4.1
Release	2.15(f)
Required Company Shareholder Vote	2.21
Section 382 and Related Provisions	2.14(l)
Significant Contract	2.9(a)
Specified Definitive Acquisition Agreement	8.1(h)
Surviving Corporation	1.1

Ex A-10

ANNEX B
May 3, 2006
The Board of Directors
Applied Films Corporation
9586 E. I-25 Frontage Road
Longmont, CO 80504
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Applied Films Corporation (the “Company”) of the Merger Consideration (defined below) to be received by such holders (other than Applied Materials, Inc. (“Buyer”) and its affiliates) pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among Buyer, Blue Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of Buyer, and the Company. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”) and (ii) each outstanding share of the common stock, without par value, of the Company (“Company Common Stock”) will be converted into the right to receive $28.50 in cash (the “Merger Consideration”).
In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of the Buyer concerning the business, operations and prospects of the Company. We examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data relating to the Company which were provided to or discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Company Common Stock; the historical and projected earnings and other operating data of the Company; and the capitalization and financial condition of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to other companies whose operations we considered relevant in evaluating those of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.
In rendering our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were

B-1

reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of the Company, nor did we consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.
Citigroup Global Markets Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and currently provide, services to the Company and the Buyer unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and the Buyer for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, the Buyer and their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the Buyer and its affiliates).
Very truly yours,
CITIGROUP GLOBAL MARKETS INC.
/s/ Citigroup Global Markets Inc.

B-2

Annex C
ARTICLE 113 DISSENTERS’ RIGHTS OF THE
COLORADO BUSINESS CORPORATION ACT
7-113-101. Definitions.
     For purposes of this article:
     (1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
     (3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
     (4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
     (5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
     (6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
     (7) “Shareholder” means either a record shareholder or a beneficial shareholder.
7-113-102. Right to dissent.
     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:
     (a) Consummation of a plan of merger to which the corporation is a party if:
     (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

     (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and
     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).
     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:
     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;
     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:
     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;
     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;
     (c) Cash in lieu of fractional shares; or
     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)
     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
     (4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
7-113-103. Dissent by nominees and beneficial owners.
     (1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.
     (2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:
     (a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

7-113-201. Notice of dissenters’ rights.
     (1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202(1).
     (2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202(2).
7-113-202. Notice of intent to demand payment.
     (1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters’ rights shall:
     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and
     (b) Not vote the shares in favor of the proposed corporate action.
     (2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.
     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.
7-113-203. Dissenters’ notice.
     (1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.
     (2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:
     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
     (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and
     (g) Be accompanied by a copy of this article.
7-113-204. Procedure to demand payment.
     (1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and
     (b) Deposit the shareholder’s certificates for certificated shares.
     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.
     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.
     (4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.
7-113-205. Uncertificated shares.
     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.
     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.
7-113-206. Payment.
     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.
     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:
     (a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
     (b) A statement of the corporation’s estimate of the fair value of the shares;
     (c) An explanation of how the interest was calculated;
     (d) A statement of the dissenter’s right to demand payment under section 7-113-209; and
     (e) A copy of this article.
7-113-207. Failure to take action.
     (1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.
7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.
     (1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer.
     (1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).
     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.
7-113-301. Court action.
     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.
     (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).
     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.
     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.
     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.
7-113-302. Court costs and counsel fees.
     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or
     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
The Board of Directors recommends a vote FOR Proposal 1.
PROPOSAL 1: To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated May 4, 2006, by and among Applied Materials, Inc., Blue Acquisition, Inc., a wholly-owned subsidiary of Applied Materials, Inc., and Applied Films Corporation, as it may be amended from time to time.

☐	FOR	☐	AGAINST	☐	ABSTAIN
The Board of Directors recommends a vote FOR Proposal 2.
PROPOSAL 2: To consider and vote upon a proposal to grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of approval of the merger agreement or for any other reason proposed by Applied Films’ board of directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements. No proxy marked against the proposal will be voted in favor of adjournment or postponement of the Special Meeting for the purpose of allowing additional time to enlist proxies in favor of approval of the merger agreement.

☐	I plan to attend the Special Meeting.
☐	I do not plan to attend the Special Meeting.

SIGNATURE	DATE

SIGNATURE	DATE

NOTE: Please sign as your name appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust, corporation, or other entity, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.

APPLIED FILMS CORPORATION
SPECIAL MEETING OF THE SHAREHOLDERS
                    , June ___, 2006
8:00 a.m. Mountain Time, Suite 200
9586 E. I-25 Frontage Road
Longmont, CO 80504
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE SPECIAL MEETING ON JUNE ___, 2006
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Shareholders to be held June ___, 2006, and the Proxy Statement dated May ___, 2006 and hereby appoints Thomas T. Edman and Lawrence D. Firestone, and each of them, each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated on the reverse side hereof, all of the shares of common stock of Applied Films Corporation held of record by the undersigned shareholder(s) on                      ___, 2006, at the Special Meeting of Shareholders to be held on June ___, 2006, or any adjournment or postponement thereof with all of the powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF THIS CARD IS RETURNED WITHOUT VOTING INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AS SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

Internet and Telephone Voting Instructions
You can vote by telephone OR internet! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
To vote using the telephone (within the U.S. and Canada):
▪	Call toll free in the United States or Canada any time on a touchtone telephone. There is NO CHARGE to you for the call.
▪	Follow the simple instructions provided by the recorded message.
To vote using the Internet:
▪	Go to the following website:
www. .com
▪	Enter the information requested on your computer screen and follow the simple instructions.

____________________________________________________
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Mountain time, on June ___, 2006.
THANK YOU FOR VOTING.
(To be signed on the reverse side.)